================================================================================

                                CREDIT AGREEMENT

                          Dated as of December 19, 2003

                                      among

                             QUANTA SERVICES, INC.,
                                as the Borrower,

               THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
                               as the Guarantors,

                             BANK OF AMERICA, N.A.,
           as Administrative Agent, Swing Line Lender, L/C Issuer and
                            Credit-Linked L/C Issuer,

                                       and

                         THE OTHER LENDERS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC,

                     as Lead Arranger and Joint Book Manager

================================================================================

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS..................................................................       1
     1.01     Defined Terms..................................................................................       1
     1.02     Other Interpretive Provisions..................................................................      26
     1.03     Accounting Terms...............................................................................      27
     1.04     Rounding.......................................................................................      27
     1.05     References to Agreements and Laws..............................................................      27
     1.06     Times of Day...................................................................................      28
     1.07     Letter of Credit Amounts.......................................................................      28
ARTICLE II  THE COMMITMENTS AND CREDIT EXTENSIONS............................................................      28
     2.01     Revolving Loans and Credit-Linked Deposits.....................................................      28
     2.02     Borrowings, Conversions and Continuations of Revolving Loans...................................      28
     2.03     Letters of Credit..............................................................................      30
     2.04     Swing Line Loans...............................................................................      37
     2.05     Credit-Linked Deposits and Credit Extensions...................................................      40
     2.06     Conversion to Funded Term Loans; Conversion to Credit-Linked Deposits..........................      50
     2.07     Prepayments....................................................................................      53
     2.08     Termination or Reduction of Commitments........................................................      55
     2.09     Repayment of Loans.............................................................................      56
     2.10     Interest.......................................................................................      56
     2.11     Fees...........................................................................................      57
     2.12     Computation of Interest and Fees...............................................................      57
     2.13     Evidence of Debt...............................................................................      58
     2.14     Payments Generally.............................................................................      58
     2.15     Sharing of Payments............................................................................      60
ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY..........................................................      60
     3.01     Taxes..........................................................................................      60
     3.02     Illegality.....................................................................................      62
     3.03     Inability to Determine Rates...................................................................      62
     3.04     Increased Cost and Reduced Return; Capital Adequacy............................................      62
     3.05     Funding Losses.................................................................................      63
     3.06     Matters Applicable to all Requests for Compensation............................................      64
     3.07     Survival.......................................................................................      64
ARTICLE IV  GUARANTY.........................................................................................      64
     4.01     The Guaranty...................................................................................      64
     4.02     Obligations Unconditional......................................................................      64
     4.03     Reinstatement..................................................................................      65
     4.04     Certain Additional Waivers.....................................................................      65
     4.05     Remedies.......................................................................................      66
     4.06     Rights of Contribution.........................................................................      66
     4.07     Guarantee of Payment; Continuing Guarantee.....................................................      67
ARTICLE V  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.........................................................      67
     5.01     Conditions of Initial Credit Extension.........................................................      67
     5.02     Conditions to all Credit Extensions............................................................      69

     5.03     Conditions to Term Loans.......................................................................      70
ARTICLE VI  REPRESENTATIONS AND WARRANTIES...................................................................      70
     6.01     Existence, Qualification and Power.............................................................      70
     6.02     Authorization; No Contravention................................................................      71
     6.03     Governmental Authorization; Other Consents.....................................................      71
     6.04     Binding Effect.................................................................................      71
     6.05     Financial Statements; No Material Adverse Effect...............................................      71
     6.06     Litigation.....................................................................................      72
     6.07     No Default.....................................................................................      72
     6.08     Ownership of Property; Liens...................................................................      72
     6.09     Environmental Compliance.......................................................................      72
     6.10     Insurance......................................................................................      73
     6.11     Taxes..........................................................................................      73
     6.12     ERISA Compliance...............................................................................      73
     6.13     Subsidiaries...................................................................................      74
     6.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................      74
     6.15     Disclosure.....................................................................................      75
     6.16     Compliance with Laws...........................................................................      75
     6.17     Intellectual Property; Licenses, Etc...........................................................      75
     6.18     Solvency.......................................................................................      75
     6.19     Perfection of Security Interests in the Collateral.............................................      75
     6.20     Business Locations.............................................................................      75
     6.21     Brokers' Fees..................................................................................      76
     6.22     Labor Matters..................................................................................      76
     6.23     Subordination..................................................................................      76
     6.24     Tax Shelter Regulations........................................................................      76
ARTICLE VII  AFFIRMATIVE COVENANTS...........................................................................      76
     7.01     Financial Statements...........................................................................      77
     7.02     Certificates; Other Information................................................................      77
     7.03     Notices........................................................................................      79
     7.04     Payment of Obligations.........................................................................      79
     7.05     Preservation of Existence, Etc.................................................................      79
     7.06     Maintenance of Properties......................................................................      80
     7.07     Maintenance of Insurance.......................................................................      80
     7.08     Compliance with Laws...........................................................................      80
     7.09     Books and Records..............................................................................      80
     7.10     Inspection Rights..............................................................................      81
     7.11     Use of Proceeds................................................................................      81
     7.12     Additional Subsidiaries........................................................................      81
     7.13     ERISA Compliance...............................................................................      81
     7.14     Pledged Assets.................................................................................      82
ARTICLE VIII  NEGATIVE COVENANTS.............................................................................      83
     8.01     Liens..........................................................................................      83
     8.02     Investments....................................................................................      85
     8.03     Indebtedness...................................................................................      85

     8.04     Fundamental Changes............................................................................      87
     8.05     Dispositions...................................................................................      87
     8.06     Restricted Payments............................................................................      87
     8.07     Change in Nature of Business...................................................................      88
     8.08     Transactions with Affiliates and Insiders......................................................      88
     8.09     Burdensome Agreements..........................................................................      88
     8.10     Use of Proceeds................................................................................      89
     8.11     Financial Covenants............................................................................      89
     8.12     Prepayment of Other Indebtedness, Etc..........................................................      89
     8.13     Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.........      90
     8.14     Ownership of Subsidiaries......................................................................      90
     8.15     Sale Leasebacks................................................................................      90
     8.16     Capital Expenditures...........................................................................      90
ARTICLE IX  EVENTS OF DEFAULT AND REMEDIES...................................................................      91
     9.01     Events of Default..............................................................................      91
     9.02     Remedies Upon Event of Default.................................................................      93
     9.03     Application of Funds...........................................................................      94
ARTICLE X  ADMINISTRATIVE AGENT..............................................................................      95
     10.01    Appointment and Authorization of Administrative Agent..........................................      95
     10.02    Delegation of Duties...........................................................................      96
     10.03    Liability of Administrative Agent..............................................................      96
     10.04    Reliance by Administrative Agent...............................................................      97
     10.05    Notice of Default..............................................................................      97
     10.06    Credit Decision; Disclosure of Information by Administrative Agent.............................      97
     10.07    Indemnification of Administrative Agent........................................................      98
     10.08    Administrative Agent in its Individual Capacity................................................      98
     10.09    Successor Administrative Agent.................................................................      99
     10.10    Administrative Agent May File Proofs of Claim..................................................      99
     10.11    Collateral and Guaranty Matters................................................................     100
     10.12    Other Agents; Arrangers and Managers...........................................................     100
ARTICLE XI  MISCELLANEOUS....................................................................................     101
     11.01    Amendments, Etc................................................................................     101
     11.02    Notices and Other Communications; Facsimile Copies.............................................     102
     11.03    No Waiver; Cumulative Remedies.................................................................     103
     11.04    Attorney Costs, Expenses and Taxes.............................................................     103
     11.05    Indemnification by the Borrower................................................................     104
     11.06    Payments Set Aside.............................................................................     105
     11.07    Successors and Assigns.........................................................................     105
     11.08    Confidentiality................................................................................     108
     11.09    Set-off........................................................................................     109
     11.10    Interest Rate Limitation.......................................................................     109
     11.11    Counterparts...................................................................................     109
     11.12    Integration....................................................................................     109
     11.13    Survival of Representations and Warranties.....................................................     110
     11.14    Severability...................................................................................     110

     11.15    Tax Forms......................................................................................     110
     11.16    Replacement of Lenders.........................................................................     112
     11.17    Governing Law..................................................................................     112
     11.18    Waiver of Right to Trial by Jury...............................................................     112
     11.19    Designated Senior Indebtedness.................................................................     113
     11.20    USA Patriot Act Notice.........................................................................     113

SCHEDULES

     1.01(a)           Dispositions
     1.01(b)(1)        Existing Credit-Linked Letters of Credit
     1.01(b)(2)        Existing Letters of Credit
     1.01(c)           Permitted Charges
     2.01              Commitments and Pro Rata Shares
     6.10              Insurance
     6.13              Subsidiaries
     6.17              IP Rights
     6.20(a)           Locations of Real Property
     6.20(b)           Locations of Tangible Personal Property
     6.20(c)           Location of Chief Executive Office, Etc.
     8.01              Liens Existing on the Closing Date
     8.02              Investments Existing on the Closing Date
     8.03              Indebtedness Existing on the Closing Date
     8.08              Affiliate Transactions
     11.02             Certain Addresses for Notices

EXHIBITS

     A                 Form of Letter of Credit Transfer Notice
     B                 Form of Loan Notice
     C                 Form of Request for Credit-Linked Deposit
     D                 Form of Swing Line Loan Notice
     E-1               Form of Revolving Note
     E-2               Form of Swing Line Note
     E-3               Form of Credit-Linked Note
     F                 Form of Compliance Certificate
     G                 Form of Assignment and Assumption
     H                 Form of Joinder Agreement
     I                 Form of Money Market Account Agreement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of December __, 2003 among QUANTA SERVICES, INC., a Delaware corporation (the "Borrower"), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Borrower has requested that the Lenders provide $185,000,000 in credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Credit-Linked Commitments" means the Credit-Linked Commitments of all the Credit-Linked Lenders. The aggregate principal amount of the Credit-Linked Commitment of all the Lenders as in effect on the Closing Date is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

         "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is THIRTY FIVE MILLION DOLLARS ($35,000,000).

         "Agreement" means this Credit Agreement, as amended, modified, supplemented and extended from time to time.

         "Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

                                                              Cash
                                                             Secured            Revolving Loans
               Consolidated                    Letter of    Letter of      --------------------------
Pricing          Leverage        Commitment     Credit       Credit       Eurodollar       Base Rate
 Level            Ratio             Fee          Fee           Fee          Loans            Loans
 -----            -----             ---          ---           ---          -----            -----
    1        < 2.5:1.0             0.375%        1.75%         0.50%        1.75%            0.25%
    2      > or = 2.5:1.0 but      0.375%        2.00%         0.50%        2.00%            0.50%
             < 3.0:1.0

    3      > or = 3.0:1.0 but       0.50%        2.25%         0.50%        2.25%            0.75%
             < 3.5:1.0

    4      > or = 3.5:1.0 but       0.50%        2.50%         0.50%        2.50%            1.00%
             < 4.0:1.0

    5      > or = 4.0:1.0 but       0.50%        2.75%         0.50%        2.75%            1.25%
             < 4.5:1.0

    6      > or = 4.5:1.0          0.625%        3.00%         0.50%        3.00%            1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal quarter ending December 31, 2003 shall be determined based upon Pricing Level 6.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit G.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Auto-Renewal Credit-Linked Letter of Credit" has the meaning specified in Section 2.05(b)(iii).

         "Auto-Renewal Letter of Credit" has the meaning specified in Section 2.03(b)(iii).

         "Availability Period" means, (a) with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of
(i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.08, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02 and (b) with respect to the Credit-Linked Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Credit-Linked Commitments pursuant to Section 2.08 and (iii) the date of termination of the commitment of each Credit-Linked Lender to make Term Loans pursuant to Section 9.02.

         "Bank of America" means Bank of America, N.A. and its successors.

         "BAS" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Benchmark Rate" has the meaning set forth in Section 2.05(i).

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Businesses" means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

         "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Collateralize" means to pledge and deposit with or deliver to (a) the Administrative Agent, for the benefit of the L/C Issuer and the Lenders with a Revolving Commitment, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders) or (b) the Administrative Agent, for the benefit of the Credit-Linked L/C Issuer and the Credit-Linked Lenders, as collateral for the Credit-Linked L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Credit-Linked L/C Issuer (which documents are hereby consented to by the Credit-Linked Lenders), as the context may require. Derivatives of such term have corresponding meanings.

         "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve
(12) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited such that 95% of such Investments are of the character described in the foregoing subdivisions (a) through (d).

         "Cash-Secured Letter of Credit" means any Letter of Credit issued pursuant to Section 2.03 which is secured by cash pledged and deposited with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

         "Change of Control" means an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that (i) a person or group shall be deemed to have "beneficial ownership" of all Capital Stock that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time and (ii) an entity shall not be deemed to have "beneficial ownership" of any Capital Stock owned by any member of the Borrower's board of directors employed by or affiliated with such entity), directly or indirectly, of thirty eight percent (38%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) the occurrence of a "Fundamental Change" (or any comparable term) under, and as defined in, the 2000 Subordinated Documents; or

                  (d) the occurrence of a "Fundamental Change" (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents.

         "Closing Date" means the date hereof.

         "Collateral" means a collective reference to all real and personal Property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

         "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Money Market Account Agreement, the Mortgages and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

         "Commitment" means, as to each Lender, the Revolving Commitment of such Lender and/or the Credit-Linked Commitment of such Lender.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit F.

         "Consolidated Asset Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Net Assets to (b) Consolidated Funded Indebtedness (other than Subordinated Indebtedness) as of such date minus unrestricted cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

         "Consolidated Capital Expenditures" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all capital expenditures (including, without limitation, any capitalized software development costs), as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase Property that is the same as or similar to the Property subject to such Involuntary Disposition or (b) Permitted Acquisitions.

         "Consolidated EBIT" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) the provision for taxes based on income or revenues payable by the Borrower and its Subsidiaries for such period, (c) without duplication, the Permitted Charges for such period and (d) without duplication, Non-Cash Charges for such period, as determined in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the end of the fiscal quarters ending December 31, 2003 and March 31, 2004, Consolidated EBIT for the twelve month period ending as of the applicable fiscal quarter shall be determined as follows:

         Date of Fiscal Quarter End

         December 31, 2003          $18,050,000 plus actual Consolidated EBIT
                                    for the six month period ending on December
                                    31, 2003

         March 31, 2004             $18,050,000 plus actual Consolidated EBIT
                                    for the nine month period ending on March
                                    31, 2004

         "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBIT for such period plus (b) the amount of depreciation and amortization expense for such period (to the extent deducted in calculating Consolidated Net Income for such period), all as determined in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the end of the fiscal quarters ending December 31, 2003 and March 31, 2004, Consolidated EBITDA for the twelve month period ending as of the applicable fiscal quarter shall be determined as follows:

         Date of Fiscal Quarter End

         December 31, 2003          $48,550,000 plus actual Consolidated EBITDA
                                    for the six month period ending on December
                                    31, 2003

         March 31, 2004             $33,750,000 plus actual Consolidated EBITDA
                                    for the nine month period ending on March
                                    31, 2004

         "Consolidated Funded Indebtedness" means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP; provided, however, that Consolidated Interest Expense for the twelve month period ending as of the fiscal quarters ending December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004 shall equal the following:

         Date of Fiscal Quarter End

         December 31, 2003          $21,500,000

         March 31, 2004             $16,125,000 plus actual Consolidated
                                    Interest Expense for the three month period ending on March 31, 2004

         June 30, 2004              $10,750,000 plus actual Consolidated
                                    Interest Expense for the six month period ending on June 30, 2004

         September 30, 2004         $5,375,000 plus actual Consolidated Interest
                                    Expense for the nine month period ending on September 30, 2004

         "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBIT for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) to (b) the sum of (i) Consolidated Interest Expense for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) minus (ii) all interest expense attributable to capitalized loan costs and the amount of fees paid in connection with the issuance of letters of credit on behalf of the Borrower or any Subsidiary during such period.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date minus unrestricted cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

         "Consolidated Net Accounts" means, as of any date of determination, accounts receivable set out in the balance sheet of the Borrower and its Subsidiaries as accounts receivable, net of allowances, and in each case, as determined in accordance with GAAP.

         "Consolidated Net Assets" means, as of any date of determination, the sum of (a) Consolidated Net Accounts plus (b) Consolidated Net PP&E.

         "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

         "Consolidated Net PP&E" means, as of any date of determination, the difference of (a) total property, plant and equipment of the Borrower and its Subsidiaries set out in the consolidated balance sheet of the Borrower and its Subsidiaries minus (b) accumulated depreciation expense attributed to such items, set out in the consolidated balance sheet of the Borrower and its Subsidiaries as "property and equipment, net" and in each case, as determined in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

         "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (other than Subordinated Indebtedness) as of such date minus unrestricted cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "Credit Extension" means each of the following: (a) a Borrowing, (b) an L/C Credit Extension and (c) a Credit-Linked Credit Extension (including the making of certain proceeds in the Credit Linked Deposit Account available as a Term Loan).

         "Credit-Linked Commitment" means, as to each Lender, its obligation (a) to make the Credit-Linked Deposit to the Administrative Agent pursuant to
Section 2.01(b) in the principal amount set forth opposite such Lender's name on
Schedule 2.01 and (b) to make Term Loans to the Borrower with the Dollars deposited in the Credit-Linked Deposit pursuant to Section 2.06(a), as such amount may be reduced from time to time in accordance with this Agreement.

         "Credit-Linked Credit Extension" means (a) with respect to any Credit-Linked Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal, reinstatement or increase of the amount thereof,
(b) the transfer of a Letter of Credit to a Credit-Linked Letter of Credit and
(c) the making of any Term Loans.

         "Credit-Linked Deposit" has the meaning set forth in Section
2.05(c)(ii).

         "Credit-Linked Deposit Account" means the deposit account established by the Administrative Agent in its name and under its sole and exclusive control at its offices in Dallas, Texas, designated as the "Bank of America, N.A. as Administrative Agent Quanta Services, Inc. Credit Linked Deposit Account" that shall be used solely for the purposes set forth in Sections 2.05(c)(ii) and
(iii) and in Section 2.06(a)(iii).

         "Credit-Linked Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Credit-Linked Facility Fee" has the meaning set forth in Section 2.05(k).

         "Credit-Linked Fronting Fee" has the meaning set forth in Section 2.05(l).

         "Credit-Linked Honor Date" has the meaning set forth in Section 2.05(c)(i).

         "Credit-Linked Issuance Limits" has the meaning set forth in Section 2.05(a)(ii).

         "Credit-Linked L/C Advance" means, with respect to each Credit-Linked Lender, such Credit-Linked Lender's funding of its participation in any Credit-Linked L/C Borrowing in accordance with its Pro Rata Share pursuant to
Section 2.05(c).

         "Credit-Linked L/C Borrowing" means, without duplication, an extension of credit resulting from a drawing under any Credit-Linked Letter of Credit which has not been reimbursed on the date when made or refinanced by a Credit-Linked L/C Advance or a Term Loan.

         "Credit-Linked L/C Issuer" means Bank of America in its capacity as issuer of Credit-Linked Letters of Credit hereunder, or any successor issuer of Credit-Linked Letters of Credit hereunder.

         "Credit-Linked L/C Issuer Documents" means with respect to any Credit-Linked Letter of Credit issued by the Credit-Linked L/C Issuer, such Credit-Linked Letter of Credit, any applications for issuance or amendment of such Credit-Linked Letter of Credit, and any other document, agreement and instrument entered into by the Credit-Linked L/C Issuer and the Borrower or by the Borrower in favor of the Credit-Linked L/C Issuer and relating to any such Credit-Linked Letter of Credit, including any of the Credit-Linked L/C Issuer's standard form documents for issuances and amendments of letters of credit and guarantees or other similar undertakings.

         "Credit-Linked L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Credit-Linked Letters of Credit plus the aggregate of all outstanding Unreimbursed Credit-Linked Amounts in respect to any Credit-Linked Letters of Credit, including, without duplication, all Credit-Linked L/C Borrowings arising from any Credit-Linked Letters of Credit.

         "Credit-Linked Lenders" means the Lenders that have a Credit-Linked Commitment.

         "Credit-Linked Letter of Credit" means (a) any letter of credit issued pursuant to Section 2.05, (b) any Letter of Credit transferred to a Credit-Linked Letter of Credit pursuant to Section 2.05(a)(vi) and (c) any Existing Credit-Linked Letter of Credit. A Credit-Linked Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Credit-Linked Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the Credit-Linked L/C Issuer.

         "Credit-Linked Nonrenewal Notice Date" has the meaning set forth in
Section 2.05(b)(iii).

         "Credit-Linked Note" has the meaning set forth in Section 2.13(a).

         "Credit-Linked Obligations means, without duplication, as at any date of determination, the aggregate of all Credit-Linked L/C Obligations on such date plus the aggregate amount of the Term Loans outstanding on such date.

         "Credit-Linked Participation" has the meaning set forth in Section 2.05(c)(ii).

         "Debt Issuance" means the issuance by the Borrower or any Subsidiary of any Indebtedness.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan or Credit-Linked L/C Advance, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan or Credit-Linked L/C Advance plus 2% per annum, in each case to the fullest extent permitted by applicable Laws. For purposes of this definition, the "Applicable Rate" with respect to any Term Loan or Credit-Linked L/C Advance shall be deemed to be 3.00% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or the Credit-Linked Deposits, participations in L/C Obligations or Credit-Linked L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries, (iii) any sale, lease, license, transfer or other disposition of Property by the Borrower or any Subsidiary to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 7.14 after giving effect to such transaction, (iv) any Involuntary Disposition by the Borrower or any Subsidiary,
(v) any Disposition by the Borrower or any Subsidiary to the extent constituting a Permitted Investment, (vi) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary, and (vii) any sale, transfer or other disposition of those assets identified on
Schedule 1.01(a) attached hereto.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Earn Out Obligations" means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligation shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

         "Eligible Assets" means Property that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

         "Eligible Assignee" has the meaning set forth in Section 11.07(g).

         "Environmental Laws" means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Issuance" means any issuance by the Borrower or any Subsidiary to any Person of shares of its Capital Stock, other than (a) any issuance of shares of its Capital Stock pursuant to the exercise of options or warrants, (b) any issuance of shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Capital Stock, and (d) any issuance by the Borrower of shares of its Capital Stock as consideration for a Permitted Acquisition. The term "Equity Issuance" shall not be deemed to include any Disposition.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Base Rate" means, for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Base Rate for such Eurodollar Loan for such Interest Period by (b) one minus the Eurodollar Reserve Percentage for such Eurodollar Loan for such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as "Eurocurrecy liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" has the meaning set forth in Section 9.01.

         "Excluded Property" means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by
Section 7.12, (a) any owned or leased real or personal Property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, and (c) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property.

         "Existing Credit-Linked Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01(b)(1).

         "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01(b)(2).

         "Facilities" means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Borrower or any Subsidiary.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated November 12, 2003 among the Borrower, the Administrative Agent and BAS.

         "Foreign Lender" has the meaning set forth in Section 11.15(a)(i).

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Funded Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b)      all purchase money Indebtedness;

                  (c) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties and similar instruments;

                  (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including without limitation, any Earn Out Obligations;

                  (e) the Attributable Indebtedness of Capital Leases and Synthetic Leases;

                  (f) the Attributable Indebtedness of Securitization Transactions;

                  (g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date;

                  (h) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (g) above of another Person; and

                  (i)      all Indebtedness of the types referred to in clauses
         (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

         For purposes hereof, (x) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

         "Guarantors" means each Domestic Subsidiary of the Borrower and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Honor Date" has the meaning set forth in Section 2.03(c).

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a)      all Funded Indebtedness;

                  (b)      net obligations under any Swap Contract;

                  (c)      all obligations arising under surety bonds;

                  (d) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a), (b) and (c) above of any other Person; and

                  (e)      all Indebtedness of the types referred to in clauses
         (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         For purposes hereof (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

         "Indemnified Liabilities" has the meaning set forth in Section 11.05.

         "Indemnitees" has the meaning set forth in Section 11.05.

         "Interest Payment Date" means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, (a) as to the Credit-Linked Deposits, the period commencing on the date any such Credit-Linked Deposit is made and ending on the date three months thereafter, (b) as to Credit-Linked L/C Advances and Term Loans, the period commencing on the date any such Credit-Linked L/C

Advance or Term Loan is made (except with respect to Term Loans made from the proceeds of the Credit-Linked Deposits pursuant to Sections 2.06(a)(i)(A) or
(B), the Interest Period shall be deemed to commence on the same day as the Interest Period commencement date for the Credit-Linked Deposits, and with respect to Term Loans made through the conversion of Credit-Linked L/C Advances pursuant to Section 2.06(a)(i)(C), the Interest Period shall be deemed to commence on the same day as the Interest Period commencement date for the Credit-Linked Deposits, if any, on the date of such conversion) and ending on the earlier of (x) the date three months thereafter and (y) the last day of the Interest Period with respect to the Credit-Linked Deposits, (c) after the initial Interest Periods described in (a) and (b) above as to Credit-Linked Deposits, Credit-Linked L/C Advances and Term Loans, the period commencing on the last day of the immediately preceding Interest Period and ending on the date three months thereafter and (d) as to each Revolving Loan that is a Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                           (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period shall extend beyond the Maturity Date;

                  provided further that after the occurrence and during the continuance of an Event of Default, the Required Credit-Linked Lenders, acting through the Administrative Agent, may designate one or more Interest Periods for the Credit-Linked L/C Advances and/or the Term Loans which are shorter than that set forth above, such designation to be effective after the last day of the applicable existing Interest Period.

         "Interim Financial Statements" has the meaning set forth in Section 5.01(c).

         "Internal Revenue Code" means the Internal Revenue Code of 1986.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any of its Subsidiaries.

         "IP Rights" has the meaning set forth in Section 6.17.

         "IRS" means the United States Internal Revenue Service.

         "Issuers" means the collective reference to the L/C Issuer and the Credit-Linked L/C Issuer and "Issuer" means any one of them.

         "Issuer-Related Persons" means any Issuer, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Issuer and its Affiliates.

         "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit H executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

         "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all outstanding Unreimbursed Amounts, including, without duplication, all L/C Borrowings.

         "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto and their successors and assigns and, as the context requires, includes the L/C Issuer, the Credit-Linked L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means (a) any letter of credit issued pursuant to
Section 2.03 and (b) any Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) $35,000,000 (as such amount may be increased pursuant to Section 2.02(f)). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Letter of Credit Transfer Notice" means a notice of transfer of a Letter of Credit to a Credit-Linked Letter of Credit pursuant to Section 2.05(a)(vi), which shall be substantially in the form of Exhibit A.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan, Swing Line Loan or Term Loan.

         "Loan Documents" means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application, each Joinder Agreement, the Collateral Documents, each Request for Credit Extension, each Compliance Certificate, the Fee Letter and each other document, instrument or agreement from time to time executed by the Borrower or any of its Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement.

         "Loan Notice" means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other, (c) a request for the making of Term Loans from the proceeds of the Credit-Linked Deposits pursuant to
Section 2.06(a) or (d) a continuation of Eurodollar Rate Loans, pursuant to
Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Maturity Date" means (a) as to the Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations), December 19, 2007 and
(b) as to the Credit-Linked Letters of Credit (and the related Credit-Linked L/C Obligations) and the Term Loans, June 19, 2008.

         "Money Market Account Agreement" means the Money Market Account Agreement dated as of the Closing Date between the Administrative Agent and Bank of America, as depository, substantially in the form of Exhibit I attached hereto, concerning the Credit-Linked Deposit Account, as amended, modified, restated or supplemented from time to time.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgaged Property" means any real property that is owned or leased by a Loan Party and is subject to a Mortgage.

         "Mortgages" means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent a security interest in the fee interest and/or leasehold interests of any Loan Party in (i) each of the real properties designated as a "Mortgaged Property" on Schedule 6.20(a) and (ii) each real property (other than Excluded Property) acquired or leased by a Loan Party subsequent to the Closing Date, as the same may be amended, modified, restated or supplemented from time to time.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Non-Cash Charges" means, for any period, the amount of non-cash charges determined in accordance with GAAP; provided that if any cash outlay is made during such period in respect of such non-cash charge, only the amount of such non-cash charge which exceeds the amount of the cash outlay may be added back to Consolidated Net Income for purposes of calculating Consolidated EBIT.

         "Nonrenewal Notice Date" has the meaning specified in Section 2.03(b)(iii).

         "Note" or "Notes" means the Revolving Notes, the Swing Line Note and/or the Credit-Linked Notes, individually or collectively, as appropriate.

         "Obligations" means all advances to, and debts, liabilities, indemnities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Credit-Linked Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract between any Loan Party and any Lender or Affiliate of a Lender.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date;
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; and (iii) with respect to any Credit-Linked L/C Obligations on any date, the amount of such Credit-Linked L/C Obligations on such date after giving effect to any Credit-Linked Credit Extension occurring on such date and any other changes in the aggregate amount of the Credit-Linked L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Credit-Linked Letters of Credit or any reductions in the maximum amount available for drawing under Credit-Linked Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 11.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisitions" means Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11(b) and (c) as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b),
(v) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date,
(vi) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower, (vii) immediately after giving effect to such Acquisition, there shall be at least $10,000,000 of availability existing under the Aggregate Revolving Commitments, (viii) the cash consideration paid for any such Acquisition shall not exceed (a) if the Consolidated Leverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 3.5 to 1.0, $20,000,000 or (b) if the Consolidated Leverage Ratio (calculated on a Pro Forma Basis) is less than 3.5 to 1.0, $40,000,000 and (ix) the aggregate cash consideration for all such Acquisitions occurring during any fiscal year shall not exceed (a) if the Consolidated Leverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 3.5 to 1.0, $40,000,000 or (b) if the Consolidated Leverage Ratio (calculated on a Pro Forma Basis) is less than 3.5 to 1.0, $80,000,000.

         "Permitted Charges" means, for any period, the sum of (a) lease termination expenses and severance costs not exceeding $5,000,000 in the aggregate which relate to the organizational restructuring of the Borrower and its Subsidiaries, plus the amounts attributable to written off loan costs and any make whole amounts plus (b) those costs and expenses of the Borrower identified on Schedule 1.01(c) attached hereto to the extent incurred during such period.

         "Permitted Investments" means, at any time, Investments by the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.

         "Permitted Liens" means, at any time, Liens in respect of Property of the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreement" means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

         "Pro Forma Basis" means, for purposes of calculating the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Senior Leverage Ratio, that any Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such Acquisition for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and
(B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction shall be deemed to have been incurred as of the first day of the applicable period.

         "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculation of the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

         "Pro Rata Share" means, as to each Lender at any time, (a) with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, and (b) with respect to such Lender's Credit-Linked Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate principal amount of (i) the Term Loans held by such Lender at such time and (ii) the amount of Credit-Linked Deposits held by such Lender at such time and the denominator of which is the aggregate principal amount of (i) the Term Loans at such time and (ii) the Total Credit-Linked Deposit at such time;

provided that if the commitment of the Credit-Linked L/C Issuer to make Credit-Linked Credit Extensions has been terminated pursuant to Section 9.02, then the numerator of such fraction shall be such Lender's Outstanding Amount of all Obligations, and the denominator shall be the Outstanding Amount of all Obligations of all Lenders at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Property" means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

         "Register" has the meaning set forth in Section 11.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, a making of proceeds in the Credit-Linked Deposit, a Term Loan or the conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension or Credit-Linked Credit Extension (other than a Term Loan), a Letter of Credit Application or Credit-Linked Letter of Credit Application, as applicable and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice, or in the event that an "auto borrow" or "zero balance" or similar arrangement shall be in place with the Swing Line Lender, such form of request required by such alternative notice arrangements.

         "Request for Credit-Linked Deposit" means a request to prepay the Term Loans by depositing Dollars in the Credit-Linked Deposit Account, which shall be substantially in the form of Exhibit C.

         "Required Credit-Linked Lenders" means, at any time, Credit-Linked Lenders holding in the aggregate more than fifty percent (50%) of the Credit-Linked Deposits, the outstanding Credit-Linked L/C Obligations and the outstanding Term Loans. The Credit-Linked Deposits of, the outstanding Credit-Linked Obligations and the outstanding Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Credit-Linked Lenders.

         "Required Lenders" means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a)(i) the Revolving Commitments and (ii) the Credit-Linked Deposits, the outstanding Credit-Linked L/C Obligations and the outstanding Term Loans or (b) if the Revolving Commitments have been terminated, the Credit-Linked Deposits, the outstanding Loans, L/C Obligations, Credit-Linked L/C Obligations and Swing Line Loans and participations therein. The Revolving Commitments of, Credit-Linked Deposits of, the outstanding Credit-Linked Obligations and the outstanding Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Required Revolving Lenders" means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Revolving Loans, L/C Obligations and Swing Line Loans and participations therein. The Revolving Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or general counsel of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

         "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be reduced or increased from time to time in accordance with this Agreement.

         "Revolving Loan" has the meaning specified in Section 2.01(a).

         "Revolving Note" has the meaning specified in Section 2.13(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Sale and Leaseback Transaction" means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any Property, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Securitization Transaction" means any financing transaction or series of related financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Borrower that is not a Loan Party.

         "Security Agreement" means the security agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

         "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subordinated Indebtedness" means the (a) unsecured Indebtedness under
(i) the 2000 Subordinated Documents, as amended or modified from time to time in accordance with the terms hereof and (ii) the 2003 Convertible Subordinated Debentures, as amended or modified from time to time in accordance with the terms hereof and (b) any other unsecured Indebtedness of the Borrower or any Subsidiary which by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents on terms and conditions and evidenced by documentation reasonably satisfactory to the Administrative Agent.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Loan Notice" means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit D.

         "Swing Line Note" has the meaning specified in Section 2.13(a).

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

         "Term Loan" has the meaning specified in Section 2.06(a)(i).

         "Term Loan Issuance Date" has the meaning specified in Section 2.06(a)(iii).

         "Threshold Amount" means $2,000,000.

         "Total Credit-Linked Deposit" means, at any time, the sum of all Credit-Linked Lenders' Credit-Linked Deposits, as the same may be reduced from time to time. As of the Closing Date, the amount of the Total Credit-Linked Deposit is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

         "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

         "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UCP" has the meaning specified in Section 2.03(h).

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         "Unreimbursed Credit-Linked Amount" has the meaning set forth in
Section 2.05(c)(i).

         "Unused Amount" has the meaning set forth in Section 2.06(a)(i).

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wholly Owned Subsidiary" means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

         "2000 Subordinated Documents" means the 2000 Subordinated Indenture and all other documents executed and delivered in connection with the 2000 Subordinated Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "2000 Subordinated Indenture" means that certain Subordinated Indenture dated as of July 25, 2000 as supplemented by that certain First Supplemental Indenture dated as of July 25, 2000, in each case between the Borrower, as issuer and Chase Bank of Texas, National Association, as trustee, as amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.

         "2003 Convertible Subordinated Debentures" means those 4.5% Convertible Subordinated Debentures of the Borrower due 2023 issued pursuant to the 2003 Subordinated Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "2003 Convertible Subordinated Debentures Documents" means the 2003 Convertible Subordinated Debentures, the 2003 Subordinated Indenture and all other documents executed and delivered in respect of the 2003 Convertible Subordinated Debentures and the 2003 Subordinated Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "2003 Subordinated Indenture" means that certain Indenture dated as of October 17, 2003 between the Borrower, as issuer, and Wells Fargo Bank, N.A., as trustee, as amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.

1.02     Other Interpretive Provisions.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b)      (i)      The words "herein," "hereto," "hereof" and
         "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                           (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                           (iii) The term "including" is by way of example and not limitation.

                           (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03     Accounting Terms.

         (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations except as expressly provided herein) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

         (b) The Borrower will provide a written summary of changes in GAAP that are material to the Borrower and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with
Section 7.02(a). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Senior Leverage Ratio shall be made on a Pro Forma Basis.

1.04     Rounding.

         Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be carried to two decimal places and shall be calculated by dividing the appropriate component by the other component, carrying the result to three decimal places and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     References to Agreements and Laws.

         Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06     Times of Day.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07     Letter of Credit Amounts.

         Unless otherwise specified, (a) all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time and
(b) all references herein to the amount of a Credit-Linked Letter of Credit at any time shall be deemed to mean the maximum face amount of such Credit-Linked Letter of Credit after giving effect to all increases thereof contemplated by such Credit-Linked Letter of Credit or the Credit-Linked Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Revolving Loans and Credit-Linked Deposits.

         (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and
(ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under
Section 2.07, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

         (b) Credit-Linked Deposits. Subject to the terms and conditions set forth herein, each Credit-Linked Lender severally agrees to fund such Lender's Credit-Linked Deposit to the Administrative Agent in Dollars on the Closing Date in an amount equal to its Credit-Linked Commitment for deposit by the Administrative Agent in the Credit-Linked Deposit Account.

2.02     Borrowings, Conversions and Continuations of Revolving Loans.

         (a) Each Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Revolving Loans that are Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Revolving Loans that are Eurodollar Rate Loans or any conversion of Revolving Loans that are Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Revolving Loans that are Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of Revolving Loans that are Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of Revolving Loans that are Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Loans that are Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Revolving Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice pursuant to Section 2.02(a), the Administrative Agent shall promptly notify each Lender with a Revolving Commitment of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender with a Revolving Commitment of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender with a Revolving Commitment shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Revolving Loan that is a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Revolving Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders with a Revolving Commitment of the interest rate applicable to any Interest Period for Revolving Loans that are Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Revolving Loans that are Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders with a Revolving Commitment of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Revolving Loans.

         (f) The Borrower may at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Aggregate Revolving Commitments by up to FIFTY MILLION DOLLARS ($50,000,000) with additional Revolving Commitments from any existing Lender or new Revolving Commitments from any other Person selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld); provided that:

                  (i) any such increase shall be in a minimum principal amount of $5 million and in integral multiples of $5 million in excess thereof;

                  (ii) no Default or Event of Default shall be continuing at the time of any such increase;

                  (iii) no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender's sole and absolute discretion; and

                  (iv) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent.

In connection with any such increase in the Aggregate Revolving Commitments, the Letter of Credit Sublimit shall be increased by the same amount and Schedule
2.01 shall be revised by the Administrative Agent to reflect the new Revolving Commitments and distributed to the Lenders.

2.03     Letters of Credit.

         (a)      The Letter of Credit Commitment.

                  (i)      Subject to the terms and conditions set forth herein,
         (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders with a Revolving Commitment set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any of its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders with a Revolving Commitment severally agree to participate in Letters of Credit issued for the account of the Borrower or any Subsidiary; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender with a Revolving Commitment shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Commitment or (z) the Outstanding

         Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to borrowers generally; or

                           (E) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $200,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars (or such lesser amount as may be agreed to by the L/C Issuer, in its sole discretion).

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (iv) The L/C Issuer shall be under no obligation to issue or amend any Letter of Credit if the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall (x) be accompanied by a written notification from the Borrower stating that such application is related to a Letter of Credit to be issued pursuant to Section 2.03 and (y) specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) whether or not the requested Letter of Credit will be a Cash-Secured Letter of Credit pursuant to the Borrower's pledge and deposit of cash pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or any Subsidiary, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender with a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
         Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Notwithstanding the foregoing, if the Borrower elects to deposit cash with the Administrative Agent to secure any Letter of Credit, any Unreimbursed Amount with respect to such Letter of Credit shall be funded with such cash on the Honor Date.

                  (ii) Each Lender with a Revolving Commitment (including the Lender acting as L/C Issuer) shall upon any notice pursuant to
         Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
         Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by (A) a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason or (B) with cash pledged and deposited with the Administrative Agent to secure such Unreimbursed Amount, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, or
         (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender with a Revolving Commitment fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in
         Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                  (vii) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for the full amount of any and all drawings under such Letter of Credit.

         (d)      Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
         Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender with a Revolving Commitment shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative

         Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g)      Cash Collateral. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of such L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders with a Revolving Commitment, a security interest in all such cash, deposit accounts and all balances in the applicable cash collateral accounts and all proceeds therein. Such cash collateral shall be maintained in blocked deposit accounts at Bank of America. Furthermore, at the time of the issuance of any Letter of Credit pursuant to Section 2.03(b), the Borrower may, in its sole and absolute discretion, deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders with a Revolving Commitment, as collateral for such Letter of Credit, cash pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "UCP") at the time of issuance shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account (i) a one time fronting fee for each commercial Letter of Credit equal to 1/8 of 1% times the amount of such commercial Letter of Credit, due and payable at the time of issuance and (ii) a fronting fee with respect to each standby Letter of Credit in an amount equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn thereunder (whether or not such maximum amount is then in effect under such Letter of Credit), due and payable quarterly in arrears on the Business Day immediately following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such standby Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (l) Transfer of Letter of Credit to Credit-Linked Letter of Credit. The Borrower may elect, one time per fiscal quarter, to transfer Letters of Credit to Credit-Linked Letters of Credit provided that any such transfer complies with the terms of Section 2.05(a)(vi).

         (m) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.03(a), a Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such request shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

2.04     Swing Line Loans.

         (a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.07, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender with a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding the foregoing, however, in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Swing Line Lender, the Borrower shall request Swing Line Loans pursuant to such alternative notice arrangements, if any, provided thereunder or in connection therewith, and each Swing Line Loan advance shall be in such minimum amounts, if any, provided by such arrangement.

         (c)      Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender with a Revolving Commitment make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender with a Revolving Commitment shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with
         Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders with a Revolving Commitment fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender with a Revolving Commitment fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d)      Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender with a Revolving Commitment shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05     Credit-Linked Deposits and Credit Extensions.

         (a)      Credit-Linked Letters of Credit.

                  (i)      Subject to the terms and conditions set forth herein,
         (A) the Credit-Linked L/C Issuer agrees, in reliance upon the agreements of the Credit-Linked Lenders set forth in this Section 2.05, from time to time on any Business Day during the period from the Closing Date until the Credit-Linked Expiration Date, to issue Credit-Linked Letters of Credit denominated in Dollars for the account of the Borrower or any Subsidiary, and (B) the Credit-Linked L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.05, (1) to amend, extend, reinstate or renew Credit-Linked Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Credit-Linked Letters of Credit; and (C) the Credit-Linked Lenders severally agree to participate in Credit-Linked Letters of Credit issued or outstanding hereunder for the account of the Borrower or any Subsidiary as provided in Section 2.05(c), and all reimbursement obligations and rights hereunder in respect thereof and the Credit-Linked L/C Issuer Documents with respect thereto and the Credit-Linked L/C Issuer hereby grants to the Credit-Linked Lenders such participation interests in such Credit-Linked Letters of Credit and all reimbursement obligations and rights hereunder in respect thereof and such related Credit-Linked L/C Issuer Documents; provided that the Borrower shall not request the issuance of any Credit-Linked Letter of Credit, the Credit-Linked L/C Issuer shall not be obligated to issue any Credit-Linked Letter of Credit, and no Credit-Linked Lender shall participate in any Credit-Linked Letter of Credit if as of the date of such Credit-Linked Credit Extension, (I) the sum of the Outstanding Amount of (x) all Credit-Linked Letters of Credits plus (y) the aggregate of the Unreimbursed Credit-Linked Amounts with respect to Credit-Linked Letters of Credit would exceed the principal amount of the Total Credit-Linked Deposit; (II) any Credit-Linked Lender's Pro Rata Share of the sum of the Outstanding Amount of (x) all Credit-Linked Letters of Credits and (y) the aggregate of the Unreimbursed Credit-Linked Amounts with respect to the Credit-Linked Letters of Credit would exceed the principal amount of such Credit-Linked Lender's Credit-Linked Deposit; or (III) the expiry date of any such requested Credit-Linked Letter of Credit would occur after the Credit-Linked Expiration Date, unless all the Credit-Linked Lenders have approved such expiry date; and provided further that in determining the availability hereunder with respect to any Credit-Linked Letter of Credit issued or outstanding hereunder, the Total Credit-Linked Deposit will be deemed to be utilized in respect of each Credit-Linked Letter of Credit in an amount equal to the maximum amount available to be drawn under each such Credit-Linked Letter of Credit after giving effect to all increases thereof contemplated by such Credit-Linked Letter of Credit (whether or not such maximum amount is in effect at such time). Furthermore, the Credit-Linked L/C Issuer shall not be obligated to issue any Credit-Linked Letter of Credit if after giving effect to the issuance of such Credit-Linked Letter of Credit, the aggregate Outstanding Amount of Credit-Linked Letters of Credit having expiry dates after the applicable reduction date specified in Section 2.08(c) plus the aggregate of Unreimbursed Credit-Linked Amount plus the aggregate Term Loans outstanding would exceed the aggregate amount of the Credit-Linked Deposits and Term Loans on such applicable dates permitted by Section 2.08(c).

                  (ii) Within the foregoing limits (the "Credit-Linked Issuance Limits"), and subject to the terms and conditions hereof, the Borrower's ability to obtain Credit-Linked Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain

         Credit-Linked Letters of Credit to replace Credit-Linked Letters of Credit that have expired, been terminated or cancelled, or that have been drawn upon and reimbursed. Notwithstanding anything to the contrary set forth herein, (a) if any portion of the Total Credit-Linked Deposit is utilized to reimburse the Credit-Linked L/C Issuer for any amounts drawn under any Credit-Linked Letter of Credit pursuant to Section 2.05(c) hereof, the Total Credit-Linked Deposit shall be permanently reduced by the corresponding amount utilized to reimburse the Credit-Linked L/C Issuer and shall not be reinstated or
         (b) if any portion of the Total Credit-Linked Deposit is utilized to make Term Loans pursuant to Section 2.06(a) hereof, the Total Credit-Linked Deposit shall be reduced by the corresponding amount utilized to make Term Loans.

                  (iii) The Credit-Linked L/C Issuer shall be under no obligation to issue any Credit-Linked Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Credit-Linked L/C Issuer from issuing such Credit-Linked Letter of Credit, or any Law applicable to the Credit-Linked L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Credit-Linked L/C Issuer shall prohibit, or request that the Credit-Linked L/C Issuer refrain from, the issuance of letters of credit generally or such Credit-Linked Letter of Credit in particular or shall impose upon the Credit-Linked L/C Issuer with respect to such Credit-Linked Letter of Credit any restriction, reserve or capital requirement (for which the Credit-Linked L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Credit-Linked L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Credit-Linked L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.05(b)(iii), the expiry date of such requested Credit-Linked Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Credit-Linked Lenders have approved such expiry date;

                           (C)      the expiry date of such requested
                  Credit-Linked Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Credit-Linked Letter of Credit would violate one or more policies of the Credit-Linked L/C Issuer applicable to borrowers generally; or

                           (E)      except as otherwise agreed by the
                  Administrative Agent and the Credit-Linked L/C Issuer, such Credit-Linked Letter of Credit is in a face amount less than $1,000,000, or is to be denominated in a currency other than Dollars.

                  (iv) The Credit-Linked L/C Issuer shall be under no obligation to amend any Credit-Linked Letter of Credit if (A) the Credit-Linked L/C Issuer would have no obligation at such time to issue such Credit-Linked Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Credit-Linked Letter of Credit does not accept the proposed amendment to such Credit-Linked Letter of Credit.

                  (v) The Credit-Linked L/C Issuer shall be under no obligation to issue or amend any Credit-Linked Letter of Credit if the Credit-Linked L/C Issuer has received written notice from any Credit-Linked Lender, the Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Credit-Linked Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied.

                  (vi) The Credit-Linked L/C Issuer and the Credit-Linked Lenders agree that the Borrower may transfer (not more than one time per fiscal quarter) Letters of Credit issued pursuant to the terms of
         Section 2.03 to Credit-Linked Letters of Credit; provided that (A) the Borrower has delivered to the Credit-Linked L/C Issuer (with a copy to the Administrative Agent) a Letter of Credit Transfer Notice, appropriately completed and signed by a Responsible Officer of the Borrower not later than 11:00 a.m. at least three (3) Business Days prior to the proposed transfer date, (B) such Letter of Credit together with any other Letters of Credit being transferred pursuant to this
         Section 2.05(a)(vi) are in an aggregate face amount of not less than $1,000,000, (C) except as provided in Section 2.05(a)(vi)(B), such Letter of Credit satisfies all of the requirements contained in Section 2.05(a)(iii), (D) after giving effect to such Credit-Linked Credit Extension, (I) the sum, without duplication, of the Outstanding Amount of (x) all Credit-Linked Letters of Credits and (y) the aggregate of the Unreimbursed Credit-Linked Amounts with respect to Credit-Linked Letters of Credit does not exceed the principal amount of the Total Credit-Linked Deposit; (II) any Credit-Linked Lender's Pro Rata Share of the sum, without duplication, of the Outstanding Amount of (x) all Credit-Linked Letters of Credits and (y) the aggregate of the Unreimbursed Credit-Linked Amounts with respect to the Credit-Linked Letters of Credit does not exceed the principal amount of such Credit-Linked Lender's Credit-Linked Deposit, (E) the expiry date of such Letter of Credit does not occur after the Credit-Linked Expiration Date, unless all the Credit-Linked Lenders have approved such expiry date and (F) all of the conditions contained in Section 5.02 have been satisfied on and as of the date of the applicable transfer. Immediately upon the transfer of a Letter of Credit to a Credit-Linked Letter of Credit pursuant to the terms of this Section 2.05(a)(vi), each Credit-Linked Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Credit-Linked L/C Issuer a risk participation in such Credit-Linked Letter of Credit in an amount equal to the product of such Credit-Linked Lender's Pro Rata Share times the amount of such Credit-Linked Letter of Credit which risk participation shall be satisfied solely from such Credit-Linked Lender's Pro Rata Share of the Credit-Linked Deposits in the Credit-Linked Deposit Account in accordance with the provisions of
         Section 2.05(c).

         (b) Procedures for Issuance and Amendment of Credit-Linked Letters of Credit; Auto-Renewal Credit-Linked Letters of Credit.

                  (i) Each Credit-Linked Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Credit-Linked L/C Issuer (with a copy to the Administrative Agent) in the form of a Credit-Linked Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Credit-Linked Letter of Credit Application must be received by the Credit-Linked L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Credit-Linked L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Credit-Linked Letter of Credit, such Credit-Linked Letter of Credit Application shall
         (x) be accompanied by a written notification from the Borrower stating that such application is related to a Credit-Linked Letter of Credit to be issued pursuant to Section 2.05 and (y) shall specify in form and detail reasonably satisfactory to the Credit-Linked L/C Issuer: (A) the proposed issuance date of the requested Credit-Linked Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the Credit-Linked L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Credit-Linked Letter of Credit, such Credit-Linked Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Credit-Linked L/C Issuer (A) the Credit-Linked Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) the delivery instructions with respect to the amendment. Additionally, the Borrower shall furnish to the Credit-Linked L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Credit-Linked Letter of Credit issuance or amendment, including any Credit-Linked L/C Issuer Documents as the Credit-Linked L/C Issuer or the Administrative Agent may reasonably require. Without limiting the generality of the foregoing, the delivery of a Credit-Linked Letter of Credit Application is additional to, and not in replacement or substitution of, any other Credit-Linked L/C Issuer Document that the Credit-Linked L/C Issuer may require. Upon the effectiveness of any issuance or amendment of a Credit-Linked Letter of Credit that will constitute a Credit-Linked Letter of Credit hereunder, the Administrative Agent and the Lenders shall be entitled to assume that the Credit-Linked L/C Issuer has obtained such Credit-Linked L/C Issuer Documents as it shall have requested, executed by the relevant parties thereto to the extent required hereby.

                  (ii) Promptly after receipt of any Credit-Linked Letter of Credit Application, the Credit-Linked L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) (if the Administrative Agent is different from the Credit-Linked L/C Issuer) that the Administrative Agent has received a copy of such Credit-Linked Letter of Credit Application from the Borrower and, if not, the Credit-Linked L/C Issuer will provide the Administrative Agent with a copy thereof (if the Administrative Agent is different from the Credit-Linked L/C Issuer). Upon receipt by the Credit-Linked L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Credit-Linked L/C Issuer shall, on the requested date, issue a Credit-Linked Letter of Credit for the account of the Borrower, or its Subsidiary, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the Credit-Linked L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Credit-Linked Letter of Credit, each Credit-Linked Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Credit-Linked L/C Issuer a risk participation in such Credit-Linked Letter of Credit in an amount equal to the product of such Credit-Linked Lender's Pro Rata Share times the amount of such Credit-Linked Letter of Credit which risk participation shall be satisfied solely from such Credit-Linked Lender's Pro Rata Share of the Credit-Linked Deposits in the Credit-Linked Deposit Account in accordance with the provisions of Section 2.05(c).

                  (iii) If the Borrower so requests in any applicable Credit-Linked Letter of Credit Application, the Credit-Linked L/C Issuer may, in its sole and absolute discretion, agree to issue a Credit-Linked Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Credit-Linked Letter of Credit"); provided that any such Auto-Renewal Credit-Linked Letter of Credit must permit the Credit-Linked L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Credit-Linked Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Credit-Linked Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Credit-Linked Letter of Credit is issued. Unless otherwise directed by the Credit-Linked L/C Issuer, the Borrower shall not be required to make a specific request to the Credit-Linked L/C Issuer for any such renewal. Once an Auto-Renewal Credit-Linked Letter of Credit has been issued, the Credit-Linked Lenders shall be deemed to have authorized (but may not require) the

         Credit-Linked L/C Issuer to permit the renewal of such Credit-Linked Letter of Credit at any time to an expiry date not later than the Credit-Linked Expiration Date; provided, however, that the Credit-Linked L/C Issuer shall not permit any such renewal if (A) the Credit-Linked L/C Issuer has determined that it would have no obligation at such time to issue such Credit-Linked Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.05(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five
         (5) Business Days before the Credit-Linked Nonrenewal Notice Date (1) from the Administrative Agent that the Required Credit-Linked Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Credit-Linked Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

                  (iv) If the Credit-Linked L/C Issuer shall issue any Credit-Linked Letter of Credit or amend any Credit-Linked Letter of Credit (if the effect thereof is to increase the face amount), without obtaining prior consent from the Administrative Agent (if the Administrative Agent is different from the Credit-Linked L/C Issuer) (as provided in clause (ii) above), or if the Credit-Linked L/C Issuer shall permit the extension or renewal of an Auto-Renewal Credit without giving timely prior notice to the Administrative Agent (if the Administrative Agent is different from the Credit-Linked L/C Issuer) or when such extension or renewal is not permitted hereunder (as provided in clause (iii) above), such Credit-Linked Letter of Credit (in the case of any such amendment, to the extent of the increased face amount thereof, and in the case of any reinstatement, to the extent of the reinstated amount thereof) (A) shall for all purposes be deemed to have been issued by the Credit-Linked L/C Issuer solely for its own account and risk and without recourse to any Credit-Linked Deposits in the Credit-Linked Deposit Account or any Collateral, and (B) shall not be considered a Credit-Linked Letter of Credit outstanding under this Agreement, and no Credit-Linked Lender shall be deemed to have any participation therein, effective as of the date of such issuance, amendment, reinstatement, extension or renewal, as the case may be, unless the Required Credit-Linked Lenders expressly consent thereto.

                  (v) Promptly after its delivery of any Credit-Linked Letter of Credit or any amendment to a Credit-Linked Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Credit-Linked L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Credit-Linked Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Credit-Linked Deposits.

                  (i) Upon receipt from the beneficiary of any Credit-Linked Letter of Credit of any notice of drawing under such Credit-Linked Letter of Credit, the Credit-Linked L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Credit-Linked L/C Issuer under a Credit-Linked Letter of Credit (each such date, a "Credit-Linked Honor Date"), the Borrower shall reimburse the Credit-Linked L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Credit-Linked L/C Issuer by such time, the Administrative Agent shall promptly notify each Credit-Linked Lender of the Credit-Linked Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Credit-Linked Amount"), and the amount of such Credit-Linked Lender's Pro Rata Share. In such event the Administrative Agent shall also notify each Credit-Linked Lender that Credit-Linked L/C Advances will be funded by application of such Credit-Linked Lender's Pro Rata Share of the Credit-Linked Deposits in the Credit-Linked Deposit Account on the sixth Business Day after such Credit-Linked Honor Date to the extent the Unreimbursed Credit-Linked Amount (or any portion thereof) remains outstanding on such day. Any notice given by the Credit-Linked L/C Issuer or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) The Credit-Linked L/C Issuer hereby irrevocably grants to each Credit-Linked Lender, and each Credit-Linked Lender hereby irrevocably accepts and purchases from the Credit-Linked L/C Issuer on the terms and conditions hereinafter stated, for such Credit-Linked Lender's own account and risk, an undivided interest equal to its Pro Rata Share in the Credit-Linked L/C Issuer's obligations and rights with respect to the Credit-Linked Letters of Credit issued pursuant to this Agreement (as to each Credit-Linked Lender, its "Credit-Linked Participation"), which purchase price when paid to the Administrative Agent shall not be a deposit obligation of the Administrative Agent. The consideration for the Credit-Linked Participation of each Credit-Linked Lender shall consist of the payment by such Credit-Linked Lender to the Administrative Agent of an amount equal to the Dollar amount set forth opposite such Credit-Linked Lender's name in Schedule 2.01 under the heading "Credit-Linked Deposit" (as the same may be reduced from time to time in accordance with this Agreement, such Lender's "Credit-Linked Deposit"), subject to the conditions precedent set forth in Article V hereof. Each Credit-Linked Lender shall pay to the Administrative Agent its Credit-Linked Deposit in full on the Closing Date. The Credit-Linked Deposits of all Credit-Linked Lenders shall be held by, and in the name of, the Administrative Agent in the Credit-Linked Deposit Account under the sole dominion and control of the Administrative Agent. Each Credit-Linked Lender unconditionally and irrevocably agrees with the Administrative Agent and the Credit-Linked L/C Issuer that, if a drawing is paid under any Credit-Linked Letter of Credit for which the Credit-Linked L/C Issuer is not reimbursed in full by the Borrower in cash within five (5) Business Days after the applicable Credit-Linked Honor Date or converted into a Term Loan under Section 2.06(a), such Credit-Linked Lender hereby authorizes the Administrative Agent to reimburse to the Credit-Linked L/C Issuer the Unreimbursed Credit-Linked Amount (or the outstanding portion thereof) related to such drawing on or after the sixth Business Day after such Credit-Linked Honor Date, to the extent of such Credit-Linked Lender's Pro Rata Share of the Unreimbursed Credit-Linked Amount, solely from such Credit-Linked Lender's Pro Rata Share of the Credit-Linked Deposits in the Credit-Linked Deposit Account, and each Credit-Linked Lender hereby irrevocably authorizes the Administrative Agent to charge the Credit-Linked Deposit Account for such purpose, in satisfaction of such Credit-Linked Lender's reimbursement obligation arising with respect to such drawing hereunder. Notwithstanding the foregoing, following the occurrence of an Event of Default (including without limitation the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States), the Credit-Linked Lenders hereby agree that the Administrative Agent may immediately reimburse to the Credit-Linked L/C Issuer the Unreimbursed Credit-Linked Amount (or the outstanding portion thereof) related to any drawing under any Credit-Linked Letter of Credit on the Credit-Linked Honor Date with Dollars deposited in the Credit-Linked Deposit Account in an amount equal to each such Credit-Linked Lender's Pro Rata Share of such Unreimbursed Credit-Linked Amount. Without limiting the generality of Section 11.01, in charging the Credit-Linked Deposit Account or otherwise exercising any rights of set-off with respect thereto, the Administrative Agent acts as the agent of the Credit-Linked L/C Issuer. The amount of each Credit-Linked Lender's Pro Rata Share of such Unreimbursed Credit-Linked Amount (or portion thereof) which is paid to the Credit-Linked L/C Issuer as set forth above shall be deemed to be a Credit-Linked L/C Advance by such Credit-Linked Lender to the Borrower hereunder. The outstanding principal amount of each Credit-Linked L/C Advance, together with interest thereon as provided in Section 2.10, shall be due and payable, in Dollars, on demand. Each Credit-Linked Lender shall be subrogated to the rights and remedies of the Credit-Linked L/C Issuer against the Borrower and any Subsidiary liable under such Credit-Linked Letter of Credit to the extent such Credit-Linked Lender has reimbursed the Credit-Linked L/C Issuer as set forth in this Section 2.05(c)(ii). The Credit-Linked L/C Issuer shall reasonably cooperate in exercising and enforcing such rights and remedies as may be requested by the Required Credit-Linked Lenders (and such cooperation shall be subject to any applicable indemnification set forth in Section 10.07 or Section
         11.05 of this Agreement). The Credit-Linked L/C Issuer shall have no right to withdraw or set-off against monies on deposit in the Credit-Linked Deposit Account other than as set forth in this Section 2.05(c)(ii).

                  (iii) The Credit-Linked Deposits shall be held by the Administrative Agent in its name in the Credit-Linked Deposit Account and no Person other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account nor any other right or power with respect to the Credit-Linked Deposits or the Credit-Linked Deposit Account. Notwithstanding anything in this Agreement to the contrary, the sole funding obligation of each Credit-Linked Lender in respect of its Credit-Linked Participation shall be satisfied upon funding of its Credit-Linked Deposit on the Closing Date.

                  (iv) Until a Credit-Linked Advance is funded pursuant to this Section 2.05(c) to reimburse the Credit-Linked L/C Issuer for the Unreimbursed Credit-Linked Amount in respect of any Credit-Linked Letter of Credit, or such Unreimbursed Credit-Linked Amount is converted to a Term Loan pursuant to Section 2.06, interest in respect of each Credit-Linked Lender's Pro Rata Share of the Credit-Linked L/C Borrowing in the amount of such Unreimbursed Credit-Linked Amount shall be solely for the account of the Credit-Linked L/C Issuer.

                  (v) Except as expressly provided herein, each Credit-Linked Lender's agreement to fund Credit-Linked L/C Advances, by application of such Credit-Linked Lender's Pro Rata Share of the Credit-Linked Deposits, and to reimburse the Credit-Linked L/C Issuer for amounts drawn under Credit-Linked Letters of Credit issued by the Credit-Linked L/C Issuer, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Credit-Linked Lender may have against the Credit-Linked L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.

                  (vi) Notwithstanding that a Credit-Linked Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary, the Borrower shall be obligated to reimburse the Credit-Linked L/C Issuer hereunder for the full amount of any and all drawings under such Credit-Linked Letter of Credit.

         (d)      Repayment of Participations.

                  (i) At any time after the Credit-Linked L/C Issuer has made a payment under any Credit-Linked Letter of Credit and has received from the Credit-Linked Deposit the proceeds of Credit-Linked L/C Advances by the Credit-Linked Lenders in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the Credit-Linked L/C Issuer any payment in respect of the related Unreimbursed Credit-Linked Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Credit-Linked Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Credit-Linked Lender's

         Credit-Linked L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent. If a Credit-Linked L/C Borrowing has occurred hereunder, the Borrower shall repay the Credit-Linked Unreimbursed Amount and interest thereon as provided in Sections 2.05(c) and 2.10. Notwithstanding the foregoing, if the Credit-Linked L/C Issuer shall have received from the Credit-Linked Deposit the proceeds of Credit-Linked L/C Advances by the Credit-Linked Lenders and thereafter shall receive any direct payment from the Borrower in respect of a Credit-Linked L/C Advance, the Credit-Linked L/C Issuer shall immediately pay the amount received to the Administrative Agent for distribution to the Credit-Linked Lenders in accordance with this Section 2.05(d).

                  (ii) If any payment received by the Administrative Agent for the account of the Credit-Linked L/C Issuer pursuant to Section 2.05(d)(i) and distributed to the Credit-Linked Lenders by the Administrative Agent is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Credit-Linked L/C Issuer), each Credit-Linked Lender shall pay to the Administrative Agent for the account of the Credit-Linked L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Credit-Linked L/C Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the Credit-Linked L/C Issuer for each drawing under each Credit-Linked Letter of Credit and to repay each Credit-Linked L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Credit-Linked Letter of Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Credit-Linked Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Credit-Linked L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Credit-Linked Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Credit-Linked Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Credit-Linked Letter of Credit;

                  (iv) any payment by the Credit-Linked L/C Issuer under such Credit-Linked Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Credit-Linked Letter of Credit; or any payment made by the Credit-Linked L/C Issuer under such Credit-Linked Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Credit-Linked Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Credit-Linked Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the Credit-Linked L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the Credit-Linked L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of Credit-Linked L/C Issuer. Each Credit-Linked Lender and the Borrower agree that, in paying any drawing under a Credit-Linked Letter of Credit, the Credit-Linked L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Credit-Linked Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Credit-Linked L/C Issuer, any Issuer-Related Person nor any of the respective correspondents, participants or assignees of the Credit-Linked L/C Issuer or any Issuer-Related Person shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders or the Required Credit-Linked Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Credit-Linked Letter of Credit or Request for Credit Extension. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Credit-Linked Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Credit-Linked L/C Issuer, any Issuer-Related Person, nor any of the respective correspondents, participants or assignees of the Credit-Linked L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Credit-Linked L/C Issuer, and the Credit-Linked L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Credit-Linked L/C Issuer's willful misconduct or gross negligence or the Credit-Linked L/C Issuer's willful failure to pay under any Credit-Linked Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Credit-Linked Letter of Credit. In furtherance and not in limitation of the foregoing, the Credit-Linked L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Credit-Linked L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Credit-Linked Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Credit-Linked L/C Issuer and the Borrower when a Credit-Linked Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Credit-Linked Letter of Credit, and (ii) the rules of the UCP at the time of issuance shall apply to each commercial Credit-Linked Letter of Credit.

         (h) Credit-Linked L/C Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Credit-Linked Letter of Credit Application, the terms hereof shall control.

         (i) Interest on Credit-Linked Deposit; Repayment of Credit-Linked Deposit.

                  (i) The Administrative Agent hereby agrees to cause Bank of America to pay interest to the Administrative Agent, as holder of the Credit-Linked Deposit Account, and the Administrative Agent, as holder of the Credit-Linked Deposit Account, agrees to distribute to each Credit-Linked Lender, from such interest payments received from Bank of America, such Credit-Linked Lender's Pro Rata Share of the interest earned on the outstanding amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account. Such interest will be distributed to the Credit-Linked Lenders by the Administrative Agent quarterly in arrears on the first Business Day following the end of each Interest Period relating to the Credit-Linked Deposits. The Administrative Agent hereby agrees that the Credit-Linked Deposits in the Credit-Linked Deposit Account shall earn interest at the rate per annum at least equal to the LIBO Rate (as defined in the Money Market Account Agreement) (the "Benchmark Rate") minus fifteen (15) basis points. In addition to the foregoing payments by the Administrative Agent, the Borrower agrees to make payments to the Credit-Linked Lenders quarterly in arrears when the Credit-Linked Facility Fees are payable pursuant to
         Section 2.05(k) in an amount equal to the shortfall between the rate of interest actually earned on the Credit-Linked Deposits and the Benchmark Rate (which shortfall shall in no event exceed fifteen (15) basis points). The Administrative Agent shall compute all amounts due under this Section 2.05(i) and shall notify the Borrower and such Credit-Linked Lender of each such amount due. Notwithstanding the foregoing, to the extent the Credit-Linked Deposits earn interest in excess of the Benchmark Rate for any Interest Period the Administrative Agent shall return such excess to the Borrower.

                  (ii) Subject to, and to the extent of, the Borrower's compliance with the cash-collateralization requirements set forth in
         Section 2.05(j), the Administrative Agent shall distribute the aggregate amount of any remaining Credit-Linked Deposits to the Credit-Linked Lenders on the Maturity Date to the extent of the amount credited to the Credit-Linked Deposit Account. The Credit-Linked Deposit Account is a deposit account in the name of the Administrative Agent under its sole dominion and control, and held by it subject to the terms and conditions of this Agreement. No Credit-Linked Lender, whether upon the receivership or liquidation of such Credit-Linked Lender or otherwise, shall be entitled to its Credit-Linked Deposit other than as expressly provided in this Agreement.

                  (iii) The Borrower shall have no right, title or interest in or to the Credit-Linked Deposits or the Credit-Linked Deposit Account and no obligations with respect thereto, it being acknowledged and agreed by the parties hereto that the making of the Credit-Linked Deposits by the Credit-Linked Lenders, the deposit by the Administrative Agent of the Credit-Linked Deposits in the Credit-Linked Deposit Account, the provisions of this Section 2.05(i) and the application of the Credit-Linked Deposits in the manner contemplated by
         Section 2.05(c) constitute agreements among the Administrative Agent, the Credit-Linked L/C Issuer and each Credit-Linked Lender in respect of the funding obligations of each Credit-Linked Lender in respect of its Credit-Linked Participation in Credit-Linked Letters of Credit, and do not constitute any loan or extension of credit to the Borrower.

         (j) Cash Collateral. Upon the request of the Administrative Agent, if as of the Credit-Linked Expiration Date, any Credit-Linked Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of such Credit-Linked L/C Obligations (in an amount equal to such Outstanding Amount determined as of the Credit-Linked Expiration Date). The Borrower hereby grants to the Administrative Agent, for the benefit of the Credit-Linked L/C Issuer and the Credit-Linked Lenders, a security interest in all such cash, deposit accounts and all balances in the applicable cash collateral accounts and all proceeds therein. Such cash collateral shall be maintained in blocked deposit accounts at Bank of America.

         (k) Credit-Linked Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Credit-Linked Lender in accordance with its Pro Rata Share, a fee (the "Credit-Linked Facility Fee") equal to 3.00% times the actual daily amount of such Credit-Linked Lender's Credit-Linked Deposit. The Credit-Linked Facility Fee shall accrue effective as of the Closing Date and shall be calculated quarterly in arrears by the Administrative Agent. The Credit-Linked Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date and on the Credit-Linked Expiration Date and thereafter on demand; provided that, in connection with any reduction of the Aggregate Credit-Linked Commitments pursuant to Section 2.08(b), the accrued Credit-Linked Facility Fee calculated for the period ending on such date shall also be paid on the date of such reduction, and the following quarterly payment shall be calculated on the basis of the period from such reduction date to such quarterly payment date. The Credit-Linked Facility Fee shall accrue at all times, including at any time during which one or more of the conditions in Article V is not met.

         (l) Credit-Linked Fronting Fee and Processing Charges. The Borrower shall pay directly to the Credit-Linked L/C Issuer for its own account (the "Credit-Linked Fronting Fee") (i) a one time fronting fee for each commercial Credit-Linked Letter of Credit equal to 1/8 of 1% times the amount of such commercial Credit-Linked Letter of Credit, due and payable at the time of issuance and (ii) a fronting fee with respect to each standby Credit-Linked Letter of Credit in an amount equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn thereunder (whether or not such maximum amount is then in effect under such Credit-Linked Letter of Credit), due and payable quarterly in arrears on the Business Day immediately following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such standby Credit-Linked Letter of Credit, and on the Credit-Linked Expiration Date. In addition, the Borrower shall pay directly to the Credit-Linked L/C Issuer for its own account the customary and standard issuance, commission, presentation, amendment and other processing fees, and other standard costs and charges (if any), of the Credit-Linked L/C Issuer or any Affiliate of the Credit-Linked L/C Issuer, relating to its Credit-Linked Letters of Credit as from time to time in effect and agreed upon between the Borrower and the Credit-Linked L/C Issuer. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (m) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.05(a), a Credit-Linked Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Agreement for such Credit-Linked Letter of Credit and such request shall not affect the Borrower's reimbursement obligations hereunder with respect to such Credit-Linked Letter of Credit.

2.06     Conversion to Funded Term Loans; Conversion to Credit-Linked Deposits.

(a)      Term Loans.

         (i) Subject to the terms and conditions set forth herein (including satisfaction of the conditions precedent specified in Sections 5.02 and 5.03), each Credit-Linked Lender severally agrees (A) to make loans (each such loan, a "Term Loan") to the Borrower from time to time (but not more than one time per fiscal quarter (and at such additional times as approved by the Administrative Agent in its sole discretion)) on any Business Day during the Availability Period solely with the Dollars funded by each such Credit-Linked Lender to the Credit-Linked Deposit pursuant to Section 2.01(b) in an aggregate principal amount up to the excess of (I) the principal amount of the Total Credit-Linked Deposit minus (II) the Outstanding Amount of all Credit-Linked L/C Obligations (the amount of such excess being the

"Unused Amount"), (B) to make Term Loans to the Borrower from time to time on any Business Day solely with the Dollars funded by each such Credit-Linked Lender to the Credit-Linked Deposit pursuant to Section 2.01(b) in an aggregate principal amount up to the amount of any Credit-Linked L/C Borrowing then outstanding by converting such Credit-Linked L/C Borrowing to Term Loans and (C) to make Term Loans to the Borrower from time to time on any Business Day solely with the Dollars funded by each such Credit-Linked Lender to the Credit-Linked Deposit pursuant to Section 2.01(b) in an aggregate principal amount up to the amount of any Credit-Linked L/C Advances then outstanding by converting such Credit Linked L/C Advances to Term Loans; in each case in accordance with the procedures set forth in this Section 2.06(a); provided, however, that after giving effect to the making of any such Term Loan pursuant to this Section 2.06(a), (x) the aggregate Outstanding Amount of the Credit-Linked Obligations shall not exceed the Aggregate Credit-Linked Commitments or the Total Credit-Linked Deposit and (y) the Pro Rata Share of any Credit-Linked Lender of the aggregate Outstanding Amount of the Credit-Linked Obligations shall not exceed such Credit-Linked Lender's Credit-Linked Commitment. Any Term Loans made under this Section 2.06(a) and subsequently repaid or prepaid may not be reborrowed, except to the extent any such Term Loan is repaid pursuant to the provisions of Section 2.06(b).

         (ii) The Borrower may irrevocably request the making of one or more Term Loans in an aggregate amount up to the Unused Amount or in an aggregate amount up to the anticipated drawing on a Credit-Linked Letter of Credit from the proceeds of Credit-Linked Deposits, or in an aggregate amount up to the aggregate amount of Credit-Linked L/C Advances then outstanding by converting such Credit-Linked L/C Advances to Term Loans, as applicable, by delivering a Loan Notice therefor to the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower, not later than three (3) Business Days prior to the proposed date of making of the Term Loans; provided that the Borrower shall pay the amounts, if any, payable under Section 3.05; and provided further that the minimum aggregate amount of Term Loans made on any date shall be $5,000,000 (or such lesser amount agreed to by the Administrative Agent). Each Loan Notice delivered pursuant to this Section shall specify (A) the requested date of the borrowing (which shall be a Business Day), (B) the principal amount of the Term Loans to be borrowed, (C) the Type of Term Loans to be borrowed and (D) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the applicable Term Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (iii) Following receipt of a Loan Notice pursuant to Section 2.06(a)(ii), the Administrative Agent shall promptly notify each Credit-Linked Lender of its Pro Rata Share of the applicable Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Credit-Linked Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. Upon satisfaction of the applicable conditions set forth in Sections
5.02 and 5.03, the Administrative Agent shall (A) in the case of Term Loans made pursuant to Section 2.06(a)(i)(A), debit the Credit-Linked Deposit Account in an amount equal to the aggregate amount of the proposed Term Loans (but not exceeding the Unused Amount) and shall make such funds available to the Borrower either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transferring such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower, (B) in the case of Term Loans made pursuant to Section 2.06(a)(i)(B), debit the Credit-Linked Deposit Account in an amount equal to the aggregate amount of the proposed Term Loans and transfer such funds to the Credit-Linked L/C Issuer in reimbursement of the applicable drawing on a Credit-Linked Letter of Credit, and (C) in the case of Term Loans made pursuant to Section 2.06(a)(i)(C) record in its books and records and on the Register the conversion of the applicable Credit-Linked L/C Advances into Term Loans, which credit or transfer or recordation, as applicable, shall be deemed to be the making of the Term Loans by the Credit-Linked Lenders hereunder, and such date shall be the "Term Loan Issuance Date" (and the Administrative Agent shall forthwith deliver a notice to each Credit-Linked Lender informing such Credit-Linked Lender of the applicable Term Loan Issuance Date). Each Credit-Linked Lender hereby irrevocably authorizes the Administrative Agent to charge the Credit-Linked Deposit Account for such purpose. No Credit-Linked Lender shall have any obligation to make Term Loans to the Borrower other than from the proceeds of its Credit-Linked Deposits.

         (iv) Each conversion of Term Loans from one Type to the other, and each continuation of Term Loans that are Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of any conversion to or continuation of, Term Loans that are Eurodollar Rate Loans or any conversion of Term Loans that are Eurodollar Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.06(a)(iv) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Term Loans from one Type to the other or a continuation of Term Loans that are Eurodollar Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be converted or continued, (iv) the Type of Term Loans to which existing Term Loans are to be converted, if applicable, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (v) Except as otherwise provided herein, a Term Loan that is a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Term Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Credit-Linked Lenders, and the Required Credit-Linked Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (vi) The Administrative Agent shall promptly notify the Borrower and the Credit-Linked Lenders of the interest rate applicable to any Interest Period for Term Loans that are Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Term Loans that are Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Credit-Linked Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (vii) After giving effect to all borrowings of Term Loans, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Term Loans.

         (b)      Conversion Back to Credit-Linked Deposits.

         (i) Subject to the terms and conditions set forth herein, the Borrower may repay all or any portion of the outstanding amount of the Term Loans then in existence by paying Dollars to the Administrative Agent for deposit by the Administrative Agent of such Dollars in the Credit-Linked

Deposit Account in an amount equal to the Term Loans being repaid.

         (ii) The Borrower may prepay the Term Loans in the manner provided for in Section 2.06(b)(i), by delivering a Request for Credit-Linked Deposit to the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower, not later than three (3) Business Days prior to the date of proposed prepayment; provided that the Borrower shall pay the amounts, if any, payable under Section 3.05; and provided, further that the minimum aggregate amount of Term Loans prepaid on any date pursuant to Section 2.06(b)(i) shall be $5,000,000.

         (iii) Following receipt of any Request for Credit-Linked Deposit, the Administrative Agent shall promptly notify each Credit-Linked Lender of its Pro Rata Share of the Term Loan being prepaid. Upon the satisfaction of the procedures contained in this Section 2.06(b), the Borrower shall make the prepayment of the applicable Term Loans to the Administrative Agent, and the Administrative Agent shall deposit such proceeds received in the Credit-Linked Deposit Account. Such proceeds being paid back to the Credit-Linked Deposit Account shall be credited to each Credit-Linked Lender according to its Pro Rata Share. Subject to the other terms and conditions of this Agreement, any amount prepaid by the Borrower pursuant to this Section 2.06(b) may be reborrowed.

2.07     Prepayments.

         (a)      Voluntary Prepayments of Loans.

                  (i) Revolving Loans. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender with a Revolving Commitment of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

                  (ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the foregoing, however, in the event that an "auto borrow" or "zero balance" or similar arrangement shall then be in place with the Swing Line Lender, the Borrower may make voluntary prepayments on Swing Line Loans pursuant to such alternative notice arrangements and in such minimum amounts, if any, provided thereunder or in connection therewith.

                  (iii) Term Loans. In addition to prepaying the Term Loans by paying Dollars to the Administrative Agent for deposit in the Credit-Linked Deposit Account pursuant to Section 2.06(b), the Borrower may, at its option, upon notice to the Administrative Agent as provided below, prepay on any Business Day all, or from time to time any part of, the Term Loans (subject to the limitations sets forth below); provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m., two (2) Business Days prior to the date of prepayment, and (ii) any such partial prepayment shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, or such lesser amount as would reduce the Term Loans to $0. Such notice shall specify the proposed effective date of such prepayment, the aggregate principal amount of the Term Loans to be prepaid on such date and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, which shall be the last day of the Interest Period therefor. The Administrative Agent will promptly notify the Credit-Linked Lenders of any such notice of prepayment of the Term Loans. Once prepaid in accordance with this Section, such Term Loans may not be reborrowed. Upon any such prepayment, the Administrative Agent shall promptly remit to each Credit-Linked Lender its Pro Rata Share of the amount of the prepayment of the Term Loans.

         (b)      Mandatory Prepayments of Loans.

                  (i) Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.07(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

                  (ii) Credit-Linked Commitments. If for any reason the Outstanding Amount of (A) all Credit-Linked Letters of Credit and (B) the aggregate of the Unreimbursed Credit-Linked Amounts exceeds the Total Credit-Linked Deposit, the Borrower shall immediately pay the Unreimbursed Credit-Linked Amounts and/or Cash Collateralize the Credit-Linked Letters of Credit in an aggregate amount equal to such excess.

                  (iii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 2.07(b)(i) shall be applied to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations. All amounts required to be paid pursuant to Section 2.07(b)(ii) shall be applied to the Unreimbursed Credit-Linked Amounts and (after all Unreimbursed Credit-Linked Amounts have been repaid) to Cash Collateralize the Credit-Linked Letters of Credit.

         Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.07(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.08     Termination or Reduction of Commitments.

         (a) Optional Reductions of Revolving Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

         (b) Optional Reduction of Credit-Linked Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Credit-Linked Commitments, or from time to time permanently reduce the Aggregate Credit-Linked Commitments to an amount not less than the Credit-Linked Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, or such lesser amount as would reduce the Aggregate Credit-Linked Commitments to zero and (iii) the Borrower shall not direct the Administrative Agent to reduce the Aggregate Credit-Linked Commitments if, after giving effect to such reduction, the aggregate Credit-Linked Obligations would exceed the Aggregate Credit-Linked Commitments. The Administrative Agent shall promptly notify the Credit-Linked Lenders of any such notice of termination or reduction of the Aggregate Credit-Linked Commitments. Any such reduction or termination of the Aggregate Credit-Linked Commitments shall be applied to the Credit-Linked Commitment of each Lender according to its Pro Rata Share, and the Administrative Agent shall return all amounts in the Credit-Linked Deposit in the amount of such reduction or termination to the Credit-Linked Lenders in accordance with their respective Pro Rata Share. Once reduced in accordance with this Section 2.08(b), the Credit-Linked Commitments may not be increased. All fees accrued with respect thereto until the effective date of any termination or reduction of the Aggregate Credit-Linked Commitments shall be paid on the effective date of such termination or reduction. Upon any such termination or reduction, the Administrative Agent shall promptly remit to each Credit-Linked Lender Dollars in the Credit-Linked Deposit Account equal to its Pro Rata Share of termination or reduction of the Aggregate Credit-Linked Commitments.

         (c) Mandatory Reductions of Credit-Linked Deposits and Term Loans. The Borrower shall repay the Term Loans and/or permanently reduce the Aggregate Credit-Linked Commitments pursuant to Section 2.08(b) on December 31 of each fiscal year such that the aggregate of the Credit-Linked Deposits and the Term Loans then outstanding shall not exceed the following amounts as of the following dates:

    Date                                        Amount
    ----                                        ------
December 31, 2004                           $148,500,000.00

December 31, 2005                           $147,000,000.00

December 31, 2006                           $145,500,000.00

December 31, 2007                           $144,000,000.00

2.09     Repayment of Loans.

         (a) Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

         (b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) demand by the Swing Line Lender and (ii) the Maturity Date.

         (c) Term Loans. The Borrower shall repay to the Lenders on the Maturity Date the outstanding principal amount of all Term Loans outstanding on such date, unless accelerated sooner pursuant to Section 9.02.

2.10     Interest.

         (a)      Revolving Loans and Swing Line Loans.

                  (i)      Subject to the provisions of subsection (ii) below,
         (A) each Revolving Loan that is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (I) the Eurodollar Rate for such Interest Period plus (II) the Applicable Rate; (B) each Revolving Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (C) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

                  (ii) Interest on each Revolving Loan and Swing Line Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         (b)      Term Loans.

                  (i)      Subject to the provisions of subsection (ii) below,
         (A) each Term Loan that is a Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (I) the Eurodollar Rate for such Interest Period plus (II) 3.00% and (B) each Term Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus 3.00%.

                  (ii) Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         (c) Interest on Credit-Linked L/C Borrowings and Credit-Linked L/C Advances.

                  (i) Each Credit-Linked L/C Borrowing shall bear interest on the outstanding principal amount thereof (A) from and including the applicable Credit-Linked L/C Borrowing date to and excluding the date six (6) Business Days thereafter at an interest rate per annum equal at all times to the Base Rate plus 3.00%, and (B) from and including the sixth Business Day after the applicable Credit-Linked L/C Borrowing date at an interest rate per annum equal at all times to the Default Rate.

                  (ii) Each Credit-Linked L/C Advance shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) 3.00%.

         (d) Default Rate. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

2.11     Fees.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.03 and subsections (k) and (l) of Section 2.05:

                  (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

                  (b) Fee Letter. The Borrower shall pay to BAS and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.12     Computation of Interest and Fees.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Credit-Linked L/C Advance or Loan for the day on which the Credit-Linked L/C

Advance or Loan is made, and shall not accrue on a Credit-Linked L/C Advance or Loan, or any portion thereof, for the day on which the Credit-Linked L/C Advance, Loan or such portion is paid, provided that any Credit-Linked L/C Advance or Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.13     Evidence of Debt.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender's Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit E-1 (a "Revolving Note") and (ii) in the case of Swing Line Loans, be in the form of Exhibit E-2 (a "Swing Line Note"). Furthermore, the Credit-Linked Deposit of, and the obligations of the Borrower to pay Credit-Linked L/C Advances and Term Loans to, each Credit-Linked Lender shall be evidenced by a Credit-Linked Note in the form of Exhibit E-3 (a "Credit-Linked Note") executed by the Borrower. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14     Payments Generally.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to the L/C Issuer or the Credit-Linked L/C Issuer, as the case may be, its applicable share or each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period", if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, Credit-Linked L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal, L/C Borrowings and Credit-Linked L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, L/C Borrowings and Credit-Linked L/C Borrowings then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to fund participations in Credit-Linked Letters of Credit are several and not joint. The failure of any Lender to make any Loan, to fund any such participation in Letters of

Credit or Swing Line Loans or to fund participations in Credit-Linked Letters of Credit on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation in Letters of Credit or Swing Line Loans or purchase participations in Credit-Linked Letters of Credit.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan or the Credit-Linked Deposit in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or the Credit-Linked Deposit in any particular place or manner.

2.15     Sharing of Payments.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations, Credit-Linked L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by the Swing Line Lender to outstanding Swing Line Loans), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately
(a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations, Credit-Linked L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

         (a)      Subject to Section 11.15 and except as provided in this
Section 3.01, any and all payments by any Loan Party to or for the account of the Administrative Agent, any Issuer or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, each Issuer and each Lender, taxes imposed on or measured by its overall net income or overall gross receipts, and franchise taxes and similar taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent, such Issuer or such Lender, as the case may be, is organized or maintains a lending office or maintained a lending office from which Credit Extensions were made (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent, any Issuer or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent, such Issuer and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions,
(iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and
(iv) within thirty days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify the Administrative Agent, each Issuer and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, such Issuer and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided the Administrative Agent, such Issuer and such Lender, as the case may be, provides the Borrower with a written record therefor setting forth in reasonable detail the basis and calculation of such amounts. Payment under this subsection (c) shall be made within thirty days after the date the Lender, the Issuer or the Administrative Agent makes a demand therefor.

         (d) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or Section 3.01(c) with respect to such Lender, it will, if requested by the Borrower, use reasonable commercial efforts (subject to such Lender's overall internal policies of general application) to designate another lending office for any Loan, Letter of Credit or Credit-Linked Letter of Credit affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(c) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) and Section 3.01(c).

         (e) Notwithstanding any provision contained herein to the contrary, any indemnity with respect to taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority on any payment made by any Loan Party to or for the account of the Administrative Agent, any Issuer or any Lender under any Loan Document, or any liabilities with respect thereto, shall be governed solely and exclusively by this Section 3.01 and Section 11.15.

3.02     Illegality.

         If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03     Inability to Determine Rates.

         If the Administrative Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke (without regard to any notice period that may otherwise be required hereunder) any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04     Increased Cost and Reduced Return; Capital Adequacy.

         (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 and Section 11.15 shall govern), (ii) changes in the basis of taxation of overall net income, overall gross income, franchise taxes or similar taxes by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office or maintained a lending office from which Credit Extensions were made, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail such additional amounts (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05     Funding Losses.

         Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or reasonable expense actually incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b) any reduction of the Total Credit-Linked Deposits on a day other than the last day of an Interest Period therefor;

                  (c) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06     Matters Applicable to all Requests for Compensation.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b)      Upon any Lender's making a claim for compensation under
Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with
Section 11.16.

3.07     Survival.

         All of the Borrower's obligations under this Article III shall survive the termination of the Aggregate Revolving Commitments, the termination of the Credit-Linked Commitments and the Credit-Linked Deposits and repayment of all other Obligations hereunder.

                                   ARTICLE IV

                                    GUARANTY

4.01     The Guaranty.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02     Obligations Unconditional.

         The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

                  (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03     Reinstatement.

         The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04     Certain Additional Waivers.

         Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05     Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06     Rights of Contribution.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid in full and the Commitments have expired or terminated. For purposes of this Section 4.06, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a

Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and
(d) "Guaranteed Obligations" shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations in accordance with Section 10.11.

4.07     Guarantee of Payment; Continuing Guarantee.

         The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                    ARTICLE V

                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01     Conditions of Initial Credit Extension.

         The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                  (a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

                  (b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of general counsel of the Loan Parties and legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) Financial Statements. The Administrative Agent shall have received:

                           (i) consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, including balance sheets and income and cash flow statements, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP; and

                           (ii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the nine month period ending September 30, 2003, including balance sheets and statements of income or operations, shareholders' equity and cash flows (the "Interim Financial Statements").

                  (d) No Material Adverse Change. There shall not have occurred a material adverse change since June 30, 2003 in the business, assets, liabilities, operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

                  (f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

                           (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

                           (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

                           (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (g) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:

                           (i) searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party, the jurisdiction of the chief executive office of each Loan Party and each state (at the office of the Secretary of State (or equivalent)) identified on Schedule 6.20(b) attached hereto or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                           (iii) searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices; and

                           (iv) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the intellectual property of the Loan Parties.

                  (h) Subordinated Debt. The Administrative Agent shall have received copies, certified by an officer of the Borrower as true and complete, of (i) the 2000 Subordinated Indenture (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to the 2000 Subordinated Indenture as of the Closing Date, the 2000 Subordinated Indenture and amendments or modifications to be reasonably acceptable to the Administrative Agent and (ii) the 2003 Subordinated Indenture (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to such 2003 Subordinated Indenture as of the Closing Date, such 2003 Subordinated Indenture and amendments or modifications to be acceptable to the Administrative Agent.

                  (i) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (j) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.01(d) and (e) and Sections 5.02(a), (b) and (c) have been satisfied.

                  (k) Senior Unsecured Debt Rating. Receipt by the Administrative Agent of evidence that the Borrower's senior secured non-credit enhanced debt is rated B+ or higher (with at least a stable outlook) by S&P and B1 or higher (with at least a stable outlook) from Moody's.

                  (l) Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.

                  (m) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

                  (n) Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries.

5.02     Conditions to all Credit Extensions.

         The obligation of each Lender or any Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

                  (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

                  (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

                  (c) There shall not have been commenced against the Borrower or any Subsidiary an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

                  (d) The Administrative Agent and, if applicable, the L/C Issuer, the Credit-Linked L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

5.03     Conditions to Term Loans.

         In addition to the conditions identified in Section 5.02, the obligation of the Credit-Linked Lenders to make any Term Loans with proceeds from the Credit-Linked Deposit Account is subject to the Administrative Agent's receipt in accordance with the provisions of Section 2.06(a) hereof an originally executed Loan Notice.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01     Existence, Qualification and Power.

         Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or
(c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02     Authorization; No Contravention.

         The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person's Organization Documents; (b) in any material respect, conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

6.03     Governmental Authorization; Other Consents.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect to any material Contractual Obligation is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than
(i) those that have already been obtained and are in full force and effect and
(ii) filings to perfect the Liens created by the Collateral Documents.

6.04     Binding Effect.

         This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.05     Financial Statements; No Material Adverse Effect.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

         (b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

         (c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

         (d) The financial statements delivered pursuant to Section 7.01(a) and (b), if any, have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and, in the case of annual financial statements delivered pursuant to Section 7.01(a), consolidating, financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.

         (e) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

6.06     Litigation.

         There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07     No Default.

         (a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

         (b)      No Default has occurred and is continuing.

6.08     Ownership of Property; Liens.

         Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09     Environmental Compliance.

         Except as could not reasonably be expected to have a Material Adverse
Effect:

                  (a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.

                  (f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10     Insurance.

         The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11     Taxes.

         The Borrower and its Subsidiaries have filed all federal, material state and other material tax returns and reports required to be filed, and have paid all material federal, material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

6.12     ERISA Compliance.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) Except as could not be reasonably expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; and (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

         (d) (i) No Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (ii) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13     Subsidiaries.

         Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) jurisdiction of formation,
(ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.

6.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

6.15     Disclosure.

         No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16     Compliance with Laws.

         Each of the Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17     Intellectual Property; Licenses, Etc.

         The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18     Solvency.

         The Loan Parties are Solvent on a consolidated basis.

6.19     Perfection of Security Interests in the Collateral.

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will, upon filing of all requisite financing statements and Mortgages, be perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20     Business Locations.

         Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Closing Date. Set forth on Schedule 6.20(b) is a list of all states where any tangible personal property of any Loan Party is located as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office and tax payer identification number of each Loan Party as of the Closing Date. The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto.

6.21     Brokers' Fees.

         Except pursuant to the Fee Letter, neither the Borrower nor any Subsidiary has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

6.22     Labor Matters.

         There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.23     Subordination.

         The subordination provisions contained in the 2000 Subordinated Documents are enforceable against the Borrower, the Guarantors and the holders of the 2000 Subordinated Documents, and all Obligations hereunder and under the other Loan Documents are within the definitions of "Senior Debt" and "Designated Senior Debt" included in such subordination provisions. The subordination provisions contained in the 2003 Convertible Subordinated Debentures Documents are enforceable against the Borrower, the Guarantors and the holders of the 2003 Convertible Subordinated Debentures, and all Obligations hereunder and under the other Loan Documents are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in such subordination provisions.

6.24     Tax Shelter Regulations.

         The Borrower does not intend to treat the Loans, Letters of Credit and/or the Credit-Linked Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Loan Parties acknowledge that one or more of the Lenders may treat its Loans, the Letters of Credit and/or Credit-Linked Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, any Letter of Credit or Credit-Linked Letter of Credit shall remain outstanding or any Lender shall have any Credit-Linked Deposit, the Loan Parties shall and shall cause each Subsidiary to:

7.01     Financial Statements.

         Deliver to the Administrative Agent (who will make available to the Lenders), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

                  (b) as soon as available, but in any event within fifty days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         As to any information contained in materials furnished pursuant to
         Section 7.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

7.02     Certificates; Other Information.

         Deliver to the Administrative Agent (who will make available to the Lenders), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), any budget of the Borrower and its Subsidiaries which has been approved by the board of directors of the Borrower;

                  (c) concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a certificate of a Responsible Officer of the Borrower containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Equity Issuances and Acquisitions, in any one instance exceeding $1,000,000, that occurred during the period covered by such financial statements.

                  (d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

                  (e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower or any Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

                  (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

                  (g) concurrently with the delivery of the financial statements referred to in Section 7.01(a), (i) a certificate of a Responsible Officer of the Borrower listing (A) all registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and (B) all patent applications, trademark applications, service mark applications, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and the status of such application, and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of the Borrower or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements and

                  (h) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans, Letters of Credit and/or Credit-Linked Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

         Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the

Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03     Notices.

         (a) Promptly notify the Administrative Agent and each Lender of the occurrence of any Default.

         (b) Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws.

         (c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

         (d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

         Each notice pursuant to this Section 7.03(a) through (d) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached by any Loan Party.

7.04     Payment of Obligations.

         Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05     Preservation of Existence, Etc.

         (a) (i) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 and (ii) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) Preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06     Maintenance of Properties.

         (a) Maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

         (b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07     Maintenance of Insurance.

         Maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08     Compliance with Laws.

         Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09     Books and Records.

         (a) Maintain, in all material respects, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

         (b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

7.10     Inspection Rights.

         Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or such Lender, as the case may be, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11     Use of Proceeds.

         Use the proceeds of the Credit Extensions to finance working capital, capital expenditures and other lawful corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12     Additional Subsidiaries.

         Within forty-five (45) days after the acquisition or formation of any
Subsidiary:

                  (a) notify the Administrative Agent thereof in writing, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

                  (b) if such Subsidiary is a Domestic Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent (x) documents of the types referred to in Sections 5.01(f) and (g) and Section 7.15(a) and (b) and (y) favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)) such that the Administrative Agent shall at all times have received one satisfactory legal opinion for those Loan Parties (I) that own at least 95% of all assets of the Borrower and its Subsidiaries on a consolidated basis and/or (II) that account for at least 95% of revenues of the Borrower and its Subsidiaries on a consolidated basis as of the four fiscal quarter period most recently ended, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13     ERISA Compliance.

         Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal

Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.

7.14     Pledged Assets.

         Each Loan Party will (i) cause all of its owned and leased real and personal Property other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's Liens thereunder) such that the Administrative Agent shall at all times have received one satisfactory legal opinion for those Loan Parties (x) that own at least 95% of all assets of the Borrower and its Subsidiaries on a consolidated basis and/or (y) that account for at least 95% of revenues of the Borrower and its Subsidiaries on a consolidated basis as of the four fiscal quarter period most recently ended and other items of the types required to be delivered pursuant to
Section 5.01(g) and Section 7.15(a) and (b), all in form, content and scope reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, the Loan Parties will cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request.

7.15     Post-Closing Deliverables.

         (a) Real Property. On or before January 16, 2004, the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

                  (i) fully executed and notarized Mortgages encumbering the fee interest and/or leasehold interest of any Loan Party in each of the real properties designated as a Mortgaged Property on Schedule 6.20(a);

                  (ii) ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent;

                  (iii) evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any material Mortgaged Property is a Flood Hazard Property,
         (I) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (II) the applicable Loan Party's written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the fact that such Mortgaged Property is a Flood Hazard Property and (y) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (III) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders; and

                  (iv) (A) with respect to each Mortgaged Property having a fair market value in excess of $1,000,000, a legal opinion of local counsel reasonably satisfactory to the Administrative Agent and (B) with respect to each Mortgage legal opinions of general counsel and outside legal counsel reasonably satisfactory to the Administrative Agent.

         (b) Stock of Foreign Subsidiaries. Within sixty (60) days of the Closing Date, the applicable Loan Parties shall (i) pledge to the Administrative Agent the Capital Stock of each Foreign Subsidiary existing on the Closing Date required to be pledged to the Administrative Agent pursuant to Section 7.14, together with stock certificates and undated stock powers executed in blank and
(ii) with respect to the Capital Stock pledged to the Administrative Agent pursuant to subclause (b)(i) above, deliver to the Administrative Agent opinions of counsel reasonably satisfactory to the Administrative Agent regarding, among other things, the attachment and perfection of the Administrative Agent's security interest in such Capital Stock.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, any Letter of Credit or Credit-Linked Letter of Credit shall remain outstanding or any Lender shall have any Credit-Linked Deposit, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01     Liens.

         Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

                  (a)      Liens pursuant to any Loan Document;

                  (b)      Liens existing on the date hereof and listed on
         Schedule 8.01 and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

                  (c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

                  (e) pledges or deposits in the ordinary course of business in connection with any insurance and other social security legislation, other than any Lien imposed by ERISA;

                  (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than thirty (30) consecutive days during which execution is not effectively stayed;

                  (i) Liens securing Indebtedness permitted under Section 8.03(f); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within 120 days after the acquisition thereof;

                  (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or short term rentals permitted by this Agreement;

                  (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

                  (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

                  (o) Liens securing Indebtedness permitted under Section 8.03(h); provided that such Liens shall be limited to specific Property and shall not be a blanket Lien; and

                  (p) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses.

8.02     Investments.

         Make any Investments, except:

                  (a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

                  (b) Investments existing as of the Closing Date and set forth in Schedule 8.02;

                  (c) Investments in any Person that is a Loan Party prior to giving effect to such Investment;

                  (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from, or of delinquent obligations of, or other disputes with, financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                  (e)      Guarantees permitted by Section 8.03;

                  (f)      Permitted Acquisitions;

                  (g) to the extent permitted by, and in compliance with, applicable law, loans to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $2,000,000 in the aggregate at any one time;

                  (h) Investments in Lightwave L.L.C., an Alabama limited liability company (or any of its successors or assigns), provided that all such Investments (whether by cash or contribution of assets, but excluding the reinvestment of its retained earnings) after December 31, 1999 may not exceed $5,000,000 in the aggregate;

                  (i) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

                  (j) Investments in Foreign Subsidiaries in an amount not to exceed $25,000,000 in the aggregate at any time outstanding; and

                  (k) any other Investments in an amount not to exceed $10,000,000 in the aggregate at any time outstanding.

8.03     Indebtedness.

         Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)      Indebtedness under the Loan Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.03 (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s));

                  (c)      intercompany Indebtedness permitted under Section
         8.02;

                  (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or Property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                  (e) obligations of the Borrower under surety bonds provided in the ordinary course of business;

                  (f) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (g) other unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

                  (h) secured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (i) unsecured Indebtedness to a seller incurred in connection with a Permitted Acquisition, provided that (i) such Indebtedness is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent, (ii) such Indebtedness contains covenants no more restrictive than the covenants contained in this Agreement and the other Loan Documents and contains standstill provisions reasonably acceptable to the Administrative Agent and (iii) no payments may be made on such Indebtedness if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

                  (j) unsecured Indebtedness of the Borrower under the 2000 Subordinated Documents in an aggregate principal amount of up to $172,500,000;

                  (k) unsecured Indebtedness of the Borrower under the 2003 Convertible Subordinated Debentures in an aggregate principal amount of up to $270,000,000;

                  (l) Guarantees with respect to Indebtedness permitted under clauses (a) through (i) of this Section 8.03; and

                  (m) Guarantees (which Guarantees shall be similarly subordinated) with respect to Indebtedness permitted under clauses (j) and (k) of this Section 8.03.

8.04     Fundamental Changes.

         Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Foreign Subsidiary may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary and (e) any Subsidiary of the Borrower may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such Permitted Acquisition involves the Borrower, the Borrower shall be the continuing or surviving corporation.

8.05     Dispositions.

         Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of
Section 8.15, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and
(e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in any fiscal year of the Borrower shall not exceed $10,000,000.

         Upon a disposition of assets permitted by this Agreement, the Administrative Agent shall promptly deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the Administrative Agent's release of security interest in such assets.

8.06     Restricted Payments.

         Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

                  (a) each Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party;

                  (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person; and

                  (c) subsequent to December 31, 2004, the Borrower may make dividends and purchase, redeem, acquire or retire shares of its Capital Stock of any class or any warrants or options to purchase any such shares of its Capital Stock in an aggregate amount not to exceed in any fiscal year an amount equal to twenty five percent (25%) of the sum of (i) Consolidated Net Income for the immediately prior fiscal year plus (ii) the amount of Non-Cash Charges for the immediately prior fiscal year (to the extent such Non-Cash Charges reduced Consolidated Net Income for such fiscal year); provided that no Default or Event of Default exists immediately prior to and after giving effect to any such purchase, redemption, acquisition or retirement.

8.07     Change in Nature of Business.

         Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto (or any reasonable extensions or expansions thereof).

8.08     Transactions with Affiliates and Insiders.

         Except as set forth on Schedule 8.08, enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or
Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09     Burdensome Agreements.

         (a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party,
(iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party (other than customary consent requirements in Contractual Obligations entered into in the ordinary course of business), (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) the 2000 Subordinated Documents, (3) the 2003 Convertible Subordinated Debenture Documents, (4) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (5) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (6) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of "Disposition" pending the consummation of such sale.

         (b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of "Disposition", pending the consummation of such sale.

8.10     Use of Proceeds.

         Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11     Financial Covenants.

         (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $570 million plus (ii) for each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2003, an amount equal to 50% of Consolidated Net Income (to the extent positive) for such fiscal quarter plus (iii) without duplication, 100% of all Equity Issuances after the Closing Date minus (iv) the Permitted Charges which are applicable to such period minus (v) without duplication, all Non-Cash Charges which are applicable to such period.

         (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than (i) for any fiscal quarter ending during the period from the Closing Date to and including June 30, 2004, 5.0:1.0, (ii) for any fiscal quarter ending during the period from July 1, 2004 to and including December 31, 2004, 4.5:1.0 and (iii) for any fiscal quarter ending after December 31, 2004, 3.5:1.0.

         (c) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.0:1.0.

         (d) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than (i) for any fiscal quarter ending during the period from the Closing Date to and including June 30, 2004, 1.5 to 1.0, (ii) for any fiscal quarter ending during the period from July 1, 2004 to and including September 30, 2004, 1.75:1.0, (iii) for any fiscal quarter ending during the period from October 1, 2004 to and including December 31, 2004, 2.0:1.0 and (iv) for any fiscal quarter after December 31, 2004, 2.25:1.0.

         (e) Consolidated Asset Coverage Ratio. Permit the Consolidated Asset Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.5:1.0.

8.12     Prepayment of Other Indebtedness, Etc.

         (a) Amend or modify any of the terms of any Indebtedness (including without limitation the 2000 Subordinated Documents and the 2003 Convertible Subordinated Debenture Documents) of the Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner materially adverse to the Lenders, the Borrower or any Subsidiary, including but not limited to shortening the final maturity or average life to maturity, requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto.

         (b) Make (or give any notice with respect thereto) any voluntary or optional payment, prepayment, redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or any voluntary or optional refund, refinance or exchange of any Indebtedness (including without limitation the 2000 Subordinated Documents and the 2003 Convertible Subordinated Debenture Documents) of the Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents).

         (c) Permit any Indebtedness of the Borrower or any Subsidiary (other than the Indebtedness arising under the Loan Documents) to be designated or identified as (i) "Designated Senior Debt" under and as defined in the 2000 Subordinated Indenture or (ii) "Designated Senior Indebtedness" under and as defined in the 2003 Subordinated Indenture.

8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

         (a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

         (b)      Change its fiscal year.

         (c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

8.14     Ownership of Subsidiaries.

         Notwithstanding any other provisions of this Agreement to the contrary,
(i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock (other than (a) the 485 shares of preferred Capital Stock issued by Allteck Line Contractors, Inc. to the Borrower and (b) the 3,499 shares of preferred Capital Stock issued by Quanta Services of Canada Ltd. to the Borrower) or (iii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

8.15     Sale Leasebacks.

         Enter into any Sale and Leaseback Transaction other than the sale and leaseback of trucks and equipment for immaterial amounts in the ordinary course of business.

8.16     Capital Expenditures.

         (a) The Borrower and its Subsidiaries will not make Consolidated Capital Expenditures during any fiscal year in excess of an amount equal to 50% of Consolidated EBITDA for the twelve month period ending on the last day of the immediately preceding fiscal year.

         (b) In addition to the limits under Section 8.16(a), if the Borrower or any of its Subsidiaries executes an eligible contract, then the Borrower or such Subsidiary may make Consolidated Capital Expenditures in respect of such contract in an amount equal to the lesser of (i) the actual amount required by such contract, and (ii) $30,000,000, provided that, (A) in respect of each such contract, Consolidated Capital Expenditures not made within 12 months after the date of such contract shall be applied against the limits under Section 8.16(a) and (B) the amount of Consolidated Capital Expenditures under this Section 8.16(b) for all such contracts may not, in the aggregate, exceed $30,000,000 in any fiscal year.

Upon execution of each eligible contract, the Borrower or such Subsidiary shall promptly deliver a copy of such contract to the Administrative Agent, together with a summary of the Consolidated Capital Expenditures required by such contract in form and detail acceptable to the Administrative Agent. As used in this Section 8.16(b), "eligible contract" means, a utility outsourcing contract with quantifiable revenues to the Borrower or such Subsidiary of at least $30,000,000 during any 12 consecutive month period prior to 18 months after execution of such contract.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

9.01     Events of Default.

         Any of the following shall constitute an Event of Default:

                  (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, any L/C Obligation or any Credit-Linked L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan, on any L/C Obligation, or on any Credit-Linked L/C Obligation, the shortfall between the rate actually earned on the Credit-Linked Deposit and the Benchmark Rate as required hereunder or any commitment fee or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.05(a)(i), 7.10 or 7.11 or Article VIII (other than Sections 8.01 and 8.03); or

                  (c) Information Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section
         7.01 or 7.02(a) and such failure continues for five (5) Business Days;
         or

                  (d) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection
         (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer of any Loan Party becoming aware of such failure and (ii) notice thereof to the Borrower from the Administrative Agent, the Required Revolving Lenders or the Required Credit-Linked Lenders; or

                  (e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

                  (f) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or

         Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (g) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

                  (h) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

                  (i) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and any such judgments or orders shall not have been paid, discharged or bonded pending appeal (or the Borrower has not obtained an indemnity against on terms and conditions satisfactory to the Lenders in their reasonable discretion) within thirty (30) days from the entry thereof, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
         Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (l)      Change of Control. There occurs any Change of
         Control; or

                  (m) 2000 Subordinated Documents. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the 2000 Subordinated Documents, (ii) any of the Obligations for any reason shall cease to be "Senior Debt" (or any comparable term) under, and as defined in, the 2000 Subordinated Documents, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Debt" (or any comparable term) under, and as defined in, the 2000 Subordinated Documents or (iv) the subordination provisions of the 2000 Subordinated Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the debt evidenced by the 2000 Subordinated Documents; or

                  (n) 2003 Convertible Subordinated Debentures. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents,
         (ii) any of the Obligations for any reason shall cease to be "Senior Debt" (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Debt" (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents or (iv) the subordination provisions of the 2003 Convertible Subordinated Debentures Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the 2003 Convertible Subordinated Debentures.

9.02     Remedies Upon Event of Default.

         (a) If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders, take any or all of the following actions:

                  (i) declare the commitment of each Lender with a Revolving Commitment to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; and

                  (ii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then applicable Outstanding Amount thereof).

         (b) If an Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Credit-Linked Lenders, take any or all of the following actions:

                  (i) declare the commitment of each Credit-Linked Lender to make Term Loans and any obligation of the Credit-Linked L/C Issuer to make Credit-Linked Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; and

                  (ii) require that the Borrower Cash Collateralize the Credit-Linked L/C Obligations (in an amount equal to the then applicable Outstanding Amount thereof);

         (c) If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any and all of the following actions:

                  (i) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (ii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions and any obligation of the Credit-Linked L/C Issuer to make Credit-Linked Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations and Credit-Linked L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         Furthermore, if any Event of Default has occurred and is continuing, the Administrative Agent shall, at the request of the Required Credit-Linked Lenders, withdraw from the Credit-Linked Deposit Account and distribute to the Credit-Linked Lenders on a pro rata basis an amount equal to the excess of the Aggregate Credit-Linked Commitments over the Outstanding Amount of the Credit-Linked Obligations.

9.03     Application of Funds.

         After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations and Credit-Linked L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Third held by them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Credit-Linked L/C Borrowings and breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.03(d), and to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and to Cash Collateralize that portion of the Credit-Linked Obligations comprised of the aggregate undrawn amount of Credit-Linked Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Fourth held by them; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

         Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit, as applicable, as they occur. Subject to Section 2.05(c), amounts used to Cash Collateralize the aggregate undrawn amount of Credit-Linked Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Credit-Linked Letters of Credit, as applicable, as they occur. If any amount remains on deposit as Cash Collateral for any Letter of Credit after such Letter of Credit has either been fully drawn or expired, then (i) if any other Obligations (other than Letters of Credit that have been Cash Collateralized) are outstanding, such remaining amount shall be applied to such other Obligations, if any, in the order set forth above or (ii) if all of the Obligations (other than the Letters of Credit that have been Cash Collateralized) have been indefeasibly paid in full, such remaining amount shall be paid to the Borrower or as otherwise required by law. If any amount remains on deposit as Cash Collateral for any Credit-Linked Letter of Credit after such Credit-Linked Letter of Credit has either been fully drawn or expired, then (i) if any other Obligations (other than Credit-Linked Letters of Credit that have been Cash Collateralized) are outstanding, such remaining amount shall be applied to such other Obligations, if any, in the order set forth above or (ii) if all of the Obligations (other than the Credit-Linked Letters of Credit that have been Cash Collateralized) have been indefeasibly paid in full, such remaining amount shall be paid to the Borrower or as otherwise required by law.

                                    ARTICLE X

                              ADMINISTRATIVE AGENT

10.01    Appointment and Authorization of Administrative Agent.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         (c) The Credit-Linked L/C Issuer shall act on behalf of the Credit-Linked Lenders with respect to any Credit-Linked Letters of Credit issued by it and the documents associated therewith, and the Credit-Linked L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Credit-Linked L/C Issuer in connection with Credit-Linked Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Credit-Linked Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the Credit-Linked L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Credit-Linked L/C Issuer.

         (d) Each Credit-Linked Lender hereby consents to and approves the terms of the Money Market Account Agreement. By execution hereof, the Credit-Linked Lenders authorize and direct the Administrative Agent to enter into the Money Market Account Agreement on behalf of the Credit-Linked Lenders.

10.02    Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.03    Liability of Administrative Agent.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

10.04    Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including statements of counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

10.05    Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

10.06    Credit Decision; Disclosure of Information by Administrative Agent.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.

Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

10.07    Indemnification of Administrative Agent.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

10.08    Administrative Agent in its Individual Capacity.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the L/C Issuer or the Credit-Linked L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

10.09    Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which appointment of such successor administrative agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent", "L/C Issuer", "Credit-Linked L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer, Credit-Linked Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties in such capacities shall be terminated without any other further act or deed on its behalf. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10    Administrative Agent May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, L/C Obligation or Credit-Linked L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations, Credit-Linked L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.11 and 11.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11    Collateral and Guaranty Matters.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit and Credit-Linked Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

                  (b) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(i); and

                  (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.11.

10.12    Other Agents; Arrangers and Managers.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.01    Amendments, Etc.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

                  (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan, L/C Borrowing or Credit-Linked L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

                  (d) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

                  (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

                  (f) except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

                  (g) release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender directly affected thereby; or

                  (h) without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments (or if the Revolving Commitments have been terminated, the outstanding Revolving Loans (and participations in any Swing Line Loans and L/C Obligations)), (i) waive any Default or Event of Default for purposes of Section 5.02 for purposes of any Revolving Loan borrowing or L/C Credit Extension and (ii) amend, change, waive, discharge or terminate Section 2.01(a), 2.02, 2.03, 2.05(b)(i) or 2.06 or any term, covenant or agreement contained in
         Article VIII or Article IX;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Credit-Linked L/C Issuer in addition to the Lenders required above, affect the rights or duties of the Credit-Linked L/C Issuer under this Agreement or any Credit-Linked Letter of Credit Application relating to any Credit-Linked Letter of Credit issued or to be issued by it; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the United States Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02    Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent, the L/C Issuer, the Credit-Linked L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (which Administrative Questionnaires shall be provided to the Borrower by the Administrative Agent upon request by the Borrower) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer, the Credit-Linked L/C Issuer and the Swing Line Lender.

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer, the Credit-Linked L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as reasonably understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03    No Waiver; Cumulative Remedies.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04    Attorney Costs, Expenses and Taxes.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and costs and expenses in connection with the use of Intralinks, Inc.

or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 11.04 shall be payable within twenty (20) days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations.

11.05    Indemnification by the Borrower.

         Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, trustees, investment advisors, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, reasonable costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan, Letter of Credit or Credit-Linked Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit and any refusal by the Credit-Linked L/C Issuer to honor a demand for payment under a Credit-Linked Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Credit-Linked Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise out of a dispute solely between two or more Indemnitees not caused by or involving in any way the Borrower or any Subsidiary. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.05 shall be payable within twenty (20) days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.06    Payments Set Aside.

         To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.07    Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations, Credit-Linked L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of Revolving Loans and $1,000,000 in the case of an assignment of Term Loans or any Credit-Linked Commitment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and Commitments assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a pro rata basis;

(iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (a) no such fee shall be payable in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, and (b) in the case of contemporaneous assignments by a Lender to more than one Approved Fund managed by the same investment adviser (which Approved Funds are not then Lenders hereunder), only a single such $3,500 fee shall be payable for all such contemporaneous assignments. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans, L/C Obligations and Credit-Linked L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations, Credit-Linked L/C Obligations and/or Swing Line Loans) owing to
it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (g) of the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and any pledge of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or Credit-Linked L/C Issuer and/or (ii) upon thirty (30) days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer, Credit-Linked L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer, Credit-Linked L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, Credit-Linked L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Credit-Linked L/C

Issuer, it shall retain all the rights and obligations of the Credit-Linked L/C Issuer hereunder with respect to all Credit-Linked Letters of Credit outstanding as of the effective date of its resignation as Credit-Linked L/C Issuer and all Credit-Linked L/C Obligations with respect thereto (including the right to require the Credit-Linked Lenders to fund risk participations in Credit-Linked Unreimbursed Amounts pursuant to Section 2.06(b)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

         (i) The Credit-Linked Deposit Account funded by any Credit-Linked Lender pursuant to Section 2.01(b) shall not be released in connection with any assignment of its Credit-Linked Commitment but shall instead be purchased by the relevant assignee and continue to be held for application in accordance with the terms of Section 2.05 in respect of the Credit-Linked Commitment assigned to such assignee.

11.08    Confidentiality.

         Each of the Administrative Agent, the L/C Issuer, the Credit-Linked L/C Issuer, the Swing Line Lender and the Lenders agrees to (and to cause its and its Affiliates' directors, officers and employees to) maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the Administrative Agent, any Issuer or any Lender, as applicable, shall be responsible for any violation of this Section
11.08 by such Persons); (b) to the extent required by any regulatory authority having jurisdiction over such Person; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the prior written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from or on behalf of any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit, Credit-Linked Letters of Credit and transactions contemplated hereby.

11.09    Set-off.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10    Interest Rate Limitation.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11    Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12    Integration.

         This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13    Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit or Credit-Linked Letter of Credit shall remain outstanding.

11.14    Severability.

         If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15    Tax Forms.

                  (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Internal Revenue Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 871(h) or Section 881(c) of the Internal Revenue Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                  (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 or any indemnity payments under Section 3.01(c) (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to
         Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

                  (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Internal Revenue Code, without reduction.

                  (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

11.16    Replacement of Lenders.

                  Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer, the Credit-Linked L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations, Credit-Linked L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations, Credit-Linked L/C Obligations and Swing Line Loans.

11.17    Governing Law.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAWS OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

11.18    Waiver of Right to Trial by Jury.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR

INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.19    Designated Senior Indebtedness.

         The Indebtedness evidenced by this Agreement is hereby specifically designated as "Designated Senior Indebtedness" for purposes of the 2000 Subordinated Indenture and the other 2000 Convertible Subordinated Debentures Documents, and the Indebtedness evidenced by this Agreement is hereby specifically designated as "Designated Senior Indebtedness" for purposes of the 2003 Subordinated Indenture and the other 2003 Convertible Subordinated Debentures Documents.

11.20    USA Patriot Act Notice.

         Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                               QUANTA SERVICES, INC.,
                                        a Delaware corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

GUARANTORS:                             ARBY CONSTRUCTION, INC.
                                        AUSTIN TRENCHER, INC.
                                        CCLC, INC.
                                        CONTI COMMUNICATIONS, INC.
                                        CROCE ELECTRIC COMPANY, INC.
                                        DILLARD SMITH CONSTRUCTION COMPANY
                                        DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
                                        GLOBAL ENERCOM MANAGEMENT, INC.
                                        GOLDEN STATE UTILITY CO.
                                        H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.
                                        HAINES CONSTRUCTION COMPANY
                                        MANUEL BROS., INC.
                                        MEARS GROUP, INC.
                                        NETWORK ELECTRIC COMPANY
                                        NORTH PACIFIC CONSTRUCTION CO., INC.
                                        NORTH SKY COMMUNICATIONS, INC.
                                        PARKSIDE SITE & UTILITY COMPANY
                                                CORPORATION
                                        PARKSIDE UTILITY CONSTRUCTION CORP.
                                        PWR FINANCIAL COMPANY
                                        QPC, INC.
                                        QSI, INC.
                                        QUANTA HOLDINGS, INC.
                                        QUANTA GOVERNMENT SERVICES, INC.
                                        QUANTA LI ACQUISITION, INC.
                                        QUANTA LIV ACQUISITION, INC.
                                        QUANTA LVII ACQUISITION, INC.
                                        QUANTA LVIII ACQUISITION, INC.
                                        QUANTA LIX ACQUISITION, INC.
                                        QUANTA LX ACQUISITION, INC.
                                        QUANTA LXI ACQUISITION, INC.
                                        QUANTA LXII ACQUISITION, INC.
                                        QUANTA LXIII ACQUISITION, INC.
                                        QUANTA LXIV ACQUISITION, INC.
                                        QUANTA LXV ACQUISITION, INC.,
                                        each a Delaware corporation

                                        By:  /s/ Dana A. Gordon
                                             -----------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        QUANTA LXVI ACQUISITION, INC.
                                        QUANTA LXVII ACQUISITION, INC.
                                        QUANTA LXVIII ACQUISITION, INC.
                                        QUANTA LXIX ACQUISITION, INC.
                                        QUANTA LXX ACQUISITION, INC.
                                        QUANTA LXXI ACQUISITION, INC.
                                        QUANTA LXXII ACQUISITION, INC.
                                        QUANTA LXXIII ACQUISITION, INC.
                                        QUANTA UTILITY INSTALLATION CO., INC.
                                        R.A. WAFFENSMITH & CO., INC.
                                        SOUTHEAST PIPELINE CONSTRUCTION, INC.
                                        SOUTHWESTERN COMMUNICATIONS, INC.
                                        SPALJ CONSTRUCTION COMPANY
                                        SUMTER UTILITIES, INC.
                                        TOM ALLEN CONSTRUCTION COMPANY
                                        TTGP, INC.
                                        TTLP, INC.
                                        TXLP, INC.
                                        UNDERGROUND CONSTRUCTION CO., INC.
                                        VCI TELCOM, INC.
                                        W.C. COMMUNICATIONS, INC.,
                                        each a Delaware corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        ADVANCED TECHNOLOGIES AND
                                                INSTALLATION CORPORATION,
                                        ALLTECK LINE CONTRACTORS (USA), INC.
                                        MUSTANG LINE CONTRACTORS, INC.
                                        POTELCO, INC.,
                                        each a Washington corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        BRADFORD BROTHERS, INC.
                                        TTM, INC.,
                                        each a North Carolina corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        COMMUNICATION MANPOWER, INC.
                                        P.D.G. ELECTRIC COMPANY
                                        TRAWICK CONSTRUCTION
                                        COMPANY, INC., each a
                                        Florida corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        CROWN FIBER COMMUNICATIONS, INC.,
                                        a Virginia corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        ENVIRONMENTAL PROFESSIONAL ASSOCIATES,
                                                 LIMITED
                                        W.H.O.M. CORPORATION
                                        each a California corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        FIVE POINTS CONSTRUCTION CO.
                                        MEJIA PERSONNEL SERVICES, INC.
                                        TRANS TECH ACQUISITION, INC.
                                        SOUTHWEST TRENCHING COMPANY, INC.
                                        each a Texas corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name: Dana A. Gordon
                                        Title: Vice President

                                        INTERMOUNTAIN ELECTRIC, INC.,
                                        a Colorado corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        IRBY CONSTRUCTION COMPANY,
                                        a Mississippi corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        OLD LESCO CORPORATION, INC.
                                        a South Carolina corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        METRO UNDERGROUND SERVICES, INC.
                                        PROFESSIONAL TELECONCEPTS, INC. (IL)
                                        each an Illinois corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        PAR ELECTRICAL CONTRACTORS, INC.,
                                        a Missouri corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        PROFESSIONAL TELECONCEPTS, INC. (NY),
                                        A New York corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name: Dana A. Gordon
                                        Title: Vice President

                                        THE RYAN COMPANY, INC.,
                                        a Massachusetts corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        UTILCO, INC.,
                                        a Georgia corporation

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        QDE, LLC
                                        QUANTA DELAWARE, INC.
                                        QUANTA ASSET MANAGEMENT LLC
                                        each a Delaware limited liability
                                          company

                                        By: /s/ Linda Bubacz
                                            ------------------------------------
                                        Name:  Linda Bubacz
                                        Title: President

                                        TOTAL QUALITY MANAGEMENT LLC,
                                        a Delaware limited liability company
                                        COAST TO COAST, LLC,
                                        a California limited liability company

                                        By: Environmental Professional
                                            Associates, Limited, Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        NORTHERN LINE LAYERS, LLC,
                                        a Delaware limited liability company

                                        By: PAR Electrical Contractors, Inc.,
                                            Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        DOT 05, LLC
                                        TJADER, L.L.C.
                                        OKAY CONSTRUCTION COMPANY, LLC
                                        each a Delaware limited liability
                                           company

                                        By:  Spalj Construction Company,
                                             Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        LAKE NORMAN PIPELINE, LLC,
                                        a North Carolina limited liability
                                           company

                                        By: Bradford Brothers, Inc.,
                                            Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        MEARS/CPG, LLC
                                        MEARS ENGINEERING, LLC
                                        MEARS/HDD, LLC
                                        MEARS SERVICES, LLC
                                        each a Michigan limited liability
                                           company

                                        By: Mears Group, Inc., The Sole Member
                                            of each of the foregoing limited
                                            liability companies

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        S.K.S. PIPELINERS, LLC,
                                        a Delaware limited liability company

                                        By: Arby Construction, Inc., Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        TNS-VA, LLC,
                                        a Delaware limited liability company

                                        By: Professional Teleconcepts, Inc. (NY)
                                            Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        LINECO LEASING, LLC,
                                        a Washington limited liability company

                                        By: Mustang Line Contractors, Inc.,
                                            Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        AIRLAN TELECOM SERVICES, L.P.
                                        NORTH HOUSTON POLE LINE, L.P.
                                        LINDSEY ELECTRIC, L.P.
                                        DIGCO UTILITY CONSTRUCTION, L.P.
                                        each a Texas limited partnerships

                                        By: Mejia Personnel Services, Inc.,
                                            Its General Partner

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        QUANTA SERVICES MANAGEMENT
                                                PARTNERSHIP, L.P.
                                        QUANTA ASSOCIATES, L.P.
                                        each a Texas limited partnerships

                                        By: QSI, Inc., Its General Partnership

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        TRANS TECH ELECTRIC, L.P.,
                                        a Texas limited partnership

                                        By: TTGP, Inc., Its General Partner

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        PWR NETWORK, LLC,
                                        a Delaware limited liability company

                                        By: PWR Financial Company,
                                            Its Sole Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        QUANTA RECEIVABLES, L.P.
                                        a Delaware limited partnership

                                        By: PWR Financial Company,
                                            Its General Partner

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

                                        Q RESOURCES, LLC
                                        a Delaware limited liability company

                                        By: Quanta Holdings, Inc., Its Member

                                        By: /s/ Dana A. Gordon
                                            ------------------------------------
                                        Name:  Dana A. Gordon
                                        Title: Vice President

ADMINISTRATIVE
AGENT:                                  BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By: /s/ Suzanne M. Paul
                                            ------------------------------------
                                        Name: Suzanne M. Paul
                                        Title: Vice President

LENDERS:                                BANK OF AMERICA, N.A.,
                                        as a Lender, L/C Issuer,
                                        Credit-Linked L/C Issuer
                                        and Awing Line Lender

                                        By: /s/ Gary L. Mingle
                                            ------------------------------------
                                        Name   Gary L. Mingle
                                        Title: Senior Vice President

                                        JPMORGAN CHASE,
                                        as Lender

                                        By: /s/ Robert Mendoza
                                            ------------------------------------
                                        Name:  Robert Mendoza
                                        Title: Vice President

                                        KZH PONDVIEW, LLC
                                        as Lender

                                        By: /s/ Dorian Herrera
                                            ------------------------------------
                                        Name:  Dorian Herrera
                                        Title: Authorized Agent

                                        KZH WATERSIDE, LLC,
                                        as Lender

                                        By: /s/ Dorian Herrera
                                            ------------------------------------
                                        Name:  Dorian Herrera
                                        Title: Authorized Agent

                                        KZH SOLEIL, LLC,
                                        as Lender

                                        By: /s/ Dorian Herrera
                                            ------------------------------------
                                        Name:  Dorian Herrera
                                        Title: Authorized Agent

                                Schedule 1.01(a)

                                  DISPOSITIONS

Any sale, transfer or other disposition of any of the following:

1. Accounts receivable from any of the following account debtors and/or any of their respective affiliates, successors or assigns:

-        WorldCom, Inc.

-        Enron Corporation

-        Adelphia Communications

-        Resource Technology Corp.

2. The turbines held in Borrower's inventory as of the Closing Date.

3. One or more Linemaster(C) Robotic arms.

4. Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally in the City of San Francisco or any interest therein.

5. Any interest in telecommunication lines and all rights and appurtenances appertaining thereto, consisting of fiber optic cable, conduit, pipes, vaults, structures, and associated facilities located on a line in the Utah Department of Transportation right of way generally along Bangerter Highway.

6. Any interest in ducts acquired in connection with the performance of work by Northern Line Layers, Inc. for Metromedia Fiber Networks.

7. Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally (i) between the border dividing the States of Minnesota and Wisconsin and the Cities of St. Paul and Minneapolis and
(ii) in the Cities of St. Paul and Minneapolis, or any interest therein.

                               Schedule 1.01(b)(1)

                    EXISTING CREDIT-LINKED LETTERS OF CREDIT

                                             Issuance       Expiry         L/C
Beneficiary                   Amount           Date          Date         Number
-----------                   ------           ----          ----         ------
Lumermans Mutual         $62,000,000.00      10/02/00      09/30/04      3029892
Merrill Lynch            $ 3,100,000.00      12/21/01      12/20/03      3044974
Bank of Nova Scotia      $ 4,050,000.00      04/23/02      04/11/04      3048269
Old Republic Ins. Co.    $24,400,000.00      02/26/03      02/28/04      3054499
                         --------------
Total                    $93,550,000.00

                               Schedule 1.01(b)(2)

                           EXISTING LETTERS OF CREDIT

                                            Issuance       Expiry         L/C
Beneficiary                   Amount          Date          Date         Number
-----------                   ------          ----          ----         ------
Liberty Mutual           $  500,529.00      12/13/99      01/02/04       3021358
City of Chicago          $  100,000.00      12/07/99      12/31/03       3021153
Travelers Insurance      $  649,000.00      12/13/99      01/02/04       3021320
Travelers Insurance      $1,063,000.00      07/12/00      07/31/04       3027468
Liberty Mutual           $  637,819.00      03/29/01      03/28/04       3036041
Travelers Insurance      $   60,000.00      06/06/01      06/06/04       3038333
City of Chicago          $  100,000.00      10/11/01      12/31/04       3041208
                         -------------
Total                    $3,110,348.00

                                Schedule 1.01(c)

                                PERMITTED CHARGES

All charges and expenses associated with (i) the Soule, Howell and Greenhalgh arbitrations, (ii) the In re RTC bankruptcy matter, (iii) the Greenblatt litigation and (iv) the IPWR litigation.

                                  Schedule 2.01

                         COMMITMENTS AND PRO RATA SHARES

                                           Pro Rata Share of                            Pro Rata Share of
                           Revolving          Revolving            Credit-Linked          Credit-Linked
       Lender             Commitment         Commitment              Deposit                 Deposit
       ------             ----------         ----------              -------                 -------
Bank of America, N.A.    $25,000,000         71.428571428%         $145,500,000          97.000000000%
JPMorgan Chase           $10,000,000         28.571428571%
KZH Waterside LLC                                                  $  1,000,000           0.666666667%
KZH Pondview LLC                                                   $  1,000,000           0.666666667%
KZH Soleil LLC                                                     $  2,500,000           1.666666666%
                         -----------         -----------           ------------          ------------
Total                    $35,000,000                 100%          $150,000,000                   100%
                         -----------         -----------           ------------          ------------

                                  Schedule 6.10

                                    INSURANCE

                                 (see attached)

POLICY PERIOD           COVERAGE                          LIMITS                       DEDUCTIBLES
-------------           --------                          ------                       -----------
03/01/03 -     WORKERS' COMPENSATION       Statutory except Monopolistic               $2,000,000
08/01/05

                                           States (OH,WA,WV,ND,WY)
               EMPLOYER'S LIABILITY        $1,000,000 per accident/$1,000,000
                                           policy limit Bodily Injury by Disease

                                           $ 750,000 each occurrence * $250,000
3/01/03 -      COMMERCIAL GENERAL          self-insured retention                      $1,000,000
08/01/05       LIABILITY
                                           $ 750,000 each occurrence * $250,000
                Personal and Advertising   self-insured retention
                Injury
                                           $ 750,000 each occurrence * $250,000
                Fire Damage Liability      self-insured retention
                                           $ 750,000 each occurrence * $250,000
                Products/Completed         self-insured retention
                Operations

                General Aggregate          $1,750,000 aggregate
                                           $20,000,000 policy aggregate
                Employee Benefits          $1,000,000 each employee & aggregate
                Liability

03/01/03 -     AUTO LIABILITY
08/01/05
                Bodily Injury & Property   $1,000,000 each accident CSL                $1,000,000
                Damage

03/01/03-      VOLUNTARY FOREIGN WORKERS'  Statutory State of Hire for U.S.                nil
08/01/05       COMP.                       Citizens
                                           Statutory Province of Hire for
                                           Canadians Statutory Country of
                                           Origin for Other Ex-Pats No WC
                                           coverage for local nationals
               REPATRIATION LIMIT          $500,000 Policy Limit                           nil
               EMPLOYER'S LIABILITY        $1,000,000 each accident for all                nil
                                           employees

03/01/03-      FOREIGN GENERAL LIABILITY   $1,000,000 each occurrence and                  nil
08/01/05       AND EXCESS AUTO LIABILITY   aggregate
                                           $1,000,000 each accident                    $ 25,000
                                                                                   or Xs of local policy

08/01/03 - 04  FIRST LAYER UMBRELLA        $35,000,000 each occurrence/aggregate           N/A
               LIABILITY
Claims Made     Excess of Employer's,
Policy          General,
                Auto, and Aircraft
                Liability Limits

08/01/03 - 04  SECOND LAYER UMBRELLA       $25,000,000 each occurrence/aggregate           N/A
               LIABILITY
                $25MM Excess of $35MM

08/01/03 - 04  THIRD LAYER UMBRELLA        $20,000,000 each occurrence/aggregate           N/A
               LIABILITY
                $20MM excess of $60MM

08/01/03 - 04  FOURTH LAYER UMBRELLA       $20,000,000 each occurrence/aggregate           N/A
               LIABILITY
                $20MM excess of $80MM

03/10/03 - 04  AIRCRAFT HULL AND
               LIABILITY
                Hull Physical Damage       Various values per schedule                $100/$1,000
                Liability for              $5MM combined single limit                      nil
                Owned/Scheduled
                Liability for Non-Owned    $10MM combined single limit                     nil
8/1/03-04       Excess liability for       $5MM excess of $5MM combined single
                Owned/Scheduled            limit

POLICY PERIOD           COVERAGE                     INSURER                     POLICY NUMBER
-------------           --------                     -------                     -------------
03/01/03 -     WORKERS' COMPENSATION                 Old Republic                 MWC108554 00
08/01/05
                                                                          (All states except state fund
                                                     Old Republic                    states)
               EMPLOYER'S LIABILITY



3/01/03 -      COMMERCIAL GENERAL                    Old Republic                MWZX 55734
08/01/05       LIABILITY

                Personal and Advertising
                Injury

                Fire Damage Liability

                Products/Completed
                Operations

                General Aggregate

                Employee Benefits
                Liability

03/01/03 -     AUTO LIABILITY                        Old Republic                MWTB 18597
08/01/05
                Bodily Injury & Property
                Damage

03/01/03-      VOLUNTARY FOREIGN WORKERS'  CE American Insurance Company             TBD
08/01/05       COMP.
                                                     (ACE)



               REPATRIATION LIMIT
               EMPLOYER'S LIABILITY


03/01/03-      FOREIGN GENERAL LIABILITY   CE American Insurance Company             TBD
08/01/05       AND EXCESS AUTO LIABILITY
                                                     (ACE)


08/01/03 - 04  FIRST LAYER UMBRELLA                  AEGIS                       X2059A1A02
               LIABILITY
Claims Made     Excess of Employer's,
Policy          General,
                Auto, and Aircraft
                Liability Limits

08/01/03 - 04  SECOND LAYER UMBRELLA               Steadfast Ins.               EIG930552101
               LIABILITY
                $25MM Excess of $35MM

08/01/03 - 04  THIRD LAYER UMBRELLA
               LIABILITY
                $20MM excess of $60MM              Royal Ins. Co.                P2HA021956

08/01/03 - 04  FOURTH LAYER UMBRELLA               Liberty Ins.              LQ1-B710181261-013
               LIABILITY
                $20MM excess of $80MM

03/10/03 - 04  AIRCRAFT HULL AND             Intercargo Ins. Co. and/or          NAC 3008292
               LIABILITY
                Hull Physical Damage              XL Specialty Ins. Co.
                Liability for
                Owned/Scheduled
                Liability for Non-Owned
8/1/03-04       Excess liability for        Clarendon National Ins. Co.              TBD
                Owned/Scheduled

POLICY PERIOD           COVERAGE                     LIMITS                      DEDUCTIBLES
-------------           --------                     ------                      -----------
08/01/03-04    PROPERTY
               CONTRACTOR'S EQUIPMENT       Stated Value per schedules  *10% of values damages subject to a
                                            to $25MM                    $50,000 minimum on all items except
                Newly Acquired Equipment    Included                    cranes, booms & jibs which is subject to
                Unscheduled Items Sublimit  Included                    to $100,000 minimum, all not to excess
                                                                        $250,000 per occurrence
                Rented Sublimit             $1.5MM per Item
                Flood                       $10MM Aggregate
               RIGGER'S LIABILITY (UTILCO   $250,000
               ONLY)
               INSTALLATION RISK            $25MM per project                      $50,000 Per Occur.
                                                                                        except:
               Transit                      $1.5MM                               Flood in Zone A - $250,000
               Temporary Storage            $5MM                          Earthquake in CA 5% with $250,000 min.
               Earthquake                   $10MM/$20MM aggr.excluding                Named Storm
                                            CA and zone 1 areas of      FL. and Puerto Rico: 5% with $500,000 min.
                                            ALand NV
               Earthquake - State of                                         All Others: 2.5% with $100,000 min.
               California and Zone 1
               areas of Alaska and Nevada   $10MM aggregate
               Flood                        $10MM Per Project/$20MM
                                            Aggregate
               Coastal Named Windstorm      $10MM Per Project/$20MM
                                            Aggregate
               Debris Removal               $1.5MM
               BUILDINGS & CONTENTS INCL.   $25MM blanket                            $10,000 except:
               EDP,
               Earthquake Sublimit          $10MM Aggregate              Flood - $25,000 with $250,000 In Zone A
               Windstorm                    $10MM Aggregate                Earthquake - $25,000 except 5% with
                                                                                $250,000 min.in CA
               Flood                        $10MM Aggregate             Named Storm - 2.5% with $100,000 minimum
                Newly Acquired Properties   $5MM                            on areas 25 miles from the coast
                Unnamed Locations           $500,000                    Except 5% with $500,000 minimum in Florida
                                                                                     and Puerto Rico
                Valuable Papers             $1MM
                Accounts Receivable         $1MM
               BUSINESS INTERRUPTION        $1MM
               EXTRA EXPENSE                $500,000
08/01/01 - 04  COMMERCIAL CRIME             $5MM aggregate                                $50,000
               Including Employee Theft,
               Premises,
               Transit, Depositors
               Forgery, Computer
               Theft & Funds Transfer
               Fraud, Third
               Parties, and Sub-limits
               for:
                Money Orders/Counterfeit    $1MM
                Currency
                Investigative Costs         $50,000
                Credit Card Forgery         $25,000
08/01/01 - 04  FIDUCIARY LIABILITY          $10MM each loss                               $25,000
               Including all                $10MM each policy period
               Employer-Sponsored
               Benefit Plans and their
               Trustees
02/01/03-      PROFESSIONAL LIABILITY       $10MM aggregate                              $100,000
02/01/04       (E&O)
02/01/03-      EXCESS PROFESSIONAL          $10MM excess of $10MM
02/01/04       LIABILITY
12/1/03-05     CONTRACTOR'S POLLUTION       $20MM aggregate                              $100,000
               LIABILITY

10/31/03-04    DIRECTORS' AND OFFICERS'     $35MM aggregate for the
               LIABILITY                    policy period
                Securities Claims                                                       $1,000,000
                Non-securities claims                                                   $1,000,000
10/31/03-04    EXCESS DIRECTORS' &          $5M aggregate excess of
               OFFICERS' LIABILITY          $35MM

POLICY PERIOD           COVERAGE                     INSURER        POLICY NUMBER
-------------           --------                     -------        -------------
08/01/03-04    PROPERTY                         Zurich American     MCP 3548287-01
               CONTRACTOR'S EQUIPMENT

                Newly Acquired Equipment
                Unscheduled Items Sublimi

                Rented Sublimit
                Flood
               RIGGER'S LIABILITY (UTILCO
               ONLY)
               INSTALLATION RISK

               Transit
               Temporary Storage
               Earthquake


               Earthquake - State of
               California and Zone 1
               areas of Alaska and Nevada
               Flood

               Coastal Named Windstorm

               Debris Removal
               BUILDINGS & CONTENTS INCL.
               EDP,
               Earthquake Sublimit
               Windstorm

               Flood
                Newly Acquired Properties
                Unnamed Locations

                Valuable Papers
                Accounts Receivable
               BUSINESS INTERRUPTION
               EXTRA EXPENSE
08/01/01 - 04  COMMERCIAL CRIME             Federal Ins.Co.(Chubb)    8158 55 11
               Including Employee Theft,
               Premises,
               Transit, Depositors
               Forgery, Computer
               Theft & Funds Transfer
               Fraud, Third
               Parties, and Sub-limits
               for:
                Money Orders/Counterfeit
                Currency
                Investigative Costs
                Credit Card Forgery
08/01/01 - 04  FIDUCIARY LIABILITY          Federal Ins.Co.(Chubb)    8158 55 11
               Including all
               Employer-Sponsored
               Benefit Plans and their
               Trustees
02/01/03-      PROFESSIONAL LIABILITY       Lexington Ins.Co.(AIG)    2173670
02/01/04       (E&O)
02/01/03-      EXCESS PROFESSIONAL          Greenwich Ins. Co.      XEC 000838602
02/01/04       LIABILITY
12/1/03-05     CONTRACTOR'S POLLUTION        Amer. International     CPO 6192192
               LIABILITY                      Spec.Lines Ins.Co.
                                                 (AISLIC) (AIG)
10/31/03-04    DIRECTORS' AND OFFICERS'               AEGIS           D2059A1A03
               LIABILITY
                Securities Claims
                Non-securities claims
10/31/03-04    EXCESS DIRECTORS' &           Steadfast Insurance    EOG9305521-01
               OFFICERS' LIABILITY

                                  Schedule 6.13

                                  SUBSIDIARIES


                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Advanced Technologies and Installation        Quanta Services, Inc.       Washington         N/A          1,000     100%
Corporation

Airlan Telecom Services, L.P.                        QDE LLC                Texas            N/A           N/A       98%

Airlan Telecom Services, L.P.               Mejia Personnel Services,       Texas            N/A           N/A        2%
                                                      Inc.

Allteck Line Contractors (USA), Inc.          Quanta Services, Inc.       Washington         N/A            100     100%

Allteck Line Contractors, Inc.*               Quanta Services, Inc.    British Columbia      N/A          C-100     100%
                                                                                                          P-485

Arby Construction, Inc.                       Quanta Services, Inc.        Delaware          N/A          1,000     100%

Austin Trencher, Inc.                         Quanta Services, Inc.        Delaware          N/A          1,000     100%

Bradford Brothers, Incorporated               Quanta Services, Inc.     North Carolina       N/A          1,165     100%

CCLC, Inc.                                 Conti Communications, Inc.      Delaware          N/A          1,000     100%

Coast to Coast, LLC                        Environmental Professional     California         N/A           N/A      100%
                                               Associates, Limited

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Communication Manpower, Inc.               Trawick Construction, Inc.      Florida           N/A          1,000     100%

Conti Communications, Inc.                    Quanta Services, Inc.        Delaware          N/A          1,000     100%

Croce Electric Company, Inc.                  Quanta Services, Inc.        Delaware          N/A          1,000     100%

Crown Fiber Communications, Inc.              Quanta Services, Inc.        Virginia          N/A          1,000     100%

Digco Utility Construction, L.P.                     QDE LLC                Texas            N/A           N/A     99.9%

Digco Utility Construction, L.P.            Mejia Personnel Services,       Texas            N/A           N/A      0.1%
                                                      Inc.

Dillard Smith Construction Company            Quanta Services, Inc.        Delaware          N/A          1,000     100%

Dot 05, LLC                                Spalj Construction Company      Delaware          N/A           N/A      100%

Driftwood Electrical Contractors, Inc.        Quanta Services, Inc.        Delaware          N/A          1,000     100%

Environmental Professional Associates,        Quanta Services, Inc.       California         N/A      1,000,000     100%
Limited

Five Points Construction Co.                Underground Construction        Texas            N/A          4,093     100%
                                                    Co., Inc.

Global Enercom Management, Inc.               Quanta Services, Inc.        Delaware          N/A          1,000     100%

Golden State Utility Co.                      Quanta Services, Inc.        Delaware          N/A          1,000     100%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
H. L. Chapman Pipeline Construction, Inc.     Quanta Services, Inc.        Delaware          N/A          1,000     100%

Haines Construction Company                   Quanta Services, Inc.        Delaware          N/A          1,000     100%

Intermountain Electric, Inc.                  Quanta Services, Inc.        Colorado          N/A          1,000     100%

Irby Construction Company                     Quanta Services, Inc.      Mississippi         N/A          1,000     100%

Lake Norman Pipeline, LLC                    Bradford Brothers, Inc.    North Carolina       N/A           N/A      100%

Lindsey Electric, L.P.                      North Houston Pole Line,        Texas            N/A           N/A     99.9%
                                                      L.P.

Lindsey Electric, L.P.                      Mejia Personnel Services,       Texas            N/A           N/A      0.1%
                                                      Inc.

Lineco Leasing, LLC                         Mustang Line Contractors,     Washington         N/A           N/A      100%
                                                      Inc.

Manuel Bros., Inc.                            Quanta Services, Inc.        Delaware          N/A          1,000     100%

Mears Canada Corp.*                             Mears Group, Inc.        Nova Scotia         N/A              1     100%

Mears Engineering, LLC                          Mears Group, Inc.          Michigan          N/A           N/A      100%

Mears Group, Inc.                             Quanta Services, Inc.        Delaware          N/A          1,000     100%

Mears HDD, LLC                                  Mears Group, Inc.          Michigan          N/A           N/A      100%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Mears Services, LLC                             Mears Group, Inc.          Michigan          N/A           N/A      100%

Mears/CPG, LLC                                  Mears Group, Inc.          Michigan          N/A           N/A      100%

Mearsmex S. de R.L. de C.V.*                    Mears Group, Inc.           Mexico           N/A           N/A       90%

Mearsmex S. de R.L. de C.V.*                     Mears/HDD, LLC             Mexico           N/A           N/A       10%

Mejia Personnel Services, Inc.                Quanta Services, Inc.         Texas            N/A          1,000     100%

Metro Underground Services, Inc.              Quanta Services, Inc.        Illinois          N/A          1,000     100%

Mustang Line Contractors, Inc.                Quanta Services, Inc.       Washington         N/A            500     100%

Network Electric Company                      Quanta Services, Inc.        Delaware          N/A          1,000     100%

North Houston Pole Line, L.P.                        QDE LLC                Texas            N/A           N/A     99.9%

North Houston Pole Line, L.P.               Mejia Personnel Services,       Texas            N/A           N/A      0.1%
                                                      Inc.

North Pacific Construction Co., Inc.,         Quanta Services, Inc.        Delaware          N/A          1,000     100%

North Sky Communications, Inc.                Quanta Services, Inc.        Delaware          N/A          1,000     100%

Northern Line Layers, LLC                        PAR Electrical            Delaware          N/A           N/A      100%
                                                Contractors, Inc.

Okay Construction Company, LLC             Spalj Construction Company      Delaware          N/A           N/A      100%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Old Lesco Corporation, Inc.                  Sumter Utilities, Inc.     South Carolina       N/A         10,000     100%

P.D.G. Electric Co.                           Quanta Services, Inc.        Florida           N/A          1,000     100%

PAR Electrical Contractors, Inc.              Quanta Services, Inc.        Missouri          N/A            200     100%

Par Internacional, S. de R.L. de C.V.*        Quanta Services, Inc          Mexico           N/A           N/A       50%

Par Internacional, S. de R.L. de C.V.*           Par Electrical             Mexico           N/A           N/A       50%
                                                Contractors, Inc.

Parkside Site and Utility Company             Quanta Services, Inc.        Delaware          N/A          1,000     100%
Corporation

Parkside Utility Construction Corp.           Quanta Services, Inc.        Delaware          N/A          1,000     100%

Potelco, Inc.                                 Quanta Services, Inc.       Washington         N/A              2     100%

Professional Teleconcepts, Inc.               Quanta Services, Inc.        Illinois          N/A            100     100%

Professional Teleconcepts, Inc.               Quanta Services, Inc.        New York          N/A            100     100%

PWR Financial Company                         Quanta Services, Inc.        Delaware          N/A           1000     100%

PWR Network, LLC                              PWR Financial Company        Delaware          N/A           N/A      100%

Q Resources, LLC                              Quanta Holdings, Inc.        Delaware          N/A           N/A      100%

QDE LLC                                       PWR Financial Company        Delaware          N/A           N/A      100%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
QPC, Inc.                                     Quanta Services, Inc.        Delaware          N/A          1,000     100%

QSI, Inc.                                     Quanta Holdings, Inc.        Delaware          N/A          1,000     100%

Quanta Asset Management LLC                         QSI, Inc.              Delaware          N/A           N/A      100%

Quanta Associates, L.P.                     Quanta Asset Management,        Texas            N/A           N/A     99.9%
                                                       LLC

Quanta Associates, L.P.                             QSI, Inc.               Texas            N/A           N/A      0.1%

Quanta Delaware, Inc.                         Quanta Holdings, Inc.        Delaware          N/A          1,000     100%

Quanta Government Services, Inc.              Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta Holdings, Inc.                         Quanta Services, Inc.        Delaware          N/A          8,000     100%

Quanta LI Acquisition, Inc.                   Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LIV Acquisition, Inc.                  Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LIX Acquisition, Inc.                  Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LVII Acquisition, Inc.                 Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LVIII Acquisition, Inc.                Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LX Acquisition, Inc.                   Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXI Acquisition, Inc.                  Quanta Services, Inc.        Delaware          N/A          1,000     100%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Quanta LXII Acquisition, Inc.                 Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXIII Acquisition, Inc.                Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXIV Acquisition, Inc.                 Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXIX Acquisition, Inc.                 Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXV Acquisition, Inc.                  Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXVI Acquisition, Inc.                 Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXVII Acquisition, Inc.                Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXVIII Acquisition, Inc.               Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXX Acquisition, Inc.                  Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXXI Acquisition, Inc.                 Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXXII Acquisition, Inc.                Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta LXXIII Acquisition, Inc.               Quanta Services, Inc.        Delaware          N/A          1,000     100%

Quanta Receivables, L.P.                             QDE LLC               Delaware          N/A           N/A       99%

Quanta Receivables, L.P.                        PWR Network, LLC           Delaware          N/A           N/A        1%

Quanta Services Management
Partnership, L.P.                            Quanta Delaware, Inc.         Texas             N/A           N/A       99%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Quanta Services Management
Partnership, L.P.                                  QSI, Inc.               Texas             N/A           N/A        1%

Quanta Services of Canada Ltd.*               Quanta Services, Inc.    British Columbia      N/A           C-10     100%
                                                                                                        P-3,499

Quanta Utility Installation Company, Inc.     Quanta Services, Inc.        Delaware          N/A          1,000     100%

R.A. Waffensmith & Co., Inc.                  Quanta Services, Inc.        Delaware          N/A          1,000     100%

S.K.S. Pipeliners, LLC                       Arby Construction, Inc.       Delaware          N/A           N/A      100%

Servicios Par Electric, S.                    Quanta Services, Inc.         Mexico           N/A           N/A       50%
de R.L. de C.V.*

Servicios Par Electric, S.                       Par Electrical             Mexico           N/A           N/A       50%
de R.L. de C.V.*
                                                Contractors, Inc.

Southeast Pipeline Construction, Inc.         Quanta Services, Inc.        Delaware          N/A          1,000     100%

Southwest Trenching, Inc.                     Quanta Services, Inc.         Texas            N/A          1,000     100%

Southwestern Communications, Inc.             Quanta Services, Inc.        Delaware          N/A          1,000     100%

Spalj Construction Company                    Quanta Services, Inc.        Delaware          N/A          1,000     100%

Sumter Utilities, Inc.                        Quanta Services, Inc.        Delaware          N/A          1,000     100%

The Ryan Company, Inc.                        Quanta Services, Inc.     Massachusetts        N/A          1,000     100%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Tjader, LLC                                Spalj Construction Company      Delaware          N/A           N/A      100%

TNS-VA, LLC                                Professional Teleconcepts,      Delaware          N/A           N/A      100%
                                                      Inc.

Tom Allen Construction Company                Quanta Services, Inc.        Delaware          N/A          1,000     100%

Total Quality Management Services, LLC     Environmental Professional      Delaware          N/A           N/A      100%
                                               Associates, Limited

Trans Tech Acquisition, Inc.                  Quanta Services, Inc.         Texas            N/A          1,000     100%

Trans Tech Electric, L.P.                          TTGP, Inc.               Texas            N/A           N/A        1%

Trans Tech Electric, L.P.                          TTLP, Inc.               Texas            N/A           N/A       99%

Trawick Construction Co., Inc.                Quanta Services, Inc.        Florida           N/A          1,000     100%

TTGP, Inc.                                    Quanta Services, Inc.        Delaware          N/A          1,000     100%

TTLP, Inc.                                    Quanta Services, Inc.        Delaware          N/A          1,000     100%

TTM, Inc.                                     Quanta Services, Inc.     North Carolina       N/A          1,000     100%

TXLP, Inc.                                    Quanta Services, Inc.        Delaware          N/A          1,000     100%

                                                                                         OUTSTANDING
                                                                                          OPTIONS,
                                                                                          WARRANTS,
                                                                           ISSUER'S       RIGHTS OF                % OF
                                                                         JURISDICTION    CONVERSION     NO. OF   OWNERSHIP
                   ISSUER                             OWNER              OF FORMATION    OR PURCHASE    SHARES   INTEREST
                   ------                             -----              ------------    -----------    ------   --------
Underground Construction Co., Inc.            Quanta Services, Inc.        Delaware          N/A          1,000     100%

Utilco, Inc.                                  Quanta Services, Inc.        Georgia           N/A          1,000     100%

VCI Telcom, Inc.                              Quanta Services, Inc.        Delaware          N/A          1,000     100%

W. C. Communications, Inc.                    Quanta Services, Inc.        Delaware          N/A          1,000     100%

W.H.O.M. Corporation                          Quanta Services, Inc.       California         N/A          1,000     100%

                                  Schedule 6.17

                                    IP RIGHTS

QUANTA SERVICES, INC. - U.S. TRADEMARKS

      MARK                   REG. NO.  REG. DATE   CLASS                      GOODS/SERVICES
      ----                   --------  ---------   -----                      --------------
     QUANTA                 2,386,136  09/12/2000   37     Electrical contracting and maintenance services,
                                                           namely installation, repair and maintenance of
                                                           electric power transmission and distribution
                                                           lines, telecommunication and cable television
                                                           lines, highway lighting and erection of electric
                                                           substations, cellular telephone and microwave
                                                                               towers.

     QUANTA                 2,482,754  08/28/2001   42     Engineering and design services for others in the
                                                           field of electrical, video, security, fire, voice
                                                                           and data systems.

QUANTA SERVICES             2,410,600  12/05/2000   37     Electrical contracting and maintenance services,
                                                           namely installation, repair and maintenance of
                                                           electric power transmission and distribution
                                                           lines, telecommunication and cable television
                                                           lines, highway lighting and traffic control
                                                           systems, construction and erection of electric
                                                           substations, cellular telephone and microwave
                                                                              towers.

QUANTA SERVICES             2,410,599  12/05/2000   42     Engineering and design services for others in the
                                                           field of electrical, natural gas, video, security,
                                                                     fire, voice and data systems.

      MARK                   REG. NO.  REG. DATE   CLASS                      GOODS/SERVICES
      ----                   --------  ---------   -----                      --------------
Lightning Bolts in Fist     2,312,485  01/25/2000   37     Electrical contracting and maintenance services,
Design                                                     namely installation, repair and maintenance of
                                                           electric power transmission and distribution
                                                           lines, telecommunication and cable television
                                                           lines, highway lighting and erection of electric
                                                           substations, cellular telephone and microwave
                                                           towers.

Lightning Bolts in Fist     2,322,343  02/22/2000   42     Engineering and design services for others in the
Design                                                     field of electrical, video, security, fire, voice
                                                           and data systems.

PAR ELECTRICAL CONTRACTORS  1,987,917  07/23/1996   37     Engineering contracting services in the field of
and Lightning Bolts and                                    power transmission and distribution.
Fist Design

SUBSIDIARIES - U.S. PATENTS

                      PATENT                OWNER             U.S. PATENT NO.
                      ------                -----             ---------------
POWERTRAIN FOR TRENCHING MACHINE     Austin Trencher, Inc.      5,664,347

UNDERGROUND CABLE ANODE              Mears/CPG, Inc.            5,743,675
INSTALLMENT SYSTEM

SUBSIDIARIES - U.S. TRADEMARKS

                MARK                             OWNER                       REG. NO.           REG. DATE
                ----                             -----                       --------           ---------
LE LINE EQUIPMENT SALES CO., INC.    Old Lesco Corporation, Inc.            2,696,981           03/18/03
ELECTRICAL DISTRIBUTORS and Design   (currently held of record
                                     in its former name, Line
                                     Equipment Sales Co., Inc.)

UC and Design                        Underground Construction               1,248,630           08/16/83
                                     Co., Inc.

PATENT APPLICATIONS

             PATENT                         APPLICANT                  OWNER                 APP. NO.           FILING DATE
             ------                         ---------                  -----                 --------           -----------
Energized reconductor handling       Quanta Services, Inc.     Quanta Services, Inc.        60/498,707          08/29/2003
method and apparatus.

                                Schedule 6.20(a)

                           LOCATIONS OF REAL PROPERTY

      LOAN PARTY/OWNER/LESSEE                                     ADDRESS                                       LEASED OR OWNED
      -----------------------                                     -------                                       ---------------
Quanta Services, Inc.                        1360 Post Oak Blvd. Ste, 2100, Houston, TX 77056                       Leased
Airlan Telecom Installation, L.P.            431 W. Beford - Euless Rd., Hurst, TX 76053                            Leased
Arby Construction                            3N525 Powis Rd., Chicago, IL 60185                                     Leased
Arby Construction                            11712 Stateville Rd., Charlotte, NC 28078                              Leased
Arby Construction                            2708 Lefferson Rd., Youngstown, OH 45044                               Leased
Arby Construction                            1821 Old Bermuda 100, Chester, VA 23836                                Leased
Arby Construction                            N5473 County Rd. U, DePere, WI 54115                                   Leased
Arby Construction                            Donges Bay & Hwy 45, Germantown, WI 53022                              Leased
Arby Construction                            3196/3188 Manitowoc Road, Green Bay, WI 54311                          Leased
Arby Construction                            1215 Hickory Farm Lane, Green Bay, WI - no zip                         Leased
Arby Construction                            Cormier Avenue, Green Bay, WI 54304                                    Leased
Arby Construction                            1901 Badger, Kaukauna, WI 54130                                        Leased
Arby Construction                            19705-25 W. Lincoln Avenue, New Berlin, WI 53146                       Leased
Arby Construction                            Hwy 11, Union Grove, WI 53182                                          Leased
Advanced Technologies and Installation       20 N. Aviador, Camarillo, CA 93010                                     Leased
Corporation
Advanced Technologies and Installation       4935 Southfront Rd. Ste. F, Livermore, CA 94550                        Leased
Corporation
Advanced Technologies and Installation       10830 Guilford Road, Ste #303, Annapolis, MD 20701                     Leased
Corporation
Advanced Technologies and Installation       1340 Ninth Street, Units B&C, 9, Upland, CA 91786                      Leased
Corporation
Advanced Technologies and Installation       2454 Merrit Drive, Garland, TX 75041                                   Leased
Corporation
Advanced Technologies and Installation       655 N. Glenville, Ste. 155, Richardson, TX 75081                       Leased
Corporation
Advanced Technologies and Installation       4813 Pacific Hwy East, Fife, WA 98424                                  Leased
Corporation
Advanced Technologies and Installation       4813 Pacific Hwy East, Fife, WA 98424                                  Subleased
Corporation

Conti Communications, Inc.                   1581 Lester Road, Suite B5, Conyers, GA 30012                          Leased
Conti Communications, Inc                    5 Johnson Drive, Raritan, NJ 08869                                     Leased
Croce Electric Company, Inc.                 2 Betty Street, Everett, MA 02149                                      Leased
Croce Electric Company, Inc.                 Robin Street, Everett, MA 02149                                        Leased
Croce Electric Company, Inc.                 1703 Plainfield Pike, Johnston, RI 02919                               Leased
Croce Electric Company, Inc.                 640 Ten Rod Road, Kingston, RI 02881                                   Leased
Croce Electric Company, Inc.                 421 Lincoln Avenue, Warwick, RI 02888                                  Leased
Crown Fiber Communications, Inc.             2520 Midpark Drive, Montgomery, AL 36109                               Leased
Crown Fiber Communications, Inc.             188 Chandalar Place, Pelham, AL 35124                                  Leased
Crown Fiber Communications, Inc.             1410 General Arts Rd., Conyers, GA 30012                               Leased
Crown Fiber Communications, Inc.             3070 Five Forks Trickum Rd., Lilburn, GA 30047                         Leased
Crown Fiber Communications, Inc.             5861 Columbus Rd., Macon, GA 31206                                     Leased
Crown Fiber Communications, Inc.             800 Satellite Blvd., Suwanee, GA 30024                                 Leased
Crown Fiber Communications, Inc.             1101 Swan Street, Terre Haute, IN 47807                                Leased
Crown Fiber Communications, Inc.             4976 West Pine Street, Mt. Airy, NC 27030                              Leased
Crown Fiber Communications, Inc.             704 Buffalo Shoals Rd., Statesville, NC 28677                          Leased
Crown Fiber Communications, Inc.             24 Cokesbury Rd., Lebanon, NJ 08833                                    Leased
Crown Fiber Communications, Inc.             399 Eberts Lane, York, PA 17403                                        Leased
Crown Fiber Communications, Inc.             681 Kershaw Street, Aiken, SC 29801                                    Leased
Crown Fiber Communications, Inc.             1315 West Avenue, Belton, TX 76513                                     Leased
Crown Fiber Communications, Inc.             11609 Shannon Drive, Fredericksburg, VA 22408                          Leased
Crown Fiber Communications, Inc.             4901 Waller Rd., Richmond, VA 23230                                    Leased
Crown Fiber Communications, Inc.             RR #1 Box 414 A, Clarksburg, WV 26408                                  Leased
Dillard Smith Construction Co.               2055 Christian Street, Clanton, AL 35045                               Leased
Dillard Smith Construction Co.               548/560 Lake Mirror Rd., College Park, GA 30349                        Leased
Dillard Smith Construction Co.               13233 State Route 80, Ashland, KY 41102                                Leased
Dillard Smith Construction Co.               4801 East Independence Blvd. #807, Charlotte, NC 28212                 Leased
Dillard Smith Construction Co.               4421 Malone Rd., Memphis, TN 38118                                     Leased
Dillard Smith Construction Co.               1020 West Hwy 11E., New Market, TN 37820                               Leased
Driftwood Electrical Contractors, Inc.       4585 US Hwy 27 North, Lancaster, KY 40444                              Leased
Driftwood Electrical Contractors, Inc.       3900 Crosby Drive, Lexington, KY 40515                                 Leased
Driftwood Electrical Contractors, Inc.       201 Hwy 80 West, London, KY 40741                                      Leased
Driftwood Electrical Contractors, Inc.       358 Fifth Avenue South, Baxter, TN 38544                               Leased
Environmental Professional Associates,       1593 Jamacha Rd., El Cajon, CA 92019                                   Leased
Limited

Environmental Professional Associates        1257 Hassett Avenue, Yuba City, CA 95991                               Leased
Environmental Professional Associates        1441/1445 Garden Hwy., Yuba City, CA 95991                             Leased
Environmental Professional Associates        501 Silverado Trail, Napa, CA 94558                                    Leased
Global Enercom Management, Inc.              1500 S. Dairy Ashford, Ste. 240, Houston, TX 77077                     Leased
Global Enercom Management, Inc.              2500 Wilcrest Ste. 100, Houston, TX 77042                              Leased
Golden State Utility Co.                     2851 Bedford Land #156, Chino Hills, CA 91709                          Leased
Golden State Utility Co.                     3100 Chino Hills Parkway #134, Chino Hills, CA 91709                   Leased
Golden State Utility Co.                     Diamond Bar, CA - no physical address                                  Leased
Golden State Utility Co.                     14567 Arrow Hwy., Fontana, CA 92335                                    Leased
Golden State Utility Co.                     8766 Fruitridge Road, Sacramento, CA 95826                             Owned
Golden State Utility Co.                     266 Industrial Road, San Carlos, CA 94070                              Leased
Golden State Utility Co.                     390 Martin Avenue, Santa Clara, CA 95950                               Leased
Golden State Utility Co.                     10602 E. Mt. View, Selma, CA 93662                                     Leased
Golden State Utility Co.                     2007 W. Tuolumne Avenue, Turlock, CA 95380                             Leased
Golden State Utility Co.                     1209 Commerce Avenue, Woodland, CA 95776                               Leased
H.L. Chapman Pipeline Construction, Inc.     7555 FM 970, Florence, TX 76527                                        Leased
H.L. Chapman Pipeline Construction, Inc.     9250 FM 2243, Leander, TX 78641                                        Leased
Intermountain Electric, Inc.                 701 W. Mississippi Avenue, Denver, CO 80223                            Leased
Intermountain Electric, Inc.                 602 S. Lipan Street, Denver, CO 80223                                  Leased
Intermountain Electric, Inc.                 610 S. Lipan Street, Denver, CO 80223                                  Leased
Irby Construction Company                    104 Tierra Court, Dauphin Island, AL - no zip                          Leased
Irby Construction Company                    1279 Seminola Blvd., Casselberry, FL 32707                             Leased
Irby Construction Company                    228 S. Massachussetts, Lakeland, FL 33801                              Leased
Irby Construction Company                    Ballground GA - no physical address                                    Leased
Irby Construction Company                    11010 Florida Blvd., Walker, LA 70785                                  Leased
Irby Construction Company                    505/511 Beasley Street, Jackson, MS 39201                              Leased
Irby Construction Company                    727 S. State Street, Jackson, MS 39201                                 Leased
Irby Construction Company                    770 E. Silas Brown Street, Jackson, MS 39201                           Leased

Irby Construction Company                    809 S. President Street, Jackson, MS 39201                             Leased
Irby Construction Company                    815 S. State Street, Jackson, MS 39201                                 Leased
Irby Construction Company                    815/817 S. Congress, Jackson, MS 39201                                 Leased
Irby Construction Company                    823 S. State Street, Jackson, MS 39201                                 Leased
Irby Construction Company                    839 S. State Street, Jackson, MS 39201                                 Leased
Irby Construction Company                    900 S. West Street, Jackson, MS 39201                                  Leased
Irby Construction Company                    901 S. West Street, Jackson, MS 39201                                  Leased
Irby Construction Company                    530 Old Hwy 49 South, Richland, MS 39218                               Leased
Irby Construction Company                    901/903 S. President, Jackson, MS 39201                                Leased
Irby Construction Company                    51 S. Buel Street, Eureka, NV 89316                                    Leased
Irby Construction Company                    5127 Port Entry, San Antonio, TX 78222                                 Leased
Manuel Bros. Inc.                            908 Taylorville Rd. #104, Grass Valley, CA 95949                       Leased
Manuel Bros. Inc.                            480 Roseville Rd., Roseville, CA 95678                                 Leased
Manuel Bros. Inc.                            3610 Bassett Street, Santa Clara, CA 95054                             Leased
Manuel Bros. Inc.                            710 N. George Washington Blvd., Yuba City, CA 95993                    Leased
Mears Group, Inc.                            8525 East Pinnacle Peak, Ste. #135, Scotsdale, AZ 85255                Leased
Mears Group, Inc.                            31-B Beta Ct., San Ramon, CA 94583                                     Leased
Mears Group, Inc.                            2322A 5th Street, Nisku, Alberta, Canada T9E8J1                        Leased
Mears Group, Inc.                            901 Ridgeway Avenue, Aurora, IL 60506                                  Leased
Mears Group, Inc.                            6218 Miller Drive, Edwardsville, IL 62025                              Leased
Mears Group, Inc.                            3775 Tosovsky Lane, Edwardsville, IL 62025                             Leased
Mears Group, Inc.                            14808 W. 114th Terrace, Lenexa, KS 66215                               Leased
Mears Group, Inc.                            14809 W. 114th Terrace, Lenexa, KS 66215                               Subleased
Mears Group, Inc.                            4500 N. Mission, Rosebush, MI 48878                                    Leased
Mears Group, Inc.                            10850 Traverse Hwy., Traverse City, MI 49684                           Leased
Mears Group, Inc.                            521 N. Belt, #505, Houston, TX - no zip                                Leased
Mears Group, Inc.                            1855 Cullen, Suite 304/313, Pearland, TX 77581                         Leased
Mustang Line Contractors, Inc.               10220 N. Nevada, Ste.260, Spokane, WA 99218                            Leased
Mustang Line Contractors, Inc.               1907 McKenzie, Usk, WA 99180                                           Leased
Network Electric Company                     5425 Louie Lane, Reno, NV 89511                                        Leased
North Houston Pole Line, L.P.                200 Ida Road, Broussard, LA 70518                                      Leased
North Houston Pole Line, L.P.                481 Fortson Yard B, Shreveport, LA 71107                               Leased
North Houston Pole Line, L.P.                3502 S. Highway 6, Elk City, OK 73644                                  Leased
North Houston Pole Line, L.P.                4616 Oil Patch, Woodward, OK 73801                                     Leased
North Houston Pole Line, L.P.                1743 South Main, Giddings, TX 78942                                    Leased

North Houston Pole Line, L.P.                7202 Irvington Blvd., Houston, TX 77022                                Leased
North Houston Pole Line, L.P.                15410 Henry Street, Houston, TX 77060                                  Leased
North Houston Pole Line, L.P.                1608 Margaret Street, Houston, TX 77093                                Leased
North Houston Pole Line, L.P.                Margaret/Hardy Street, Houston, TX 77093                               Leased
North Houston Pole Line, L.P.                Margaret/Skinner Road, Houston, TX 77093                               Leased
North Houston Pole Line, L.P.                1210/1224 Normandy Street, Houston, TX 77015                           Leased
North Houston Pole Line, L.P.                Gregg County Property, Kilgore, TX - no physical add.                  Leased
North Houston Pole Line, L.P.                3603 West Hwy 180, Mineral Wells, TX 76067                             Leased
North Sky Communications, Inc.               1661 San Marino Drive, Martinez, CA 94954                              Leased
North Sky Communications, Inc.               4225 Rose Biggi Way, Beaverton, OR 97005                               Leased
North Sky Communications, Inc.               3567 Hwy 101, Gearhart, OR 97138                                       Leased
North Sky Communications, Inc.               10710/10748 NE Simpson St., Portland, OR 97220                         Leased
North Sky Communications, Inc.               1411 Salem Ind. Dr. NE, Salem, OR 97303                                Leased
North Sky Communications, Inc.               10540 SW Tualatin Sherwood, Tualatin, OR 97062                         Leased
North Sky Communications, Inc.               Bainbrdige Island, WA - no physical address                            Leased
PAR Electrical Contractors, Inc.             5740 West Buckeye, Phoenix, AZ 85043                                   Leased
PAR Electrical Contractors, Inc.             2410 Vineyard, Escondido, CA 92029                                     Leased
PAR Electrical Contractors, Inc.             10771 Almond Avenue, Fontana, CA 92337                                 Leased
PAR Electrical Contractors, Inc.             5776 Stoneridge Mall, Pleasanton, CA 94588                             Leased
PAR Electrical Contractors, Inc.             41593 Winchester Road, Temelula, CA - no zip                           Leased
PAR Electrical Contractors, Inc.             1921 W. 11th St., Upland, CA 91786                                     Leased
PAR Electrical Contractors, Inc.             1416 Midway Road, Vacaville, CA 95688                                  Leased
PAR Electrical Contractors, Inc.             725 Tower Road, Aurora, CO 80015                                       Owned
PAR Electrical Contractors, Inc.             27 Iverness Drive East, Englewood, CO 80011                            Leased
PAR Electrical Contractors, Inc.             50 Fabrication Drive, Pueblo West, CO 81007                            Leased
PAR Electrical Contractors, Inc.             12 Northgate Drive, Windsor Locks, CT 06096                            Leased
PAR Electrical Contractors, Inc.             6432 Joliett Road, Countryside, IL 60525                               Leased
PAR Electrical Contractors, Inc.             Lot 1, Green St, Wrentham, MA - no zip                                 Leased
PAR Electrical Contractors, Inc.             Route 4, Berwick, ME 03901                                             Leased
PAR Electrical Contractors, Inc.             1 Route 236, Kittery, ME 03904                                         Leased
PAR Electrical Contractors, Inc.             Platte County, MO - no physical address                                Leased
PAR Electrical Contractors, Inc.             Barton County, MO - no physical address                                Owned
PAR Electrical Contractors, Inc.             6780 Trade Center Ave., Bottrell Subdivision, Billings, MO 59101       Leased
PAR Electrical Contractors, Inc.             4770 Belleview Ste. 300, Gladstone, MO 64116                           Leased

PAR Electrical Contractors, Inc.             6840 NW 136th Street, Kansas City, MO 64164                            Leased
PAR Electrical Contractors, Inc.             241 South East 10th Ave., Kansas City, MO 64116                        Owned
PAR Electrical Contractors, Inc.             1440 Iron Street, N. Kansas City, MO 64116                             Owned
PAR Electrical Contractors, Inc.             1801 Iron Street, N. Kansas City, MO 64116                             Owned
PAR Electrical Contractors, Inc.             N. Kansas City, MO 64116                                               Owned
PAR Electrical Contractors, Inc.             3401 Tullison Rd., Riverside, MO 64150                                 Leased
PAR Electrical Contractors, Inc.             Clark County, Las Vegas, NV - no physical address                      Leased
PAR Electrical Contractors, Inc.             3940 E. Craig Rd. Ste. 101, Las Vegas, NV 89030                        Leased
PAR Electrical Contractors, Inc.             5005 Carey Ave., Las Vegas, NV 89115                                   Leased
PAR Electrical Contractors, Inc.             4415 Andrews St., Las Vegas, NV 89030                                  Leased
PAR Electrical Contractors, Inc.             1465 W. 4th St., Reno, NV 89503                                        Leased
PAR Electrical Contractors, Inc.             2332 RT 9 N, AuSable Forks, NY 12912                                   Leased
PAR Electrical Contractors, Inc.             29 Alder Street, Jay, NY 12941                                         Leased
PAR Electrical Contractors, Inc.             9 School Street, Jay, NY 12941                                         Leased
PAR Electrical Contractors, Inc.             4480 Bradley Road, Cleveland, OH 44109                                 Leased
PAR Electrical Contractors, Inc.             9925 E. Admiral PL., Tulsa, OK 74116                                   Leased
PAR Electrical Contractors, Inc.             9925 E. Admiral PL., Tulsa, OK 74116                                   Subleased
PAR Electrical Contractors, Inc.             2300 S. 3600 W., Salt Lake City, UT 84119                              Leased
Parkside Utility Construction Corp.          123 King Phillip Street, Johnston, RI 02919                            Leased
P.D.G. Electric Co.                          4419/4421 12th St. Ct. E, Brandenton, FL 34203                         Leased
P.D.G. Electric Co.                          2725 17th Street East, Palmetto, FL 34221                              Leased
Potelco, Inc.                                4940 Still Creek Avenue, Burnaby, BC V5C 4E4                           Leased
Potelco, Inc.                                9718 197 B Street, Langley, BC V1M 3G3                                 Leased
Potelco, Inc.                                1661 San Marino Drive, Martinez, CA 94954                              Leased
Potelco, Inc.                                508/512 S. Airport Blvd, S. San Francisco, CA 94080                    Leased
Potelco, Inc.                                2161 Oakland Rd., San Jose, CA 95131                                   Leased
Potelco, Inc.                                4225 Rose Biggi Way, Beaverton, OR 97005                               Leased
Potelco, Inc.                                3567 Hwy 101, Gearhart, OR 97138                                       Leased
Potelco, Inc.                                10748 NE Simpston Street, Portland, OR  97220                          Leased
Potelco, Inc.                                1411 Salem Ind. Drive NE, Salem, OR 97303                              Leased
Potelco, Inc.                                Bainbridge Island, WA - no physical address                            Leased
Potelco, Inc.                                13521 E. Trent Avenue, Spokane, WA 99208                               Leased
Potelco, Inc.                                14103 8th Street East, Sumner, WA 98390                                Leased
Professional Teleconcepts Group              5132 State Hwy 12, Norwich, NY 13815                                   Leased
Professional Teleconcepts Group              22590 Cedar Green Rd., Dulles, VA 20166                                Leased

The Ryan Company, Inc.                       8245 Ronson Road, Ste. A, San Diego, CA 92111                          Leased
The Ryan Company, Inc.                       60/62 Reservoir Park Drive, Rockland, MA 02370                         Leased
The Ryan Company, Inc.                       25 Constitution Dr, Taunton, MA 02780                                  Leased
The Ryan Company, Inc.                       703 -1/2 West Apache Street, Farmington, NM 87401                      Leased
Southeast Pipeline Construction Inc.         245 N. Main, Jasper, GA 30143                                          Leased
Southeast Pipeline Construction Inc.         2270 Hwy 17, Richmond Hill, GA 31324                                   Leased
Spalj Construction Company                   24 Cook St, Billerica, MA 01821                                        Leased
Spalj Construction Company                   22360 County Rd. 12, Deerwood, MN 56444                                Leased
Spalj Construction Company                   208 North La Grand Ave., Princeton, MN 55371                           Leased
Spalj Construction Company                   2021 160th Ave., Princeton, MN 55371                                   Leased
Spalj Construction Company                   541 Industrial Blvd., New Richmond, WI 54017                           Leased
Sumter Utilities, Inc.                       550 Balmoral Circle N, Jacksonville, FL 32218                          Leased
Trans Tech Electric L.P.                     1726 W. Cypress, Tampa, FL 33606                                       Leased
Trans Tech Electric L.P.                     4601 Cleveland Ave., South Bend, IN 46628                              Leased
Trans Tech Electric L.P.                     318 N. Dixon Drive, Cary, NC 27513                                     Leased
Trawick Construction Co.                     Rt. 5 Hwy. 55 South, Andalusia, AL 36420                               Leased
Trawick Construction Co.                     8167 Hwy 231 South, Newton, AL 36360                                   Leased
Trawick Construction Co.                     1555 S. Blvd., Chipley, FL 32428                                       Leased
Trawick Construction Co.                     100 Hwy 196, Glennville, GA 30427                                      Leased
Trawick Construction Co.                     1874 Sylvester Hwy., Moultrie, GA 31768                                Leased
TTM, Inc.                                    6708 Benjamin Rd., Ste 300, Tampa, FL 33634                            Leased
TTM, Inc.                                    1800 Phoenix Blvd., Ste. 208, Atlanta, GA 30349                        Leased
TTM, Inc.                                    6135 Lakeview Rd., Ste. 500, Charlotte, NC 28269                       Leased
TTM, Inc.                                    120 Space Park Drive, Nashville, TN 37211                              Leased
Underground Construction Co. Inc.            1221 Airport Blvd., Santa Rosa, CA 95403                               Leased
Utilico, Inc.                                905 TyTy Omega Road, Tifton, GA 31794                                  Leased
R.A. Waffensmith & Co., Inc.                 3922 E. University Dr. Ste. E-7, Phoenix, AZ 85034                     Leased
R.A. Waffensmith & Co., Inc.                 8201 East Pacific Place, Units 501/502, Denver, CO 80231               Leased
R.A. Waffensmith & Co., Inc.                 15427 E. Fremont Drive, Englewood, CO 80112                            Leased
R.A. Waffensmith & Co., Inc.                 2809-C Broadbent Parkway NE, Albuquerque, NM 87107                     Leased
R.A. Waffensmith & Co., Inc.                 8201 S.  State St. Bldg. 3, Unit A&B, Midvale, UT 84047                Leased
R.A. Waffensmith & Co., Inc.                 8201 S.  State St. Bldg. 3, Unit A&B, Midvale, UT 84047                Subleased
W.C. Communications, Inc.                    712 & 714 South Date Avenue, Alhambra, CA 91803                        Leased
W.C. Communications, Inc.                    4032 California Street, Carmichael, CA 95608                           Leased
W.C. Communications, Inc.                    140 Meyers Street, Chico, CA 95928                                     Leased

W.C. Communications, Inc.                    571 N. Palm Avenue, Hemet, CA 92543                                    Leased
W.C. Communications, Inc.                    38223 6th Street, Los Angeles, CA 93550                                Leased
W.C. Communications, Inc.                    24988 Felipe Road, Mission Vlejo, CA 92692                             Leased
W.C. Communications, Inc.                    5429 Satsuma Avenue N, Hollywood, CA 91601                             Leased
W.C. Communications, Inc.                    9815 Antelope North Road, Roseville, CA 95747                          Leased
W.C. Communications, Inc.                    900 W. Los Angeles Avenue, Simi Valley, CA 93065                       Leased
W.C. Communications, Inc.                    10901 Sherman Way, Sun Valley, CA 91352                                Leased
W.C. Communications, Inc.                    1921 W. 11th Street, Upland, CA  91786                                 Leased
W.C. Communications, Inc.                    2085 W. 11th Street, Upland, CA 91786                                  Leased

                                Schedule 6.20(b)

                     LOCATIONS OF TANGIBLE PERSONAL PROPERTY

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Washington DC
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

                                Schedule 6.20(c)

                    LOCATION OF CHIEF EXECUTIVE OFFICE, ETC.

           Loan Party              Jurisdiction of Incorporation         Chief Executive Office           TAX ID    Organization ID
-----------------------------------------------------------------------------------------------------------------------------------
Advanced Technologies and
Installation Corporation                    Washington            655 Glennville                        91-1528002  601 330 655
                                                                  Richardson, TX 75081
-----------------------------------------------------------------------------------------------------------------------------------
Airlan Telecom Services, L.P.               Texas                 431 West Bedford-Euless Road, Ste. F  75-2899094  137554-10
                                                                  Hurst, TX 76053
-----------------------------------------------------------------------------------------------------------------------------------
Allteck Line Contractors (USA),
Inc.                                        Washington            4940 Still Creek Avenue               98-0198185  601 955 593
                                                                  Burnaby, British Columbia
                                                                  Canada V5C 4E4
-----------------------------------------------------------------------------------------------------------------------------------
Arby Construction Company, Inc.             Delaware              19705 W. Lincoln Avenue               76-0605516  3051554
                                                                  New Berlin, WI 53146
-----------------------------------------------------------------------------------------------------------------------------------
Austin Trencher, Inc.                       Delaware              9250 FM 2243                          76-0598342  3011775
                                                                  Leander, TX 78641
-----------------------------------------------------------------------------------------------------------------------------------
Bradford Brothers, Incorporated             North Carolina        11712 Statesville Road                56-0867769  14630
                                                                  Huntersville, NC 28078
-----------------------------------------------------------------------------------------------------------------------------------
CCLC, Inc.                                  Delaware              5 Johnson Drive, Ste. 4               74-2947665  3177733
                                                                  Raritan, NJ 08869
-----------------------------------------------------------------------------------------------------------------------------------
Coast to Coast, LLC                         California            1441 Garden Highway                   68-0386826  101996198021
                                                                  Yuba City, CA 95991
-----------------------------------------------------------------------------------------------------------------------------------
Communication Manpower, Inc.                Florida               1555 South Blvd.                      59-3371172  P96000016106
                                                                  Chipley, FL 32428
-----------------------------------------------------------------------------------------------------------------------------------
Conti Communications, Inc.                  Delaware              5 Johnson Drive, Ste. 4               76-0605511  3051549
                                                                  Raritan, NJ 08869
-----------------------------------------------------------------------------------------------------------------------------------
Croce Electric Company, Inc.                Delaware              2 Betty Street                        76-0605518  3051556
                                                                  Everett, MA 02149
-----------------------------------------------------------------------------------------------------------------------------------
Crown Fiber Communications, Inc.            Virginia              800 Satellite Blvd.                   54-1612812  0386581-3
                                                                  Suwanee, GA 30024
-----------------------------------------------------------------------------------------------------------------------------------
Digco Utility Construction, L.P.            Delaware              1608 Margaret Street                  76-0612176  3074649
                                                                  Houston, TX 77093
-----------------------------------------------------------------------------------------------------------------------------------
Dillard Smith Construction
Company                                     Delaware              4001 Industry Dr.                     76-0589264  2958382
                                                                  Chattanooga, TN 37416
-----------------------------------------------------------------------------------------------------------------------------------
Dot 05, LLC                                 Delaware              22360 County Road 12                  N/A         3398043
                                                                  Deerwood, MN 56444
-----------------------------------------------------------------------------------------------------------------------------------
Driftwood Electrical Contractors,
Inc.                                        Delaware              2004 Stanford road                    76-0589278  2958408
                                                                  Lancaster, KY 40444
-----------------------------------------------------------------------------------------------------------------------------------
Environmental Professional
Associates, Limited                         California            1441 Garden Highway                   68-0248659  1686969
                                                                  Yuba City, CA 95991
-----------------------------------------------------------------------------------------------------------------------------------
Five Points Construction Co.                Texas                 5145 Industrial Way                   94-2738636  554558-00
                                                                  Benicia, CA 94510
-----------------------------------------------------------------------------------------------------------------------------------

                                Schedule 6.20(c)

                    LOCATION OF CHIEF EXECUTIVE OFFICE, ETC.

           Loan Party              Jurisdiction of Incorporation         Chief Executive Office           TAX ID    Organization ID
-----------------------------------------------------------------------------------------------------------------------------------
Global Enercom Management, Inc.             Delaware              2500 Wilcrest Dr., Ste. 100           76-0598339  3011772
                                                                  Houston, TX 77042
-----------------------------------------------------------------------------------------------------------------------------------
Golden State Utility Co.                    Delaware              2007 West Tuolomne Rd.                76-0567490  2880189
                                                                  Turlock, CA 95380
-----------------------------------------------------------------------------------------------------------------------------------
H.L. Chapman Pipeline
Construction, Inc.                          Delaware              9250 FM 2243                          76-0598341  3011774
                                                                  Leander, TX 78641
-----------------------------------------------------------------------------------------------------------------------------------
Haines Construction Company                 Delaware              200 Ida Road                          76-0605500  3051569
                                                                  Broussard, LA 70518
-----------------------------------------------------------------------------------------------------------------------------------
Intermountain Electric, Inc.                Colorado              602 South Lipan Street                84-0906573  19871509304
                                                                  Denver, CO 80223
-----------------------------------------------------------------------------------------------------------------------------------
Irby Construction Company                   Mississippi           817 S. State Street                   64-0902002  1015306
                                                                  Jackson, MS 39201
-----------------------------------------------------------------------------------------------------------------------------------
Lake Norman Pipeline, LLC                   North Carolina        11712 Statesville Road                N/A         C-0459956
                                                                  Huntersville, NC 28078
-----------------------------------------------------------------------------------------------------------------------------------
Lindsey Electric, L.P.                      Texas                 1608 Margaret Street                  02-0557008  800040851
                                                                  Houston, TX 77093
-----------------------------------------------------------------------------------------------------------------------------------
Lineco Leasing, LLC                         Washington            10220 N. Nevada, Ste. 260             91-1798246  601 782 819
                                                                  Spokane, WA 99218
-----------------------------------------------------------------------------------------------------------------------------------
Manuel Bros., Inc.                          Delaware              908 Taylorville Road, Ste. 104        76-0577087  2923002
                                                                  Grass Valley, CA 95949
-----------------------------------------------------------------------------------------------------------------------------------
Mears Engineering, LLC                      Michigan              4500 N. Mission Road                  N/A         B38842
                                                                  Rosebush, MI 48878
-----------------------------------------------------------------------------------------------------------------------------------
Mears Group, Inc.                           Delaware              4500 N. Mission Road                  76-0612167  3074660
                                                                  Rosebush, MI 48878
-----------------------------------------------------------------------------------------------------------------------------------
Mears Services, LLC                         Michigan              4500 N. Mission Road                  N/A         B40-214
                                                                  Rosebush, MI 48878
-----------------------------------------------------------------------------------------------------------------------------------
Mears/CPG, LLC                              Michigan              4500 N. Mission Road                  N/A         B 40-215
                                                                  Rosebush, MI 48878
-----------------------------------------------------------------------------------------------------------------------------------
Mears/HDD, LLC                              Michigan              4500 N. Mission Road                  N/A         B40366
                                                                  Rosebush, MI 48878
-----------------------------------------------------------------------------------------------------------------------------------
Mejia Personnel Services, Inc.              Texas                 431 West Bedford-Euless Road, Ste. F  75-2575734  1339640
                                                                  Hurst, TX 76053
-----------------------------------------------------------------------------------------------------------------------------------
Metro Underground Services, Inc.            Illinois              901 Ridgeway Avenue                   36-4125701  5915-971-2
                                                                  Aurora, IL 60506
-----------------------------------------------------------------------------------------------------------------------------------
Mustang Line Contractors, Inc.              Washington            10220 N. Nevada, Ste. 260             91-1755825  601 760 127
                                                                  Spokane, WA 99218
-----------------------------------------------------------------------------------------------------------------------------------

                                Schedule 6.20(c)

                    LOCATION OF CHIEF EXECUTIVE OFFICE, ETC.

Loan Party                                Jurisdiction of Incorporation  Chief Executive Office          TAX ID      Organization ID
----------                                -----------------------------  ----------------------          ------      ---------------
Network Electric Company                  Delaware                       5425 Louis Lane                 76-0598345  3011791
                                                                         Reno, NV 89511
North Houston Pole Line, L.P.             Texas                          1608 Margaret Street            74-1675857  28182800
                                                                         Houston, TX 77093
North Pacific Construction Co., Inc.      Delaware                       2007 West Tuolomne Rd.          76-0577088  2917475
                                                                         Turlock, CA 95380
North Sky Communications, Inc.            Delaware                       120 N.E. 136th Avenue           76-0605490  3051560
                                                                         Vancouver, WA 98684
Northern Line Layers, LLC                 Delaware                       4770 North Belleview Avenue,    76-0589263  2958377
                                                                         Ste. 300 Kansas City, MO 64116
Okay Construction Company, LLC            Delaware                       208 Rum River Drive             76-0612169  3074659
                                                                         Princeton, MN 55371
Old Lesco Corporation, Inc.               South Carolina                 1890 Milford Street             57-0507185  20301301-8
                                                                         Charleston, SC 29405
P.D.G. Electric Co.                       Florida                        4421 12th Street Court East     59-1709471  512916
                                                                         Bradenton, FL 34203
PAR Electrical Contractors, Inc.          Missouri                       4770 North Belleview Avenue,    44-0591890  83692
                                                                         Ste. 300 Kansas City, MO 64116
Parkside Site and Utility Company         Delaware                       123 King Phillip Street         76-0612181  3074661
Corporation                                                              Johnston, RI 02919
Parkside Utility Construction Corp.       Delaware                       123 King Phillip Street         76-0612160  3074662
                                                                         Johnston, RI 02919
Potelco, Inc.                             Washington                     14103 8th Street East           91-0784248  278 047 572
                                                                         Sumner, WA 98390
Professional Teleconcepts, Inc.           Illinois                       Route 12 South                  36-3785874  5655-232-4
                                                                         Norwich, NY 13815
Professional Teleconcepts, Inc.           New York                       Route 12 South                  16-1246233  72042
                                                                         Norwich, NY 13815
PWR Financial Company                     Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0700118  3473374
                                                                         Houston, TX 77056
PWR Network, LLC                          Delaware                       1360 Post Oak Blvd., Ste. 2100  N/A         3474134
                                                                         Houston, TX 77056
Q Resources, LLC                          Delaware                       1360 Post Oak Blvd., Ste. 2100  N/A         3473371
                                                                         Houston, TX 77056
QDE, LLC                                  Delaware                       300 Delaware Avenue, Suite 900  N/A         3471430
                                                                         Wilmington, Delaware 19801

                                Schedule 6.20(c)

                    LOCATION OF CHIEF EXECUTIVE OFFICE, ETC.

Loan Party                                Jurisdiction of Incorporation  Chief Executive Office          TAX ID      Organization ID
----------                                -----------------------------  ----------------------          ------      ---------------
QPC, Inc.                                 Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0612164  3074663
                                                                         Houston, TX 77056
QSI, Inc.                                 Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0574731  2911792
                                                                         Houston, TX 77056
Quanta Asset Management LLC               Delaware                       300 Delaware Avenue, Suite 900  N/A         3471361
                                                                         Wilmington, Delaware 19801
Quanta Associates, L.P.                   Texas                          1360 Post Oak Blvd., Ste. 2100  73-1628097  800040556
                                                                         Houston, TX 77056
Quanta Delaware, Inc.                     Delaware                       300 Delaware Avenue, Suite 900  51-6508285  2914990
                                                                         Wilmington, Delaware 19801
Quanta Government Services, Inc.          Delaware                       1360 Post Oak Blvd., Ste. 2100  73-1684943  3051571
                                                                         Houston, TX 77056
Quanta Holdings, Inc.                     Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0700191  3475346
                                                                         Houston, TX 77056
Quanta LI Acquisition, Inc.               Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0612166  3074669
                                                                         Houston, TX 77056
Quanta LIV Acquisition, Inc.              Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0612162  3074670
                                                                         Houston, TX 77056
Quanta LIX Acquisition, Inc.              Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644273  3233259
                                                                         Houston, TX 77056
Quanta LVII Acquisition, Inc.             Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0612165  3074664
                                                                         Houston, TX 77056
Quanta LVIII Acquisition, Inc.            Delaware                       1360 Post Oak Blvd., Ste. 2100  N/A         3074672
                                                                         Houston, TX 77056
Quanta LX Acquisition, Inc.               Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644271  3233298
                                                                         Houston, TX 77056
Quanta LXI Acquisition, Inc.              Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644272  3233297
                                                                         Houston, TX 77056
Quanta LXII Acquisition, Inc.             Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644265  3233302
                                                                         Houston, TX 77056
Quanta LXIII Acquisition, Inc.            Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644260  3233305
                                                                         Houston, TX 77056
Quanta LXIV Acquisition, Inc.             Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644258  3233306
                                                                         Houston, TX 77056
Quanta LXIX Acquisition, Inc.             Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644257  3233334
                                                                         Houston, TX 77056

                                Schedule 6.20(c)

                    LOCATION OF CHIEF EXECUTIVE OFFICE, ETC.

Loan Party                                Jurisdiction of Incorporation  Chief Executive Office          TAX ID      Organization ID
----------                                -----------------------------  ----------------------          ------      ---------------
Quanta LXV Acquisition, Inc.              Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644263  3233310
                                                                         Houston, TX 77056
Quanta LXVI Acquisition, Inc.             Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644270  3233317
                                                                         Houston, TX 77056
Quanta LXVII Acquisition, Inc.            Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644266  3233326
                                                                         Houston, TX 77056
Quanta LXVIII Acquisition, Inc.           Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644255  3233335
                                                                         Houston, TX 77056
Quanta LXX Acquisition, Inc.              Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644269  3233337
                                                                         Houston, TX 77056
Quanta LXXI Acquisition, Inc.             Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644259  3233344
                                                                         Houston, TX 77056
Quanta LXXII Acquisition, Inc.            Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644264  3233341
                                                                         Houston, TX 77056
Quanta LXXIII Acquisition, Inc.           Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644261  3233347
                                                                         Houston, TX 77056
Quanta Receivables, L.P.                  Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0700119  3474142
                                                                         Houston, TX 77056
Quanta Services, Inc.                     Delaware                       1360 Post Oak Blvd., Ste. 2100  74-2851603  2786882
                                                                         Houston, TX 77056
Quanta Services Management Partnership,   Texas                          1360 Post Oak Blvd., Ste. 2100  76-0574732  110116-10
L.P.                                                                     Houston, TX 77056
Quanta Utility Installation Company, Inc  Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0592449  2987930
                                                                         Houston, TX 77056
R.A. Waffensmith & Co., Inc.              Delaware                       2042 N. Kelty Rd.               76-0589266  2958387
                                                                         Franktown, CO 80116
S.K.S. Pipeliners, LLC                    Delaware                       19705 W. Lincoln Avenue         76-0605517  3051555
                                                                         New Berlin, WI 53146
Southeast Pipeline Construction, Inc.     Delaware                       245 N. Main Street              76-0612175  3074650
                                                                         Jasper, GA 30143
Southwest Trenching, Inc.                 Texas                          1608 Margaret Street            76-0106600  706733
                                                                         Houston, TX 77093
Southwestern Communications, Inc.         Delaware                       15427 E. Fremont Drive          76-0612171  3074653
                                                                         Englewood, CO 80112
Spalj Construction Company                Delaware                       22360 County Road 12            76-0567489  2880741
                                                                         Deerwood, MN 56444

                                Schedule 6.20(c)

                    LOCATION OF CHIEF EXECUTIVE OFFICE, ETC.

Loan Party                                Jurisdiction of Incorporation  Chief Executive Office          TAX ID      Organization ID
----------                                -----------------------------  ----------------------          ------      ---------------
Sumter Utilities, Inc.                    Delaware                       1151 North Pike West            76-0577089  2921852
                                                                         Sumter, SC 29153
The Ryan Company, Inc.                    Massachusetts                  25 Constitution Drive           04-2387367  704294
                                                                         Taunton, MA 02780
Tjader, LLC                               Delaware                       541 Industrial Blvd.            76-0654709  3255806
                                                                         New Richmond, WI 54017
TNS-VA, LLC                               Delaware                       Route 12 South                  N/A         3420551
                                                                         Norwich, NY 13815
Tom Allen Construction Company            Delaware                       3775 Tosovsky Lane              76-0589277  2958406
                                                                         Edwardsville, IL 62025
Total Quality Management Services, LLC    Delaware                       1441 Garden Highway             48-1278515  3562559
                                                                         Yuba City, CA 95991
Trans Tech Acquisition, Inc.              Texas                          1360 Post Oak Blvd., Ste. 2100  74-2983032  1606979
                                                                         Houston, TX 77056
Trans Tech Electric, L.P.                 Texas                          4601 Cleveland Rd.              35-1553093  146606-10
                                                                         South Bend, IN 46628
Trawick Construction Co.                  Florida                        1555 South Blvd.                59-0907078  240496
                                                                         Chipley, FL 32428
TTGP, Inc.                                Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644267  3233374
                                                                         Houston, TX 77056
TTLP, Inc.                                Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0644262  3233400
                                                                         Houston, TX 77056
TTM, Inc.                                 North Carolina                 6135 Lakeview Road, Ste. 500    56-1356956  C-0400614
                                                                         Charlotte, NC 28269
TXLP, Inc,                                Delaware                       1360 Post Oak Blvd., Ste. 2100  76-0605507  3051548
                                                                         Houston, TX 77056
Underground Construction Co., Inc.        Delaware                       5145 Industrial Way             76-0575471  2915129
                                                                         Benicia, CA 94510
Utilco, Inc.                              Georgia                        905 Omega-Ty Ty Road            58-1435985  J104501
                                                                         Tifton, GA 31794
VCI Telcom, Inc.                          Delaware                       1921 West Eleventh Street       76-0589274  2958392
                                                                         Upland, CA 91786
W.C. Communications, Inc.                 Delaware                       1921 West Eleventh Street       76-0598348  3011796
                                                                         Upland, CA 91786
W.H.O.M. Corporation                      California                     1441 Garden Highway             77-0219510  1426029
                                                                         Yuba City, CA 95991

                                  Schedule 8.01

                       LIENS EXISTING ON THE CLOSING DATE

         1. Liens to secure obligations of the Borrower under surety bonds provided in the ordinary course of business; and

         2. All of the following:

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING        FILING INFORMATION
      -------                -------------            ------------         --------------        ------------------
PAR Electrical             Alcan Aluminum          Missouri Secretary of      Original      #20020113972J filed 10/15/02
Contractors, Inc.          Corporation             State

Quanta Services, Inc.      Altec Capital           Texas Secretary of         Original      #99-250408 filed 12/20/99
                           Services, LLC           State

Quanta Services, Inc.      Altec Capital           Texas Secretary of         Original      #99-250409 filed 12/20/99
                           Services, LLC           State

Quanta Services, Inc.      Altec Capital           Texas Secretary of         Original      #99-250550 filed 12/20/99
                           Services, LLC           State

Quanta Services, Inc.      Altec Capital           Texas Secretary of         Original      #00-479356 filed 4/19/00
                           Services, LLC           State

Quanta Services, Inc.      Altec Capital           Texas Secretary of         Original      #00-479357 filed 4/19/00
                           Services, LLC           State

Quanta Services, Inc.      Altec Capital           Texas Secretary of         Original      #02-0021801387 filed 3/7/02
                           Services, LLC           State

Crown Fiber                Altec Capital           Coffee Co., GA             Original      #034-2001-000359 filed 2/16/01
Communications, Inc.       Services, LLC

PAR Electrical             Associates              Illinois Secretary of      Original      #4252584 filed 8/17/00
Contractors, Inc.          Commercial              State
                           Corporation

PAR Electrical             Associates              Missouri Secretary of      Original      #4077122 filed 8/14/00
Contractors, Inc.          Commercial              State
                           Corporation

Dillard Smith              Associates First        Delaware Secretary         Original      #20574701 filed 2/11/02
Construction Company       Capital Corporation     of State

Dillard Smith              Associates First        Tennessee Secretary        Original      #302-005150 filed 2/5/02
Construction Company       Capital Corporation     of State

Dillard Smith              Associates First        Tennessee Secretary        Original      #302-015479 filed 3/26/02
Construction Company       Capital Corporation     of State

Mears HDD, LLC             Bank One Michigan       Michigan Secretary of      Original      #D613308 filed 1/27/00
                                                   State

Mears/CPG, Inc.            Bank One, Michigan      Michigan Secretary of      Original      #D613309 filed 1/27/00
                                                   State

PAR Electrical             BCL Capital             Nevada Secretary of        Original      #0108999 filed 6/19/01
Contractors, Inc.                                  State

Coast to Coast, LLC        Bee Tee Engine Sales,   California Secretary       Original      #009560104 filed 3/29/00
                           Inc.                    of State

Sumter Utilities, Inc.     Blanchard Machinery     South Carolina             Original      #1501324 filed 10/4/02
                           Company                 Secretary of State

Sumter Utilities, Inc.     Blanchard Machinery     South Carolina             Original      #1408088 filed 5/16/03
                           Company                 Secretary of State

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING        FILING INFORMATION
      -------                -------------            ------------         --------------        ------------------
Sumter Utilities, Inc.     Blanchard Machinery     South Carolina          Original         #0910232 filed 4/7/03
                           Company                 Secretary of State

Sumter Utilities, Inc.     Blanchard Machinery     South Carolina          Original         #1205188 filed 1/22/02
                           Company                 Secretary of State

Sumter Utilities, Inc.     Blanchard Machinery     South Carolina          Original         #110616C filed 3/9/01
                           Company                 Secretary of State

Sumter Utilities, Inc.     Blanchard Machinery     South Carolina          Original         #1408179 filed 5/16/03
                           Company                 Secretary of State

Bradford Brothers, Inc.    Briggs Construction     North Carolina          Original         #20030025813F filed 3/17/03
                           Equipment, Inc.         Secretary of State      ************     *******************
                                                                           Amendment        #20030088548K filed 9/2/03

Bradford Brothers,         Briggs Construction     North Carolina          Original         #20030023411H filed 3/10/03
Incorporated               Equipment, Inc.         Secretary of State

Trawick Construction       Canon Financial         Florida Secretary of    Original         #200100101846  0 filed 5/9/01
Company Inc.               Services, Inc.          State

PAR Electrical             Canyon State Oil        Arizona Secretary of    Original         #20011186461-4 filed 8/21/01
Contractors, Inc.          Company                 State

Bradford Brothers, Inc.    Carter Machinery Co.,   North Carolina          Original         #20030077097G filed 7/31/03
                           Inc.                    Secretary of State

Bradford Brothers, Inc.    Carter Machinery        North Carolina          Original         #20010524852C filed 9/21/01
                           Company, Inc.           Secretary of State

Bradford Brothers, Inc.    Carter Machinery        North Carolina          Original         #20020038512C filed 4/2/02
                           Company, Inc.           Secretary of State

Bradford Brothers,         Carter Machinery        North Carolina          Original         #20010508233E filed 8/6/01
Incorporated               Company, Inc.           Secretary of State

Bradford Brothers,         Carter Machinery        North Carolina          Original         #20010508065G filed 8/6/01
Incorporated               Company, Inc.           Secretary of State

Bradford Brothers, Inc.    Carter Machinery        North Carolina          Original         #20020085382C filed 8/5/02
                           Equipment, Inc.         Secretary of State

Bradford Brothers, Inc.    Carter Machinery, Inc.  North Carolina          Original         #200200974999L filed 9/9/02
                                                   Secretary of State

Golden State Utility Co.   Case Corporation        California Secretary    Original         #200115160788 filed 5/31/01
                                                   of State

Quanta Services, Inc.      Case Credit             Texas Secretary of      Original         #02-0021793064 filed 3/7/02
                           Corporation             State

Quanta Services, Inc.      Case Credit             Texas Secretary of      Original         #02-0028228286 filed 4/29/02
                           Corporation             State

Quanta Services, Inc.      Case Credit             Texas Secretary of      Original         #02-0034501823 filed 6/20/02
                           Corporation             State

Quanta Services, Inc.      Case Credit             Texas Secretary of      Original         #04-0044924047 filed 10/15/03
                           Corporation             State

Bradford Brothers, Inc.    Case Credit             North Carolina          Original         #20030085019K filed 8/22/03
                           Corporation             Secretary of State

Bradford Brothers, Inc.    Case Credit             North Carolina          Original         #20030085020A filed 8/22/03
                           Corporation             Secretary of State

Golden State Utility Co.   Case Credit             California Secretary    Original         #200115260347 filed 5/31/01
                           Corporation             of State

Potelco, Inc.              Case Credit             Washington Secretary    Original         #20010080073 filed 1/8/2001
                           Corporation             of State

Potelco, Inc.              Case Credit             Washington Secretary    Original         #20010080074 filed 1/8/2001
                           Corporation             of State

Potelco, Inc.              Case Credit             Washington Secretary    Original         #20010080075 filed 1/8/01
                           Corporation             of State

Potelco, Inc.              Case Credit             Washington Secretary    Original         #20010080078 filed 1/8/01
                           Corporation             of State

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING        FILING INFORMATION
      -------                -------------            ------------         --------------        ------------------
Potelco, Inc.              Case Credit             Washington Secretary       Original      #20011990085 filed 7/18/01
                           Corporation             of State

Trawick Construction       Case Credit             Florida Secretary of       Original      #200304881315 filed 9/5/03
Company, Inc.              Corporation             State

Dillard Smith              Caterpillar Financial   Tennessee Secretary        Original      #993-020411 filed 4/19/99
Construction Company       Services                of State

Haines Construction        Caterpillar Financial   Delaware Secretary of      Original      #10910302 filed 8/31/01
Company                    Services Corporation    State

Irby Construction Co       Caterpillar Financial   Mississippi Secretary      Original      #20030001397G filed 1/3/03
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #20030004640M filed 1/7/03
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #20030004799F  filed 1/7/03
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #20030001414G filed 1/3/03
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #20030001417K filed 1/3/03
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #20030001665E filed 1/3/03
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #01581338 filed 12/28/01
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #01579042 filed 12/19/01
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #01579433 filed 12/19/01
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #01579435 filed 12/19/01
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #01579434 filed 12/19/01
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Mississippi Secretary      Original      #01579432 filed 12/19/01
                           Services Corporation    of State

Irby Construction Company  Caterpillar Financial   Hinds County,              Original      #398368 filed 12/19/01
                           Services Corporation    Mississippi

Irby Construction Company  Caterpillar Financial   Hinds County,              Original      #398404 filed 12/20/01
                           Services Corporation    Mississippi

Irby Construction Company  Caterpillar Financial   Hinds County,              Original      #398405 filed 12/20/01
                           Services Corporation    Mississippi

Irby Construction Company  Caterpillar Financial   Hinds County,              Original      #398406 filed 12/20/01
                           Services Corporation    Mississippi

Irby Construction Company  Caterpillar Financial   Hinds County,              Original      #398658 filed 12/28/01
                           Services Corporation    Mississippi

Underground Construction   Caterpillar Financial   California Secretary       Original      #9918160445 filed 6/25/99
Co., Inc.                  Services Corporation    of State

Underground Construction   Caterpillar Financial   California Secretary       Original      #0029761451 filed 10/12/00
Co., Inc.                  Services Corporation    of State

Quanta Services, Inc.      CBL Capital             Delaware Secretary of      Original      #31379869 filed 5/6/03
                           Corporation             State

Irby Construction Company  CBL Capital             Mississippi Secretary      Original      #01561840 filed 10/4/01
                           Corporation             of State

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING        FILING INFORMATION
      -------                -------------            ------------         --------------        ------------------
Mustang Contractors, Inc.  CBL Capital             Washington Secretary    Original         #200313202676 filed 5/7/03
                           Corporation             of State

P.D.G. Electric Company    CBL Capital             Florida Secretary of    Original         #200303898281 filed 5/6/03
                           Corporation             State

Potelco, Inc.              CBL Capital             Washington Secretary    Original         #200313202669 filed 5/7/03
                           Corporation             of State

Dillard Smith              CCA Financial, LLC      Delaware Secretary of   Original         #32903626 filed 11/5/03
Construction Company                               State

Dillard Smith              Cecil I. Walker         North Carolina          Original         #20000021026 filed 2/28/00
Construction Company       Machinery Co.           Secretary of State

Dillard Smith              Cecil I. Walker         North Carolina          Original         #20000021025 filed 2/28/00
Construction Company       Machinery Co.           Secretary of State

Dillard Smith              Cecil I. Walker         North Carolina          Original         #20000021024 filed 2/28/00
Construction Company       Machinery Co.           Secretary of State

Dillard Smith              Cecil I. Walker         North Carolina          Original         #20000021023 filed 2/28/00
Construction Company       Machinery Co.           Secretary of State

Dillard Smith              Cecil I. Walker         Mecklenburg County,     Original         #200001772 filed 2/29/00
Construction Company       Machinery Co.           North Carolina

Dillard Smith              Cecil I. Walker         Mecklenburg County,     Original         #200001773 filed 2/29/00
Construction Company       Machinery Company       North Carolina

Bradford Brothers, Inc.    Charlotte Tractor       North Carolina          Original         #20030084776J filed 8/21/03
d/b/a Edwards Pipeline     Company                 Secretary of State
Company

Bradford Brothers, Inc.    Charlotte Tractor       North Carolina          Original         #20030084777K filed 8/21/03
d/b/a Edwards Pipeline     Company                 Secretary of State
Company

R.A. Waffensmith & Co.,    Clarity Credit          Colorado Secretary of   Original         #20012019935 M filed 3/14/01
Inc.                       Corporation             State

Trawick Construction Co.   Coastal Machinery Co    Florida Secretary of    Original         #990000268432 filed 11/29/99
Inc.                                               State

PAR Electrical             Colorado Machinery      Colorado Secretary of   Original         #2003F074233 filed 7/9/03
Contractors, Inc.                                  State

PAR Electrical             Construction            Nevada Secretary of     Original         #0102750 filed 2/26/01
Contractors, Inc.          Machinery, Inc.         State

Golden State Utility Co.   Continental Resources   California Secretary    Original         #199910260248 filed 4/2/99
                           Inc.                    of State

Golden State Utility Co.   Continental Resources   California Secretary    Original         #200003160553 filed 1/25/00
                           Inc.                    of State

The Ryan Company, Inc.     David C. Varisco        Plymouth County         Civil Trial-     Case 01 204624 filed 7/12/02
                                                   Superior Court,         Misc. Contract
                                                   Massachusetts

Golden State Utility Co.   Danielson               California Secretary    Original         #199907460676 filed 3/5/99
                           Construction, Inc.      of State

P.D.G. Electric Company    Deere Credit Inc.       Florida Secretary of    Original         #20020110832X filed 5/10/02
                                                   State

P.D.G. Electric Company    Deere Credit Inc.       Florida Secretary of    Original         #200200997511 filed 4/29/02
                                                   State

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING            FILING INFORMATION
      -------                -------------            ------------         --------------            ------------------
P.D.G. Electric Company    Deere Credit, Inc.      Florida Secretary of    Original              #200304059399 filed 5/27/03
                                                   State

P.D.G. Electric Company    Deere Credit, Inc.      Florida Secretary of    Original              #200201141777 filed 5/15/02
                                                   State

P.D.G. Electric Company    Deere Credit, Inc.      Florida Secretary of    Original              #20020110832X filed 5/10/02
                                                   State

P.D.G. Electric Company    Deere Credit, Inc.      Florida Secretary of    Original              #200200997511 filed 4/29/02
                                                   State

P.D.G. Electric Company    Deere Credit, Inc.      Florida Secretary of    Original              #200201141777 filed 5/15/02
                                                   State

R.A. Waffensmith & Co.,    Deere Credit, Inc.      Colorado Secretary of   Original              #20002051097 C filed 6/5/00
Inc.                                               State

Croce Electric Company,    Eastern Bank            Massachusetts           Original              #98567217 filed 7/28/98
Inc.                                               Secretary of State      ***********           *****************
                                                                           continuation          #200321326870 filed 6/9/03

Manuel Bros., Inc.         Empire Equipment Co.    California Secretary    Original              #9906360115 filed 2/22/99
                           L.P.                    of State

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #91-040865 filed 3/6/91
Construction, Inc.         Credit                  State                   ***********           ***************
                                                                           continuation          #96-607331 filed 1/18/96
                                                                           **********            ***************
                                                                           partial release       #96-630825 filed 3/11/96
                                                                           **********            *****************
                                                                           partial release       #97-603526 filed 1/9/97
                                                                           ***********           ******************
                                                                           partial release       #97-720533 filed 10/2/97
                                                                           ************          ******************
                                                                           partial release       00-882398 filed 11/22/00
                                                                           ***********           *****************
                                                                           amendment/            #01-618611 filed 2/20/01
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #90-014793 filed 1/22/90
Construction, Inc.         Credit Inc.             State                   ***********           ****************
                                                                           continuation          #94-741823 filed 11/28/94
                                                                           **********            ******************
                                                                           amendment/            #99-760713 filed 11/1/99
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #90-201028 filed 9/19/90
Construction, Inc.         Credit Inc.             State                   **********            *****************
                                                                           partial release       #90-749892 filed 12/19/90
                                                                           ************          ******************
                                                                           amendment             91-057117 filed 4/11/91
                                                                           ************          ******************
                                                                           continuation          #95-680038 filed 7/3/95
                                                                           ************          ******************
                                                                           continuation          #00-825272 filed 6/26/00

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #90-260928 filed 12/17/90
Construction, Inc.         Credit Inc.             State                   ***********           ****************
                                                                           continuation          #95-705959 filed 9/6/95
                                                                           ************          ****************
                                                                           amendment/            #00-879442 filed 11/13/00
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #91-097076 filed 5/20/91
                           Credit Inc.             State                   **********            *****************

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING            FILING INFORMATION
      -------                -------------            ------------         --------------            ------------------
Construction, Inc.                                                         continuation          #96-640689 filed 4/1/96
                                                                           **********            *****************
                                                                           amendment/            #01-633771 filed 3/20/01
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #91-151410 filed 8/2/91
Construction, Inc.         Credit Inc.             State                   **********            ***************
                                                                           continuation          #96-665890 filed 5/28/96
                                                                           **********            ****************
                                                                           continuation          #01-676388 filed 6/28/01

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #92-048966 filed 3/12/92
Construction, Inc.         Credit Inc.             State                   ***********           **************
                                                                           partial release       #92-697348 filed 7/20/92
                                                                           ***********           **************
                                                                           continuation          #96-746185 filed 12/11/96
                                                                           **********            *************
                                                                           amendment/            #02-00192088 filed 2/13/02
                                                                           continuation
                                                                           **********            *************
                                                                           not specified         #02-00192131 filed 2/13/02

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #92-111933 filed 6/4/92
Construction, Inc.         Credit Inc.             State                   **********            ***************
                                                                           continuation          #97-629405 filed 3/7/97
                                                                           **********            ****************
                                                                           continuation          #02-00302313 filed 5/16/02

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #92-218473 filed 11/5/92
Construction, Inc.         Credit Inc.             State                   **********            ******************
                                                                           amendment             #93-616359 filed 2/4/93
                                                                           **********            ******************
                                                                           amendment             #93-750976 filed 11/29/93
                                                                           **********            ******************
                                                                           amendment             #94-738630 filed 11/1/94
                                                                           **********            ******************
                                                                           amendment             #95-642755 filed 4/6/95
                                                                           **********            ******************
                                                                           amendment             #96-603215 filed 1/8/96
                                                                           **********            ******************
                                                                           continuation          #97-703017 filed 8/22/97
                                                                           **********            *****************
                                                                           continuation          #03-00055390 filed 10/21/03

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #93-023618 filed  2/4/93
Construction, Inc.         Credit Inc.             State                   ***********           ***************
                                                                           continuation          #97-749975 filed 12/12/97
                                                                           **********            ****************
                                                                           amendment/            #03-0015606 filed 2/3/03
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #93-119077 filed 6/17/93
Construction, Inc.         Credit Inc.             State                   ***********           *****************
                                                                           amendment             #93-753700 filed 12/6/93
                                                                           **********            *******************
                                                                           partial release       #97-603527 filed 6/9/97
                                                                           **********            *******************
                                                                           continuation          #98-647866 filed 4/13/98
                                                                           ************          ******************
                                                                           amendment/            #03-00300801 filed 6/5/03
                                                                           continuation

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING            FILING INFORMATION
      -------                -------------            ------------         --------------            ------------------
H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #94-057315 filed 3/28/94
Construction, Inc.         Credit Inc.             State                   **********            *************
                                                                           continuation          #99-615790 filed 2/4/99

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #94-064058 filed 4/4/94
Construction, Inc.         Credit Inc.             State                   **********            **************
                                                                           continuation          #99-621359 filed 2/16/99

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #94-183260 filed 9/19/94
Construction, Inc.         Credit Inc.             State                   ***********           ******************
                                                                           Partial release       #96-630824 filed 3/11/96
                                                                           ***********           ****************
                                                                           partial release       #97-603528 filed 1/9/97
                                                                           ************          ***************
                                                                           partial release       #97-720535 filed 10/2/97
                                                                           ***********           ***************
                                                                           continuation          #99-709787 filed 6/28/99
                                                                           ***********           **************
                                                                           release               #00-882400 filed 11/22/00

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #95-068112 filed 4/6/95
Construction, Inc.         Credit Inc.             State                   ***********           ****************
                                                                           amendment/            #00-781120 filed 3/15/00
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #96-004227 filed 1/5/96
Construction, Inc.         Credit Inc.             State                   *********             **************
                                                                           partial release       #96-630823 filed 3/11/96
                                                                           **********            ****************
                                                                           partial release       #97-603530 filed 1/9/97
                                                                           ***********           ****************
                                                                           partial release       #97-720537 filed 10/2/97
                                                                           ***********           ****************
                                                                           amendment/            #00-876658 filed 11/6/00
                                                                           continuation
                                                                           *********             ***************
                                                                           release               #00-882385 filed 11/22/00

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #96-004228 filed 1/5/96
Construction, Inc.         Credit Inc.             State                   **********            ****************
                                                                           amendment             #96-616650 filed 2/8/96
                                                                           **********            ****************
                                                                           partial release       #96-630822 filed 3/11/96
                                                                           ***********           ****************
                                                                           partial release       #97-603531 filed 1/9/97
                                                                           ***********           ***************
                                                                           partial release       #97-720534 filed 10/2/97
                                                                           ***********           ***************
                                                                           amendment/            #00-876657 filed 11/6/00
                                                                           continuation          ****************
                                                                           **********            #00-882386 filed 11/22/00
                                                                           partial release

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #96-004565 filed 1/8/96
Construction, Inc.         Credit Inc.             State                   *********             ****************
                                                                           amendment/            #00-879466 filed 11/13/00
                                                                           continuation

H.L. Chapman               Financial Federal       Texas Secretary of      Original              #96-067668 filed

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING            FILING INFORMATION
      -------                -------------            ------------         --------------            ------------------
Pipeline                   Credit Inc.             State                   ***********           4/8/96 ****************
Construction, Inc.                                                         partial release       #97-603532 filed 1/9/97
                                                                           ***********           ***************
                                                                           amendment             #97-612662 filed 1/30/97
                                                                           ***********           ***************
                                                                           partial release       #97-638368 filed 3/26/97
                                                                           ***********           ***************
                                                                           amendment             #97-685713 filed 7/14/97
                                                                           **********            ***************
                                                                           partial release       #97-720538 filed 10/2/97
                                                                           **********            ***************
                                                                           partial release       #00-882394 filed 11/22/00
                                                                           ***********           ***************
                                                                           continuation          #01-631145 filed 3/20/01

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #96-138508 filed 1/15/96
Construction, Inc.         Credit Inc.             State                   **********            ***************
                                                                           partial release       #97-603533 filed 1/9/97
                                                                           ***********           *****************
                                                                           partial release       #97-720530 filed 10/2/97
                                                                           ***********           *****************
                                                                           partial release       #00-882387 filed 11/22/00
                                                                           **********            ****************
                                                                           continuation          #01-664474 filed 6/1/01

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #96-190254 filed 9/25/96
Construction, Inc.         Credit Inc.             State                   ************          ****************
                                                                           partial release       #97-603525 filed 1/9/97
                                                                           ************          ****************
                                                                           partial release       #97-720531 filed 10/2/97
                                                                           ************          ***************
                                                                           partial release       #00-882388 filed 11/22/00
                                                                           ***********           *****************
                                                                           continuation          #01-685940 filed 7/30/01
                                                                           **********            ******************
                                                                           not specified         #02-00169098 filed 1/24/02

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #97-014641 filed 1/27/97
Construction, Inc.         Credit Inc.             State                   **********            ******************
                                                                           partial release       #97-720532 filed 10/2/97
                                                                           ************          *******************
                                                                           partial release       #00-882399 filed 11/22/00
                                                                           ***********           ****************
                                                                           continuation          #02-00150210 filed 1/9/02
                                                                           **********            ****************
                                                                           not specified         #02-00169100

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #97-014642 filed 1/27/97
Construction, Inc.         Credit Inc.             State                   ***********           *****************
                                                                           partial release       #97-720528 filed 10/2/97
                                                                           ************          ******************
                                                                           partial release       #00-882389 filed 11/22/00
                                                                           ***********           *****************
                                                                           continuation          #02-00150213 filed 1/9/02
                                                                           ***********           *****************
                                                                           not specified         #02-00169099 filed 1/24/02

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #97-147864 filed 7/14/97
Construction, Inc.         Credit Inc.             State                   ***********           ******************
                                                                           partial release       #97-720529 filed 10/2/97

      COMPANY                SECURED PARTY            JURISDICTION         TYPE OF FILING            FILING INFORMATION
      -------                -------------            ------------         --------------            ------------------
                                                                           ************          ******************
                                                                           partial release       #00-882390 filed 11/22/00
                                                                           ***********           ******************
                                                                           continuation          #02-00304839 filed 5/17/02

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #97-197334 filed 9/22/97
Construction, Inc.         Credit Inc.             State                   ***********           ****************
                                                                           partial release       #00-882395 filed 11/22/00
                                                                           ************          ****************
                                                                           continuation          #02-00415048 filed 8/22/02

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #98-012311 filed 1/20/98
Construction, Inc.         Credit Inc.             State                   ***********           *******************
                                                                           partial release       #00-882392 filed 11/22/00
                                                                           ***********           *******************
                                                                           continuation          #03-00127374 filed 1/3/03

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #98-118420 filed 6/9/98
Construction, Inc.         Credit Inc.             State                   ***********           *******************
                                                                           partial release       #00-882393 filed 11/22/00
                                                                           ***********           *****************
                                                                           amendment/            #03-00288448 filed 5/23/03
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #98-177666 filed 9/1/98
Construction, Inc.         Credit Inc.             State                   ***********           ****************
                                                                           partial release       #00-882391 filed 11/22/00
                                                                           ***********           ******************
                                                                           amendment/            #03-00393607 filed 8/25/03
                                                                           continuation

H.L. Chapman Pipeline      Financial Federal       Texas Secretary of      Original              #99-079072 filed 4/20/99
Construction, Inc.         Credit Inc.             State                   ***********           *******************
                                                                           partial release       #00-882397 filed 11/22/00

Mears /CPG Inc             FirstBank               Michigan Secretary of   Original              #D330575 filed 1/26/98
                                                   State                   ************          *******************
                                                                           Continuation          #2002031404-9 filed 12/4/02 -
                                                                                                 continuation

Mears/HDD, LLC             FirstBank               Michigan Secretary of   Original              #D211493 filed 3/21/97
                                                   State                   ************          *******************
                                                                           Continuation          #D870862 filed 2/5/02 - continuing
                                                                                                 #D211493 filed 3/21/97

Mears/HDD, LLC             FirstBank               Michigan Secretary of   Original              #D494923 filed 3/25/99
                                                   State

Mears/HDD, LLC             FirstBank               Michigan Secretary of   Original              #D507420 filed 4/22/99
                                                   State

R.A. Waffensmith & Co.,    Fleet Business          Colorado Secretary of   Original              #20022092857 M filed 9/3/02
Inc.                       Credit, LLC             State

Dillard Smith              Fleet Capital           Delaware Secretary of   Original              #21637374 filed 6/3/02
Construction Company       Corporation             State

Potelco, Inc.              GE Capital              Washington Secretary    Original              #200231157249 filed 11/6/02
                                                   of State

Potelco, Inc.              GE Capital              Washington Secretary    Original              #200319704389 filed 7/15/03
                                                   of State

Quanta Services, Inc.      Gelco Corporation dba   Delaware Secretary of   Original              #11055958 filed 8/29/01
                           GE Capital Fleet        State
                           Services

Quanta Services, Inc.      Gelco Corporation       Delaware Secretary      Original              #11297659 filed 10/3/01

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
                           dba GE Capital Fleet    of State
                           Services

Quanta Services, Inc.      Gelco Corporation dba   Delaware Secretary of   Original         #11417786 filed 10/17/01
                           GE Capital Fleet        State
                           Services

Environmental              Gelco Corporation dba   California Secretary    Original         #0221760133 filed 8/1/02
Professional Associates    GE Capital Fleet        of State
Limited                    Services

PAR Electrical             Gelco Corporation dba   Missouri Secretary of   Original         #20018019481B filed 8/28/01
Contractors, Inc.          GE Capital Fleet        State
                           Services

PAR Electrical             Gelco Corporation dba   Missouri Secretary of   Original         #20018032601B filed 9/14/01
Contractors, Inc.          GE Capital Fleet        State
                           Services

PAR Electrical             Gelco Corporation dba   Missouri Secretary of   Original         #20018048045G filed 10/17/01
Contractors, Inc.          GE Capital Fleet        State
                           Services

Dillard Smith              General Electric        Delaware Secretary of   In Lieu -        #20351779 filed 1/16/02
Construction Company       Capital Corporation     State                   original filed
                                                                           in TN

Dillard Smith              General Electric        Tennessee Secretary     Original         #948576 filed 1/13/92
Construction Company       Capital Corporation     of State                ***********      *******************
                                                                           continuation     #962-028009 filed 7/16/96

Dillard Smith              General Electric        Tennessee Secretary     Original         #940339253 filed 8/8/94
Construction Company       Capital Corporation     of State                ************     *****************
                                                                           continuation     #992-011995 filed 3/4/99

Dillard Smith              General Electric        Tennessee Secretary     Original         #940352051 filed 9/16/94
Construction Company       Capital Corporation     of State                ************     *****************
                                                                           continuation     #993-015913 filed 3/25/99

Dillard Smith              General Electric        Tennessee Secretary     Original         #950404170 filed 3/2/95
Construction Company       Capital Corporation     of State                ************     ****************
                                                                           Continuation     #992-054619 filed 11/23/99

Dillard Smith              General Electric        Tennessee Secretary     Original         #950412960 filed 3/27/95
Construction Company       Capital Corporation     of State                ***********      ******************
                                                                           continuation     #992-054620 filed 11/23/99

Dillard Smith              General Electric        Tennessee Secretary     Original         #950426691 filed 5/3/95
Construction Company       Capital Corporation     of State                ************     ******************
                                                                           continuation     #993-067328 filed 12/28/99

Dillard Smith              General Electric        Tennessee Secretary     Original         #950472918 filed 9/20/95
Construction Company       Capital Corporation     of State                ************     *******************
                                                                           continuation     #300-027117 filed 5/4/00

PAR Electrical             General Electric        Colorado Secretary of   Original         #962025742 C filed 4/5/96
Contractors, Inc.          Capital Corporation     State                   **********       ******************
                                                                           continuation     #962077815 C filed 10/16/96

PAR Electrical             General Electric        Colorado Secretary of   Original         #962035594 C filed 5/8/96
Contractors, Inc.          Capital Corporation     State                   ************     ****************
                                                                           continuation     #962077814 C filed 10/16/96

PAR Electrical             General Electric        Colorado Secretary of   Original         #962038759 C filed 5/20/96
Contractors, Inc.          Capital Corporation     State                   ***********      ***************
                                                                           continuation     #962077816 filed 10/16/96

PAR Electrical             General Electric        Colorado Secretary of   Original         #962041284 C filed 5/29/96
Contractors, Inc.          Capital Corporation     State                   ***********      ***************
                                                                           continuation     #962077817 C filed 10/16/96

PAR Electrical             General Electric        Colorado Secretary      Original         #962045340 C filed 6/12/96

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
Contractors, Inc.          Capital Corporation     of State                ***********      ***************
                                                                           continuation     #962077818 C filed 10/16/96

PAR Electrical             General Electric        Colorado Secretary of   Original         #962049900 C filed 7/1/96
Contractors, Inc.          Capital Corporation     State                   ***********      *************
                                                                           continuation     #962077819 C filed 10/16/96

PAR Electrical             General Electric        Missouri Secretary of   Original         #2661332 filed 5/7/96
Contractors, Inc.          Capital Corporation     State

PAR Electrical             General Electric        Missouri Secretary of   Original         #2665609 filed 5/20/96
Contractors, Inc.          Capital Corporation     State

PAR Electrical             General Electric        Clay Co., Missouri      Original         #H162660 filed 5/7/96
Contractors, Inc.          Capital Corporation                             ***********      ******************
                                                                           Amendment        #A-H162660 filed 7/24/96
                                                                           ***********      *******************
                                                                           Continuation     #C-H162660 filed 2/26/01

PAR Electrical             General Electric        Clay Co., Missouri      Original         #H162741 filed 5/20/96
Contractors, Inc.          Capital Corporation                             **********       ******************
                                                                           Continuation     #C-H162741 filed 2/26/01

Quanta Services            General Electric        Texas Secretary of      Original         #02-0015485611 filed 1/14/02
Management Partnership,    Capital Corporation     State
L.P.

Quanta Management          General Electric        Texas Secretary of      Original         #02-0015489251 filed 1/14/02
Services Partnership,      Capital Corporation     State                   ************     ******************
L.P.                                                                       Amendment        #03-00164595 filed 2/6/03

Quanta Services            General Electric        Texas Secretary of      Original         #02-0021106123 filed -3/4/02
Management Partnership,    Capital Corporation     State
L.P.

Quanta Services            General Electric        Texas Secretary of      Original         #02-0029005836 filed 5/7/02
Management Partnership,    Capital Corporation     State
L.P.

Quanta Services            General Electric        Texas Secretary of      Original         #02-0029006857 filed 5/7/02
Management Partnership,    Capital Corporation     State
L.P.

Quanta Services            General Electric        Texas Secretary of      Original         #02-0033105145 filed 6/11/02
Management Partnership,    Capital Corporation     State                   ************     *******************
L.P.                                                                       Amendment        #03-00165874 filed 2/7/03

Quanta Services            General Electric        Texas Secretary of      Original         #02-0033105367filed 6/11/02
Management Partnership,    Capital Corporation     State                   ***********      ******************
L.P.                                                                       Amendment        #03-00283607 filed 5/20/03

Quanta Services            General Electric        Texas Secretary of      Original         #02-0034805971 filed 6/25/02
Management Partnership,    Capital Corporation     State
L.P.

Quanta Services            General Electric        Texas Secretary of      Original         #03-0000354358 filed 9/5/02
Management Partnership,    Capital Corporation     State
L.P.

PAR Electrical             Hawthorne Machinery     California Secretary    Original         #0009660608 filed 3/31/00
Contractors, Inc.          Co.                     of State

H.L. Chapman Pipeline      Holt Texas Ltd., dba    Delaware Secretary of   Original         #11791818 filed 11/21/01
Construction, Inc.         Holt Company of Texas   State

Irby Construction Company  IBM Credit Corporation  Hinds County,           Original         #372718 filed 11/16/98
                                                   Mississippi

Potelco, Inc.              IOS Capital, LLC        Washington Secretary    Original         #200325363938 filed 9/9/03
                                                   of State

Mears Services, LLC        Irwin Union Bank        Michigan Secretary      Original         #D691550 filed 9/6/00

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
                           and Trust Company       of State

Mears/ CPG, LLC            Irwin Union Bank and    Michigan Secretary of   Original         #D674193 filed 7/13/00
                           Trust Company           State

Bradford Brothers, Inc.    J.W. Burress, Inc.      North Carolina          Original         #20010503538I filed 7/24/01
                                                   Secretary of State

Bradford Brothers, Inc.    J.W. Burress, Inc.      North Carolina          Original         #20010506576H filed 7/9/01
                                                   Secretary of State

Northern Line Layers,      JCB Finance LLC         Delaware Secretary of   Original         #22029555 filed 8/1/02
LLC                                                State

Quanta Services, Inc.      Key Equipment           Delaware Secretary of   Original         #20112304 filed 12/10/01
                           Finance, a Division     State
                           of Key Corporate
                           Capital

PAR Electrical             Kirby-Smith Machinery   Oklahoma Co., OK        Original         #0009820 filed 2/20/01
Contractors, Inc.          Inc.

H.L. Chapman Pipeline      Komatsu Financial L.P.  Delaware Secretary of   In Lieu-         #20861348 filed 3/13/02
Construction, Inc.                                 State                   original filed
                                                                           in TX

H.L. Chapman Pipeline      Komatsu Financial LP    Texas Secretary of      Original         #01-003074 filed 1/5/01
Construction, Inc.                                 State

Sumter Utilities, Inc.     Kubota Credit           South Carolina          Original         #1044516 filed 5/29/03
                           Corporation U.S.A.      Secretary of State

Sumter Utilities, Inc.     Kubota Credit           South Carolina          Original         #1010530 filed 4/30/03
                           Corporation U.S.A.      Secretary of State

Sumter Utilities, Inc.     Kubota Credit           South Carolina          Original         #1010438 filed 4/30/03
                           Corporation U.S.A.      Secretary of State

Sumter Utilities, Inc.     Kubota Credit           South Carolina          Original         #1010290 filed 4/30/03
                           Corporation U.S.A.      Secretary of State

The Ryan Company, Inc.     LaChance Financial      Massachusetts           Original         #00739745 filed 8/25/00
                           Services, Inc.          Secretary of State

                           Assigned to:

                           GE Capital Colonial
                           Pacific

Mustang Line               Les Schwab Tire         Washington Secretary    Original         #200214971572 filed 5/28/02
Contractors, Inc.          Center of Boise, Inc.   of State

Intermountain Electric     Liebert North America   Colorado Secretary of   Original         #20012112389 filed 12/5/01
                           Corporation             State

Arby Construction, Inc.    Miller-Bradford &       Wisconsin Department    Original         #01947279 filed 4/18/00
                           Risberg, Inc.           of Financial
                                                   Institutions

Arby Construction, Inc.    Miller-Bradford &       Wisconsin Department    Original         #010006840725 filed 10/22/01
                           Riseberg, Inc.          of Financial
                                                   Institutions

R.A. Waffensmith & Co.,    Minnwest Capital        Colorado Secretary of   Original         #20022085210 M filed 8/9/02
Inc.                       Corporation             State

Quanta Services, Inc.      Mirex                   Texas Secretary of      Original         #02-0032952528 filed 6/7/02
                                                   State

Sumter Utilities, Inc.     Navistar Financial      South Carolina          Original         #105127A filed 10/23/01
                           Corp.                   Secretary of State

Spalj Construction         New Holland Credit      Minnesota Secretary     Original         #2227706 filed 5/15/00
Company                    Company                 of State

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
Spalj Construction         New Holland Credit      Minnesota Secretary     Original         #2236567 filed 6/15/00
Company                    Company                 of State

Manuel Bros., Inc.         Nikon Inc.,             California Secretary    Original         #0023560499 filed 8/21/00
                           Instrument Group        of State

Golden State Utility Co.   Nixon-Egli Equipment    California Secretary    Original         #200004860682 filed 2/14/00
                           Company of Southern     of State
                           California, Inc.

Spalj Construction         NMHG Financial          Minnesota Secretary     Original         #2271895 filed 11/2/00
Company                    Services, Inc.          of State

The Ryan Company, Inc.     Peterson Tractor Co.    Massachusetts           Original         #200208423380 filed 1/18/02
                                                   Secretary of State

PAR Electrical             Portable Tool           Missouri Secretary of   Original         #3079400 filed 9/27/99
Contractors, Inc.                                  State

PAR Electrical             Portable Tool Sales &   Clay Co., Missouri      Original         #H170564 filed 9/24/99
Contractors, Inc.          Service, Inc.                                   **********       ******************
                                                                           Amendment        #A-H170564 filed 11/29/99
                           Assigned to

                           Associates Commercial
                           Corporation

PAR Electrical             Portable Tool Sales     Illinois Secretary of   Original         #4099025 filed 9/24/99
Contractors, Inc.          and Service, Inc.       State

PAR Electrical             Portable Tool Sales     Missouri Secretary of   Original         #3092172 filed 11/8/99
Contractors, Inc.          and Service, Inc.       State

PAR Electrical             Rasmussen Equipment     Colorado Secretary of   Original         #20012002964 filed 1/11/01
Contractors, Inc.          Co.                     State

PAR Electrical             Redburn Tire Co.        Nevada Secretary of     Original         #0009471 filed 6/20/00
Contractors, Inc.                                  State

Dillard Smith              Ringhaver Equipment     Florida Secretary of    Original         #200100114112 filed 5/23/01
Construction Company       Company                 State

Dillard Smith              Ringhaver Equipment     Florida Secretary of    Original         #200100125788 filed 6/8/01
Construction Company       Company                 State

PAR Electrical             River City Petroleum,   Nevada Secretary of     Original         #2001012642-8 filed 12/5/01
Contractors, Inc.          Inc.                    State

Mears/CPG Inc.             Roland Machinery        Michigan Secretary of   Original         #D479404 filed 2/17/99
                           Company                 State

Mears/CPG, Inc.            Roland Machinery        Michigan Secretary of   Original         #D527988 filed 6/8/99
                           Company                 State

Mears/CPG, Inc.            Roland Machinery        Michigan Secretary of   Original         #D627375 filed 3/6/00
                           Company                 State

Mears/CPG, LLC             Roland Machinery        Michigan Secretary of   Original         #D627376 filed 3/6/00
                           Company                 State

Mears/CPG, LLC             Roland Machinery        Michigan Secretary of   Original         #D658629 filed 5/26/00
                           Company                 State

Dillard Smith              Rudd Equipment Co.      Mecklenburg County,     Original         #199906939 filed 7/19/99
Construction Company                               North Carolina

Dillard Smith              Rudd Equipment Company  North Carolina          Original         #19990052830 filed 6/1/99
Construction Company                               Secretary of State

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
Dillard Smith              Rudd Equipment Company  Mecklenburg County,     Original         #199906627 filed 7/8/99
Construction Company                               North Carolina

Trans Tech Electric, L.P.  Rudd Equipment Company  Texas Secretary of      Original         #03-0034559392 filed 7/15/03
                                                   State

H.L. Chapman Pipeline      Safeco Credit           Delaware Secretary of   In Lieu          #30271703 filed 1/14/03
Construction, Inc.         Company, Inc.           State

H.L. Chapman Pipeline      SAFECO Credit           Texas Secretary of      Original         #99-065291 filed 4/2/99
Construction, Inc.         Company, Inc.           State

H.L. Chapman Pipeline      SAFECO Credit           Texas Secretary of      Original         #99-067291 filed 4/5/99
Construction, Inc.         Company, Inc.           State

Irby Construction          Scott Construction      Mississippi Secretary   Original         #01351753 filed 7/9/99
Company                    Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01287274 filed 1/21/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01287279 filed 1/21/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01353785 filed 8/13/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01351751 filed 7/9/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01351754 filed 7/9/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01342472 filed 7/9/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01342473 filed 7/9/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01342471 filed 7/9/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Co       Scott Construction      Mississippi Secretary   Original         #01287276 filed 1/21/99
                           Equipment Co of LA,     of State
                           LLC/Powerline Division
                           Assigned to:
                           Contractors Finance Co

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #372088 filed 10/19/98
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #372087 filed 10/19/98
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #372089 filed 10/19/98
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #372092 filed 10/19/98
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #372090 filed 10/19/98
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #372091 filed 10/19/98
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #374788 filed 1/21/99
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #374789 filed 1/21/99
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #374790 filed 1/21/99
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #378760 filed 7/9/99
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #378761 filed 7/9/99
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Scott Truck & Tractor   Hinds County,           Original         #379880 filed 8/18/99
                           Co. of LA, Inc.         Mississippi
                           Powerline & Utility
                           Division

Irby Construction Company  Southeastern Crane      Florida Secretary of    Original         #990000213563 filed 9/17/99
                           Inc.                    State

PAR Electrical             Steelcase Financial     Missouri Secretary of   Original         #20018069813E filed 12/28/01
Contractors, Inc.          Services, Inc.          State

Crown Fiber                Textron Financial       Barrow Co., GA          Original         #007-99-003034 filed 3/22/99
Communications, Inc.       Corporation

P.D.G. Electric Company    The CIT                 Florida Secretary of    Original         #980000255345 filed 11/16/98
                           Group/Equipment         State
                           Financing, Inc.

PAR Electrical             The CIT                 California Secretary    Original         #0127060381 filed 9/26/01
Contractors, Inc.          Group/Equipment         of State
                           Financing, Inc.

PAR Electrical             The CIT                 Missouri Secretary of   Original         #4010681 filed 1/31/00
Contractors, Inc.          Group/Equipment         State
                           Financing, Inc.

Trawick Construction       Thompson Tractor Co.,   Florida Secretary of    Original         #990000025443 filed 2/4/99
Company, Incorporated      Inc.                    State

Trawick Construction       Thompson Tractor Co.,   Florida Secretary of    Original         #98-0000264433 filed 11/30/98
Company, Incorporated      Inc.                    State

The Ryan Company, Inc.     Tom Gowney Equipment,   Massachusetts           Original         #200213672140 filed 7/29/02
                           Inc.                    Secretary of State

H.L. Chapman Pipeline      Trencor, Inc.           Texas Secretary of      Original         #00-436961 filed 2/22/00
Construction, Inc.                                 State

Croce Electric Company,    Trinity Capital         Massachusetts           Original         #01768453 filed 1/4/01
Inc.                       Corporation             Secretary of State

The Ryan Company,          Tyler Equipment         Massachusetts           Original         #200103470830 filed 6/25/01

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
Inc.                       Corporation             Secretary of State

Spalj Construction         U.S. Bancorp            Delaware Secretary of   Original         #11664346 filed 11/13/01
Company                                            State

Dillard Smith              U.S. Bancorp            Delaware Secretary of   Original         #32506783 filed 9/26/03
Construction Company       Equipment Finance,      State
                           Inc.

Coast to Coast & Howard    U.S. Small Business     California Secretary    Original         #94089846 filed 5/9/94
O Brown & Mary Kathleen    Administration          of State                ************     *******************
Brown                                                                      Continuation     #99111C0068 filed 4/19/99 -
                                                                                            continuation of #94089846 filed
                                                                                            5/9/94

PAR Electrical             Union Distributing of   Arizona Secretary of    Original         #20021210191-2 filed 3/26/02
Contractors, Inc.          Tucson                  State

PAR Electrical             Union Distributing of   Arizona Secretary of    Original         #20031263520-4 filed 5/28/03
Contractors, Inc.          Tucson                  State

Intermountain Electric     Universal Tractor Co    Colorado Secretary of   Original         #20002067174 filed 7/25/00
Inc.                                               State

Intermountain Electric     Universal Tractor Co.   Colorado Secretary of   Original         #20002067173 filed 7/25/00
                                                   State

PAR Electrical             US Bancorp              Missouri Secretary of   Original         #20030008109E filed 1/24/03
Contractors, Inc.                                  State

Potelco, Inc.              US Bancorp              Washington Secretary    Original         #200226830942 filed 9/24/02
                                                   of State

R.A. Waffensmith & Co.,    US Bancorp              Colorado Secretary of   Original         #20032053445 M filed 5/19/03
Inc.                                               State

H.L. Chapman Pipeline      Vermeer Equipment of    Texas Secretary of      Original         #00-576707 filed 8/31/00
Construction, Inc.         Texas, Inc.             State

Trawick Construction       Vermeer Sales &         Florida Secretary of    Original         #200000141496 filed 6/19/00
Company                    Service, Inc.           State

Trawick Construction       Vermeer Sales &         Florida Secretary of    Original         #200000141496 filed 6/19/00
Co., Inc.                  Service, Inc.           State

Trawick Construction       Vermeer Sales &         Florida Secretary of    Original         #200000127141 filed 6/1/00
Company                    Service, Inc.           State

Trawick Construction       Vermeer Sales &         Florida Secretary of    Original         #990000177313 filed 8/4/99
Co., Inc.                  Service, Inc.           State

H.L. Chapman Pipeline      Waukesha-Pearce         Texas Secretary of      Original         #99-028902 filed 2/10/99
Construction, Inc.         Industries, Inc.        State

                           Assigned to:                                    **********       *****************
                                                                           assignment       #99-664542 filed 3/16/99
                           Komatsu Financial
                           Limited

Dillard Smith              Wayne Supply Company    Tennessee Secretary     Original         #101-019882 filed 3/13/01
Construction Company                               of State

Dillard Smith              Wayne Supply Company    Tennessee Secretary     Original         #200-43087 filed 12/1/00
Construction Company                               of State

Dillard Smith              Wayne Supply Company    Tennessee Secretary     Original         #201-046652 filed 1/4/01
Construction Company                               of State

Potelco, Inc.              Wells Fargo Bank        Washington Secretary    Original         #200223849091 filed 8/26/02
                           Northwest, N.A.         of State

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
Potelco, Inc.              Western Power &         Washington Secretary    Original         #20000310097 filed 1/31/00
                           Equipment Corp.         of State

                           Assignee:
                           Case Credit
                           Corporation

Dillard Smith              Whayne Supply Company   Delaware Secretary of   Original         #11479216 filed 10/22/01
Construction Company                               State

Dillard Smith              Whayne Supply Company   Delaware Secretary of   Original         #11751051 filed 11/19/01
Construction Company                               State

Dillard Smith              Whayne Supply Company   Kentucky Secretary of   Original         #1606150 filed 12/23/00
Construction Company                               State

Dillard Smith              Whayne Supply Company   Kentucky Secretary of   Original         #1606772 filed 2/22/02
Construction Company                               State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #983-609385 filed 10/9/98
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #983-610133 filed 10/21/98
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #992-000714 filed 1/6/99
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #992-001783 filed 1/15/99
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #992-023809 filed 5/24/99
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #992-023810 filed 5/24/99
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #992-029789 filed 6/28/99
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #993-020628 filed 4/20/99
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #993-027729 filed 5/18/99
Construction Company                               of State

Dillard Smith              Whayne Supply Company   Tennessee Secretary     Original         #993-027730 filed 5/18/99
Construction Company                               of State
Potelco, Inc.              Wiliams Scotsman, Inc.  Washington Secretary    Original         #200307621674 filed 3/13/03
                                                   of State

Potelco, Inc.              William Scotsman        California Secretary    Original         #0228960952 filed 10/15/02
                           Mobile Offices          of State

                           Assigned to:                                    **********       *****************

       COMPANY                 SECURED PARTY           JURISDICTION        TYPE OF FILING       FILING INFORMATION
       -------                 -------------           ------------        --------------       ------------------
                                                                           assignment       #03218C0300 filed 7/31/03
                           Tatonka Capital
                           Corporation

The Ryan Company, Inc.     William Scotsman        Massachusetts           Original         #200208218580 filed 1/10/02
                           Mobile Offices          Secretary of State

Mears/CPG Inc.             Wolverine Tractor &     Michigan Secretary of   Original         #D489334 filed 3/11/99
                           Equipment  Co.          State

Mears/CPG Inc.             Wolverine Tractor &     Michigan Secretary of   Original         #D489332 filed 3/11/99
                           Equipment Co.           State

Mears/CPG Inc.             Wolverine Tractor &     Michigan Secretary of   Original         #D489333 filed 3/11/99
                           Equipment Co.           State

Mears/CPG, Inc.            Wolverine Tractor &     Michigan Secretary of   Original         #D489831 filed 3/12/99
                           Equipment Co.           State

Mears/CPG, Inc.            Wolverine Tractor &     Michigan Secretary of   Original         #D489832 filed 3/12/99
                           Equipment Co.           State

Mears/CPG, Inc.            Wolverine Tractor &     Michigan Secretary of   Original         #D489833 filed 3/12/99
                           Equipment Co.           State

Mears/CPG, Inc.            Wolverine Tractor &     Michigan Secretary of   Original         #D490063 filed 3/12/99
                           Equipment Co.           State

Mears/CPG, Inc.            Wolverine Tractor &     Michigan Secretary of   Original         #D490064 filed 3/12/99
                           Equipment Co.           State

Mears/CPG, Inc.            Wolverine Tractor &     Michigan Secretary of   Original         #D490065 filed 3/12/99
                           Equipment Co.           State

Quanta Services, Inc.      Yokohama Tire           Texas Secretary of      Original         #00-579046 filed 9/5/00
                           Corporation             State

                                  Schedule 8.02

                    INVESTMENTS EXISTING ON THE CLOSING DATE

All Investments existing on the Closing Date in:

         - Pivotel, LLC, a Delaware limited liability company (or any of its successors or assigns);

         - MLM Services, L.L.C., an Oklahoma limited liability company (or any of its successors or assigns); and

         - Foreign Subsidiaries existing on or prior to the Closing Date, including, without limitation, Investments in Allteck Line Contractors, Inc., a British Columbia corporation (or any of its successors or assigns) (including, without limitation, pursuant to that certain letter of credit no. 3048269 for the benefit of Bank of Nova Scotia in the amount of $4,050,000), Mears Canada Corp., a Nova Scotia corporation (or any of its successors or assigns) and Mearsmex S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (or any of its successors or assigns).

                                  Schedule 8.03

                    INDEBTEDNESS EXISTING ON THE CLOSING DATE

                                                                                                              AMOUNT
                                                                                                          OUTSTANDING AS
                                                                                     MATURITY             OF OCTOBER 31,
CREDITOR NAME                                    DEBTOR                                DATE                    2003
------------------------------------------------------------------------------------------------------------------------
Bank of Nova Scotia                    Potelco, Inc.                                 Revolver             $2,137,173.66
Bill Jones                             North Houston Pole Line Corp.                 Dec-03                    7,500.00
Bill Jones                             North Houston Pole Line Corp.                 Dec-03                    2,333.34
Case                                   North Houston Pole Line Corp.                 Nov-06                  120,945.73
Case                                   North Houston Pole Line Corp.                 Feb-04                   52,836.76
Case                                   North Houston Pole Line Corp.                 Jun-04                   34,857.25
Case                                   North Houston Pole Line Corp.                 Nov-04                   33,716.00
Case                                   North Houston Pole Line Corp.                 Apr-04                   14,080.03
Case Credit                            Potelco, Inc.                                 Jun-04                   87,462.27
Case Credit                            Potelco, Inc.                                 Dec-03                    9,782.70
Case Credit                            Potelco, Inc.                                 Dec-03                    9,198.76
Case Credit                            Potelco, Inc.                                 Dec-03                    9,198.76
Case Credit                            Potelco, Inc.                                 Dec-03                    7,188.80
Case Credit                            Potelco, Inc.                                 Feb-04                   12,405.10
Case Credit                            Potelco, Inc.                                 Apr-04                    7,507.61
Case Credit                            Potelco, Inc.                                 Apr-04                    5,729.95
Case Credit                            Potelco, Inc.                                 Apr-04                    5,729.95
Case Credit                            Potelco, Inc.                                 Apr-04                    5,729.95
Case Credit                            Potelco, Inc.                                 Apr-04                    5,729.95
Case Credit                            Potelco, Inc.                                 Apr-04                    5,729.95
Case Credit                            Potelco, Inc.                                 Apr-04                    5,729.95
Case Credit                            Potelco, Inc.                                 Apr-04                    5,729.95
Case Credit Corp.                      Golden State Utility Co.                      May-06                   34,314.50
Case Credit Corp.                      Golden State Utility Co.                      May-06                   30,921.14
Case Credit Corporation                Trawick Construction Co.                      Aug-04                   38,100.86
Cat Financial                          North Houston Pole Line Corp.                 Apr-06                 205,226.231
Caterpillar                            Underground Construction Co., Inc.            Oct-05                  159,711.18
Caterpillar                            Underground Construction Co., Inc.            May-04                   17,317.47
Caterpillar                            Sumter Utilities, Inc.                        Jan-04                    4,090.61
Caterpillar                            Sumter Utilities, Inc.                        Jan-04                    2,863.48
Caterpillar Finance                    IRBY Construction Co.                         Dec-03                   38,722.75
CitiCapital                            North Houston Pole Line Corp.                 Feb-04                   24,204.18
Citicapital                            Dillard Smith Construction Co.                Mar-05                   19,680.32
Citicapital                            Dillard Smith Construction Co.                Jan-05                   17,865.00
FirstBank                              Mears Group, Inc.                             Mar-04                   57,186.53

-----------------
(1) Amount oustanding as of November 2003

FirstBank                              Mears Group, Inc.                             Apr-04                   16,281.96
Ford Motor                             Sumter Utilities, Inc.                        Dec-03                      464.96
Ford Motor Credit                      The Ryan Co., Inc.                            Aug-05                   13,435.98
Ford Motor Credit Company              Environmental Professional Assocs.            Jun-04                    4,120.09
GE Capital                             Sumter Utilities, Inc.                        Dec-04                   34,971.77
GE Capital                             Sumter Utilities, Inc.                        Oct-04                   26,139.37
GE Capital                             Sumter Utilities, Inc.                        Jan-05                   12,878.47
GE Capital                             Sumter Utilities, Inc.                        Jan-04                   11,563.59
GE Capital                             Sumter Utilities, Inc.                        Dec-03                    7,587.86
GE Capital                             Sumter Utilities, Inc.                        Dec-03                    6,094.99
GE Capital                             Arby Construction, Inc.                       Dec-04                    2,918.16
GMAC                                   Haines Construction Co.                       Jan-05                   13,709.76
HSBC                                   Sumter Utilities, Inc.                        Jul-04                   24,654.98
Information Leasing                    Mears Group, Inc.                             Mar-04                   54,450.74
Irwin Union                            Mears Group, Inc.                             Jun-05                  541,842.73
Irwin Union                            Mears Group, Inc.                             Aug-04                  232,116.67
Irwin Union                            Mears Group, Inc.                             Apr-05                   79,015.76
John Deere                             Utilco, Inc.                                  Mar-05                   18,963.08
Komatsu Financial                      Chapman Construction Group                    Jan-05                   72,931.40
Kubota                                 Sumter Utilities, Inc.                        Apr-03                  243,297.30
Kubota                                 Sumter Utilities, Inc.                        Apr-03                   22,014.17
Lineco                                 Mustang Line Contractors, Inc.                Oct-04                  146,157.40
Lineco                                 Mustang Line Contractors, Inc.                Sep-04                  107,245.61
Lineco                                 Mustang Line Contractors, Inc.                Nov-03                   14,153.21
Navistar                               Sumter Utilities, Inc.                        May-06                  142,428.75
Navistar                               Sumter Utilities, Inc.                        Jun-06                  141,760.15
Navistar                               Sumter Utilities, Inc.                        Nov-05                  127,474.24
Navistar                               Sumter Utilities, Inc.                        Aug-06                  103,335.88
Navistar                               Sumter Utilities, Inc.                        Dec-05                   91,721.97
Navistar                               Sumter Utilities, Inc.                        Nov-06                   86,147.74
Navistar                               Sumter Utilities, Inc.                        Feb-06                   71,130.72
Navistar                               Sumter Utilities, Inc.                        Jan-06                   59,974.97
Navistar                               Sumter Utilities, Inc.                        Nov-05                   48,519.43
Navistar                               Sumter Utilities, Inc.                        Sep-06                   40,753.94
Navistar                               Sumter Utilities, Inc.                        Oct-06                   38,932.24
Navistar                               Sumter Utilities, Inc.                        Jun-06                   36,768.01
Navistar                               Sumter Utilities, Inc.                        May-06                   35,775.79
Navistar                               Sumter Utilities, Inc.                        Sep-06                   31,209.00
Navistar                               Sumter Utilities, Inc.                        Jun-06                   29,325.60
Navistar                               Sumter Utilities, Inc.                        Jul-04                   19,701.78
New Holland Credit                     Spalj Construction Co.                        May-05                    8,904.45
New Holland Credit                     Spalj Construction Co.                        Apr-05                    8,485.10
Steelcase Financial                    Par Electrical Contractors, Inc.              Feb-05                   60,236.12
United Leasing Associates              Arby Construction, Inc.                       Dec-04                    3,108.65
United Leasing Associates              Arby Construction, Inc.                       Dec-04                    2,470.68
United Leasing Associates              Arby Construction, Inc.                       Dec-04                    1,259.68

United Leasing Associates              Arby Construction, Inc.                       Dec-04                    1,097.03
US Bancorp                             Par Electrical Contractors, Inc.              Jul-04                  115,281.50
US Bancorp                             Par Electrical Contractors, Inc.              Dec-03                   27,141.51
Wm Dillard Smith                       Dillard Smith Construction Co.                Apr-07                  189,059.40
WS Leasing                             Potelco, Inc.                                 Apr-04                    3,586.08
                                                                                                          -------------

                               Total:                                                                     $6,469,101.09

                                  Schedule 8.08
                    TRANSACTIONS WITH AFFILIATES AND INSIDERS

- In February 2000, Borrower submitted a written notice to Gary A. Tucci, a member of Borrower's board of directors and an officer of Potelco, Inc., a Loan Party ("Potelco"), seeking indemnification from him for certain accounts receivable losses sustained by Borrower in connection with its acquisition of Potelco. The total amount outstanding as a result of this indemnification claim as of the Closing Date is $144,104. As of the Closing Date, Borrower is negotiating the settlement of this claim with Mr. Tucci.

- From time to time, Borrower or a Subsidiary may enter into agreements to the extent permitted by this Agreement (other than this Section 8.08) with and/or take a minority ownership position in companies owned or controlled by family members of officers of such Person for purposes of obtaining benefits available in connection with governmental programs, organizations or incentives (including, by way of illustration and without limitation, such programs or incentives relating to small businesses or transactions with women- or minority-owned businesses).

- From time to time and as part of the arms-length negotiation of the acquisition of Subsidiaries, Borrower or its Subsidiaries may have entered into transactions with certain officers of its Subsidiaries (including, by way of illustration and without limitation, leases or rental agreements with such officers) that, when taken outside the context of the acquisition as a whole, may not be viewed as being substantially as favorable to Borrower as would be obtainable by it in an arms-length transaction with a different third-party.

                                 Schedule 11.02
                          CERTAIN ADDRESSES FOR NOTICE

1.       Address for all Loan Parties:
         Quanta Services, Inc.
         1360 Post Oak Blvd., Suite 2100
         Houston, Texas 77056
         Attention: Chief Financial Officer
         Telephone: (713) 629-7600
         Facsimile: (713) 629-7676
         With a copy to:
         Quanta Services, Inc.
         1360 Post Oak Blvd., Suite 2100
         Houston, Texas 77056
         Attention: General Counsel
         Telephone: (713) 629-7600
         Facsimile: (713) 629-7676
         With a copy to:
         Quanta Services, Inc.
         1360 Post Oak Blvd., Suite 2100
         Houston, Texas 77056
         Attention: Treasurer
         Telephone: (713) 629-7600
         Facsimile: (713) 629-7676

2.       Address for Administrative Agent:
         For payments and Requests for Credit Extensions:
         Bank of America, N.A.
         Bank of America Plaza
         901 Main St.
         Dallas, TX 75202
         Mail Code: TX1-492-14-14
         Attention: Monica Barnes
         Telephone: (214) 209-9289
         Facsimile: (214) 290-9442
         Electronic Mail: monica.t.barnes@bankofamerica.com
         For all other Notices as Agent:
         Bank of America, N.A.
         Agency Management
         231 South LaSalle Street
         Chicago, Illinois  60604
         Mail Code: IL1-231-08-30
         Attention: Rosanne Parsill
         Telephone: (312) 923-1639
         Facsimile: (877) 206-8429
         Electronic Mail: rosanne.parsill@bankofamerica.com
         For all other Notices as Lender:

3.       Address for L/C Issuer and Credit L/C Issuer:
         Bank of America, N.A.
         Trade Operations - Los Angeles
         333 S. Beaudry Avenue, 23rd Floor
         Los Angeles, CA 90017-1466

         Mail Code: CA9-703-19-23
         Attention: Sandra Leon
         Telephone: (213) 345-5231
         Facsimile: (213) 345-0265
         Email: sandra.leon@bankofamerica.com

4.       Address for Swing Line Lender:
         Bank of America, N.A.
         Bank of America Plaza
         901 Main St.
         Dallas, TX 75202
         Mail Code: TX1-492-14-14
         Attention: Monica Barnes
         Telephone: (214) 209-9289
         Facsimile: (214) 290-9442
         Electronic Mail: monica.t.barnes@bankofamerica.com

                                    Exhibit A

                    FORM OF LETTER OF CREDIT TRANSFER NOTICE

Date:  __________, 200__

To:      Bank of America, N.A., as Administrative Agent

Re: Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December ___, 2003 among Quanta Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests:

1. Transfer of Letter of Credit no. _________ issued pursuant to Section 2.03 to a Credit-Linked Letter of Credit issued pursuant to Section 2.05.

2. On _______________, 200__ (which is a Business Day).

3. In the amount of _____________________.

With respect to such transfer of Letter of Credit no. __________ to a Credit-Linked Letter of Credit, the Borrower hereby represents and warrants that
(i) such request complies with the requirements of Section 2.05(a)(vi) of the Credit Agreement and (ii) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such transfer of Letters of Credit.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                    Exhibit B

                               FORM OF LOAN NOTICE

Date:  __________, 200__

To:      Bank of America, N.A., as Administrative Agent

Re: Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December ___, 2003 among Quanta Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

[ ]  A Borrowing of Revolving Loans

[ ]  A Borrowing of Term Loans

[ ]  A conversion or continuation of Revolving Loans or Term Loans

1.       On _______________, 200__ (which is a Business Day).

2.       In the amount of $__________.

3.       Comprised of __________ (Type of Loan requested).

4.       For Eurodollar Rate Loans: with an Interest Period of _________ months.

With respect to any borrowing or any conversion or continuation requested herein, the Borrower hereby represents and warrants that (i) in the case of a borrowing of Revolving Loans, such request complies with the requirements of the proviso to the first sentence of Section 2.01(a) of the Credit Agreement, (ii) in the case of a borrowing of Term Loans, such request complies with the requirements of the proviso of the first sentence of Section 2.06(a)(i) of the Credit Agreement and (iii) in the case of a borrowing or any conversion or continuation, each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such borrowing or such conversion or continuation.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                    Exhibit C

                    FORM OF REQUEST FOR CREDIT-LINKED DEPOSIT

Date:  __________, 200__

To:      Bank of America, N.A., as Administrative Agent

Re: Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December ___, 2003 among Quanta Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby notifies the Administrative Agent that it will repay on _______, 200_ (which is a Business Day) Term Loans in the outstanding principal amount of $________ by paying Dollars to the Administrative Agent for deposit in the Credit-Linked Deposit Account.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                    Exhibit D

                         FORM OF SWING LINE LOAN NOTICE

Date: __________, 200__

To:      Bank of America, N.A., as Swing Line Lender

Cc:      Bank of America, N.A., as Administrative Agent

Re: Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December ___, 2003 among Quanta Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Swing Line Loan:

1.       On __________ , 200__ (a Business Day).

2.       In the amount of $__________.

With respect to such Borrowing of Swing Line Loans, the Borrower hereby represents and warrants that (i) such request complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Credit Agreement and
(ii) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing of Swing Line Loans.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                   Exhibit E-1

                             FORM OF REVOLVING NOTE

                                                               December __, 2003

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December __, 2003 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                   Exhibit E-2

                             FORM OF SWING LINE NOTE

                                                               December __, 2003

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the "Swing Line Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December __, 2003 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swing Line Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                   Exhibit E-3

                           FORM OF CREDIT-LINKED NOTE

                                                               December __, 2003

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _______________ or registered assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December __, 2003 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of (a) each Credit-Linked L/C Advance from the date of such Credit-Linked L/C Advance until such principal amount is paid in full and (b) each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Credit-Linked L/C Advances and Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Credit-Linked L/C Advances and Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                    Exhibit F

                         FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 200__

To:      Bank of America, N.A., as Administrative Agent

Re: Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December __, 2003 among Quanta Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Credit-Linked L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the _______________ of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.      Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.      Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and
(b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 7.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 2 hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 200__.

                                                     QUANTA SERVICES, INC.,
                                                     a Delaware corporation

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                   SCHEDULE 2
                            TO COMPLIANCE CERTIFICATE

1.       Consolidated Net Worth

         (c) Actual Consolidated Net Worth                                      $___________

         (d) Beginning Consolidated Net Worth                                   $570,000,000

         (e) 50% of Consolidated Net Income                                     $___________

         (f) Equity Issuances                                                   $___________

         (g) Permitted Charges                                                  $___________

         (h) Non-Cash Charges                                                   $___________

         (i) [(c) - (d) - (e)]                                                  $___________

         (j) Minimum Consolidated Net Worth
             [(a) + (b) + (f)]                                                  $___________

2.       Consolidated Leverage Ratio

         (a) Consolidated Funded Indebtedness $

         (b) unrestricted cash and Cash Equivalents in
             excess of $25 million                                              $___________

         (c) [(a) - (b)]                                                        $___________

         (d) Consolidated EBITDA                                                $___________

         (e) Consolidated Leverage Ratio
             [(c) / (d)]                                                        ________:1.0

3.       Consolidated Senior Leverage Ratio

         (a) Consolidated Funded Indebtedness
             (other than Subordinated Indebtedness)                             $___________

         (b) unrestricted cash and Cash Equivalents
             in excess of  $25 million                                          $___________

         (c) [(a) - (b)]                                                        $___________

         (d) Consolidated EBITDA                                                $___________

         (e) Consolidated Senior Leverage Ratio
             [(c) / (d)]                                                        ________:1.0

4.       Consolidated Interest Coverage Ratio

         (a) Consolidated EBIT $

         (b) Consolidated Interest Expense                                      $___________

         (c) interest expense attributable to capital loan costs and fees
             paid in connection with issuance of letters of credit              $___________

         (d) [(b) + (c)] $

         (e) Consolidated Interest Coverage Ratio
             [(a) / (d)]                                                        ________:1.0

5.       Consolidated Asset Coverage Ratio

         (a) Consolidated Net Accounts                                          $___________

         (b) Consolidated Net PP&E                                              $___________

         (c) Consolidated Net Assets
             [(a) + (b)]                                                        $___________

         (d) Consolidated Funded Indebtedness (other than Subordinated
             Indebtedness)                                                      $___________

         (e) unrestricted cash and Cash Equivalents in excess of
             $25,000,000                                                        $___________

         (f) [(d) - (e)]                                                        $___________

         (g) Consolidated Asset Coverage Ratio
             [(c) / (f)]                                                        ________:1.0

                                    Exhibit G

                        FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Credit-Linked Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

         1.       Assignor:             _________________________

         2.       Assignee:             _________________________ [and is an
                                        Affiliate/Approved Fund of [identify
                                        Lender]]

         3.       Borrower:             Quanta Services, Inc., a Delaware
                                        corporation

         4.       Administrative Agent: Bank of America, N.A., as the
                                        administrative agent under the Credit
                                        Agreement

         5.       Credit Agreement:     The Credit Agreement dated as of
                                        December __, 2003 by and among the
                                        Borrower, the Guarantors, the Lenders
                                        parties thereto, and Bank of America,
                                        N.A., as Administrative Agent, L/C
                                        Issuer, Credit-Linked L/C Issuer and
                                        Swing Line Lender

         6.       Assigned Interest:

                        Aggregate Amount of      Amount of
                         Commitment/Loans     Commitment/Loans   Percentage Assigned of
Facility Assigned(2)      for all Lenders        Assigned(3)      Commitment/Loans(4)
---------------------------------------------------------------------------------------

         7.       Trade Date:           __________________(5)

         8.       Effective Date:       __________________(6)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:                                    [NAME OF ASSIGNOR]

                                             By: ______________________________
                                             Name:
                                             Title:

ASSIGNEE:                                    [NAME OF ASSIGNEE]

                                             By: ______________________________
                                             Name:
                                             Title:

[Consented to and](7) Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By: ______________________________
Name:
Title:

[Consented to:](8)

QUANTA SERVICES, INC.

By: ______________________________
Name:

-------------
         (2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment" and "Credit-Linked Loan Commitment")

         (3) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.


         (4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

         (5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

         (6) To be inserted by Administrative Agent and shall be the effective date of recordation of transfer in the register therefor.

         (7) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

         (8) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Title:

[Consented to:] (9)

BANK OF AMERICA, N.A., as L/C Issuer, Credit-Linked
L/C Issuer and Swing Line Lender

By: ______________________________
Name:
Title:

----------------
         (9) To be added only if the consent of the Swing Line Lender, L/C Issuer and Credit-Linked L/C Issuer is required by the terms of the Credit Agreement.

                      Annex 1 to Assignment and Assumption

                          STANDARD TERMS AND CONDITIONS

1.       Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                    Exhibit H

                            FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (the "Agreement") dated as of __________, 200__ is by and between __________, a __________ (the "New Subsidiary"), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of December __, 2003 among Quanta Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a "Guarantor" thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

         2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a "Grantor" for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).

         3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a "Pledgor" for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Capital Stock identified on Schedule 7 hereto and all other Pledge Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

         4. The Subsidiary hereby represents and warrants to the Administrative Agent that:

                  (a) The New Subsidiary's exact legal name and state of formation are as set forth on the signature pages hereto.

                  (b) The New Subsidiary's chief executive office is located at the location set forth on Schedule 1 hereto. The New Subsidiariy's taxpayer identification number and organization number are set forth on Schedule 1 hereto.

                  (c) Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of formation, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof.

                  (d) Schedule 3 hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof. None of the Copyrights, Patents and Trademarks of the New Subsidiary set forth in Schedule 4 hereto is the subject of any licensing or franchise agreement, except as set forth on Schedule 4 hereto.

                  (e) Schedule 4 hereto includes all Commercial Tort Claims before any Governmental Authority by or in favor of the New Subsidiary.

                  (f) Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof.

                  (g) Schedule 6 hereto lists all locations in the United States of tangible personal property that is owned or leased by the New Subsidiary as of the date hereof.

                  (h) Schedule 7 hereto includes all Subsidiaries of the New Subsidiary, including number of shares of outstanding Capital Stock, the certificate number(s) of the certificates evidencing such Capital Stock and the percentage of such Capital Stock owned by the New Subsidiary.

         5. The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on
Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

         6. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under
Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

         7. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        [NEW SUBSIDIARY]

                                        By: ______________________________
                                        Name:
                                        Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By: ______________________________
Name:
Title:

                                   Schedule 1

                       Location of Chief Executive Office;
              Taxpayer Identification Number; Organizational Number

                                   Schedule 2

                  Changes in Legal Name or State of Formation;
       Mergers, Consolidations and other Changes in Structure; Tradenames

                                   Schedule 3

                                    IP Rights

                                   Schedule 4

                             Commercial Tort Claims

                                   Schedule 5

                             Real Property Locations

                                   Schedule 6

                      Tangible Personal Property Locations

                                   Schedule 7

                                  Pledged Stock

                                    Exhibit I

                              BANK OF AMERICA, N.A.

                         MONEY MARKET ACCOUNT AGREEMENT

Account No. [___________]                                      December __, 2003

         1. The amount deposited in this Bank of America, N.A. (the "Bank"), Money Market Account (the "Account") by Bank of America, N.A., as Administrative Agent under that certain Credit Agreement dated as of November __, 2003 (the "Administrative Agent"), on November __, 2003 (the "Initial Deposit Date") is One Hundred Fifty Million Dollars ($150,000,000.00). The Bank will designate the Account on its official records as the "Bank of America, N.A. as Administration Agent Quanta Services, Inc. Credit Linked Deposit Account".

         2. The Account shall bear interest during each Interest Period (as defined below) at an interest rate per annum at a rate equal to the LIBO Rate (as defined below) minus fifteen (15) basis points until the Account balance is reduced to zero ($0) (the "Closure Date"). The Bank will accrue interest on the closing balance of the Account daily on the basis of a 360-day year.

                  "Interest Period" means the period commencing on the Initial Deposit Date or the end of the immediately preceding Interest Period, as applicable, and ending on the date three months thereafter; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) notwithstanding clauses (i) and (ii) above, the final Interest Period shall be the period commencing on the end of the immediately preceding Interest Period and ending on the Closure Date (the "Final Interest Period").

                  "LIBO Rate" means

                  (i)      for any Interest Period other than the Final Interest
                  Period:

                           (a) the rate per annum equal to the rate determined by the Bank to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement

                           Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Bank to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Bank as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Account, being made or continued and with a term equivalent to such Interest Period would be offered by the Bank's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period, and

                  (ii) for the Final Interest Period, the rate per annum determined by the Bank as provided in clause (a), (b), or (c) above, as applicable, based upon the assumption at the date of determination that such Interest Period will end on the date three months after the start thereof (taking into account the conventions set forth in clauses (i) and (ii) in the definition of "Interest Period" above).

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York or Dallas are authorized to close under applicable law or are in fact closed and a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                  "Dollar", "Dollars" and "$" mean lawful money of the United States of America.

         3. The Bank agrees to pay interest quarterly in arrears on the first Business Day following the end of each Interest Period to the bank account designated in writing by the Administrative Agent.

         4. The Bank reserves the right to require the Administrative Agent to give seven days' advance written notice of any withdrawal or transfer from the Account.

         5. The Administrative Agent may make up to six withdrawals or transfers from the Account by telephone during each calendar month. During each calendar month the Administrative Agent also may make transfers from the Account to another account of the Administrative Agent at the Bank or withdrawals (i.e., payments directly to the Administrative Agent) when such transfers or withdrawals are made by written request of the Administrative Agent mailed or delivered by messenger or made in person to the Bank.

         6. For each permitted withdrawal or transfer from the Account, the Bank will pay to the Administrative Agent the amount requested up to the amount of the balance of the

                  Account. Any accrued interest on such amount from and including the immediately preceding quarterly interest payment date to but not including the relevant withdrawal or transfer date will be paid by the Bank to the Administrative Agent on the next quarterly interest payment date or the Closure Date, as the case may be.

         7. The Bank represents that (a) this Account creates a debtor-creditor relationship between the Bank and the Administrative Agent, (b) it treats the amount deposited in the Account as a deposit liability on its balance sheet, (c) the terms on which the Account is made available are substantially similar to terms made available to other institutional Bank customers for deposit accounts of the same type, and (d) it classifies the Account as a "savings account" under Regulation D of the Board of Governors of the Federal Reserve System.

         8.       The Bank agrees not to close the Account until the Closure
                  Date.

         9. All notices required hereunder shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page attached hereto, or sent by facsimile to the fax numbers listed on the signature page, provided by telephone to the telephone numbers listed on the signature page, or to such other addresses as the Bank and the Administrative Agent may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five
                  (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, (iii) if telephoned, when the telephonic message is received "live" by an authorized recipient at the telephone number, or (iv) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. From time to time, Administrative Agent will designate one or more authorized signers on the Account by execution and delivery of signature cards to the Bank.

BANK OF AMERICA, N.A., as the Bank

By:      ______________________________
Name:
Title:

Attention:
Telecopier No.:
Telephone No.:

Accepted and Agreed:

BANK OF AMERICA, N.A., as Administrative Agent

By:      ______________________________________
Name:
Title:

Attention:
Telecopier No.:
Telephone No.: